UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Definitive Additional Materials
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SELECT COMFORT CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

During 2014, we made substantial progress toward our vision of ‘becoming one of the world’s most beloved brands by delivering an unparalleled sleep experience.’ We improved the lives of more than 600,000 customers while delivering record net sales of $1.16 billion for the year, a 20% increase over the prior year, including 12% comparable store sales growth. We also made progress with our business model leverage in the back half of the year, resulting in 16% full-year EPS growth to $1.25.

Consistent with our priorities, we invested $77M of capital to advance our consumer-driven innovation strategy for long-term sustainability. Our return on invested capital was 15%, which was clearly above our peers and our 10% weighted average cost of capital. In addition, we returned $45 million to shareholders in 2014 through share repurchases, and increased our share repurchase authorization to $250 million. Since the beginning of our share repurchase program in April 2012, the company has returned to shareholders $115 million or 124% of free cash flows. Efficient capital deployment remains a top priority.

Consumers responded strongly to our initiatives in 2014. Our strategic, operational and financial advancements resulted in total shareholder return of 27% in fiscal 2014.

Competitive Advantages
Our innovation strategy is predicated on strengthening the three important competitive advantages of our business model. Highlights from 2014 include:

Proprietary Sleep Innovations - All of our new sleep innovations complement our core differentiation, the Sleep Number® bed. These innovations are additive to our revenue and profit as illustrated by the 13% growth in average revenue per mattress unit (ARU) and 8% increase in mattress unit sales.

•

SleepIQ® technology strengthens the value of the Sleep Number bed’s adjustability. It provides consumers with knowledge of their individual sleep experiences and empowers them to adjust their comfort via their Sleep Number® setting or changes to other aspects of their life to improve their sleep experience.

•	Partner Snore™ technology and our FlexTop™ mattress solve important consumer sleep issues. At the touch of a button, it may temporarily relieve common, mild snoring in otherwise healthy adults.
•	Our advertising featuring these innovations is driving new customers to our website and stores with improved marketing efficiency and effectiveness.

Ongoing Customer Relationship - As both the manufacturer and retailer, we develop life-long relationships with our customers. Smart technology and connectivity are deepening this relationship.

•

SleepIQ technology creates opportunities for daily customer interaction with our brand and we expect this brand interaction to result in increased demand. Our technology also provides meaningful sleep data to inform innovation priorities.

•	Repeat and referral continues to be a source of growth at more than 30% of net sales.

Exclusive Distribution - Our retail distribution strategy is the foundation for sustainable, profitable growth and, therefore, must be agile to keep pace with ever evolving consumer shopping behavior. We ended fiscal 2014 with 463 stores in 47 states, complemented by an increasing digital presence.

•

We advanced our value-added retail experience by increasing our average revenue per comp store to over $2.3 million. We continued to develop local markets by adding 23 net new locations while also investing in existing stores through repositions and expansions. With these customer experience investments, we expect our store portfolio to ultimately deliver average revenue per location of more than $3 million, while growing the store base 5-7% annually.

•	We implemented a new website platform to enable search, traffic and stability. Results included a 44% increase in unique site visitors, a leading indicator of future sales.

Growth Enablers
With a strong growth trajectory, including steady marketing evolution, new sleep innovations, and retail and digital advancements, we are now prioritizing the transformation of our operating systems and supply chain.

Late in 2015, we will execute an Enterprise Resource Planning (ERP) implementation which involves the majority of our core operating systems. As a vertically integrated business, this is a significant undertaking for which we are actively preparing. These new systems are a necessary strategic growth enabler of our business in both the short- and long-term. We also expect supply chain related efficiencies to deliver margin expansion and improved customer experience over time.

Profit Commitments
The results of our integrated initiatives and strategic investments position us for sustainable, profitable growth. We expect to more than double EPS to $2.75 in the next five years while generating returns on invested capital of at least mid-teens. We will achieve this goal by increasing demand for our sleep innovations, leveraging the business model and deploying capital efficiently.

We will also continue our share repurchases and expect to accelerate our investment opportunistically in 2015 and beyond. We expect share count to be accretive to our EPS.

Management and the Board appreciated the shareholder engagement and communication during the past year. Our shareholder outreach resulted in value-added input and we look forward to ongoing and open dialogue.

Thank you to our Sleep Number team for their passionate dedication to our mission of improving lives by individualizing sleep experiences. We are deeply committed to our vision and superior shareholder value, which go hand-in-hand for us.

Sleep well, dream big,

Shelly Ibach, Sleep Number® setting 40
President and Chief Executive Officer

Forward-Looking Statements

This proxy statement contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Select Comfort. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this proxy statement and prior filings and releases, major factors which Select Comfort believes could cause actual events to differ materially include, but are not limited to, current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this proxy statement.

9800 59th Avenue North
Plymouth, Minnesota 55442

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 22, 2015

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

          Select Comfort Corporation will hold its Annual Meeting of Shareholders at 8:30 a.m. Central Time on Friday, May 22, 2015, at the Millennium Minneapolis Hotel located at 1313 Nicollet Mall, Minneapolis, Minnesota 55403. The purposes of the meeting are to:

1.	Elect three persons to serve as directors for three-year terms;

2.	Re-approve the material terms of the performance goals included in the company’s Amended and Restated 2010 Omnibus Incentive Plan;

3.	Cast an advisory vote on executive compensation;

4.	Cast an advisory vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year ending January 2, 2016; and

5.

If a quorum is not present or represented at the meeting, approve any motion proposed by the Chairman of the Board of Select Comfort to adjourn the meeting until a quorum shall be present or represented.

          Shareholders of record at the close of business on March 30, 2015 will be entitled to vote at the meeting and any adjournments thereof.

          Please note that Blue Clay Capital Partners CO III LP (together with its affiliates and related parties, “Blue Clay”) has filed a preliminary proxy statement indicating that Blue Clay intends to nominate two nominees for election to the Board of Directors at the Annual Meeting. You may receive solicitation materials from Blue Clay, including a proxy statement and proxy card. We are not responsible for the accuracy of any information provided by or relating to Blue Clay or its nominees contained in solicitation materials filed or disseminated by or on behalf of Blue Clay or any other statements Blue Clay may make.

          AFTER DUE CONSIDERATION, THE BOARD OF DIRECTORS DOES NOT ENDORSE ANY BLUE CLAY NOMINEES AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY BLUE CLAY. IF YOU PREVIOUSLY SUBMITTED A PROXY CARD SENT TO YOU BY BLUE CLAY, YOU CAN REVOKE THAT PROXY AND VOTE FOR OUR BOARD OF DIRECTORS’ NOMINEES AND ON THE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING BY USING THE ENCLOSED WHITE PROXY CARD. ONLY THE LATEST VALIDLY EXECUTED PROXY THAT YOU SUBMIT WILL BE COUNTED.

          Your vote is important. Please be sure to vote your shares in favor of the Board of Directors’ recommendations in time for our May 22, 2015 meeting date.

          Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended January 3, 2015 also accompanies this Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 22, 2015: The Proxy Statement and Annual Report for the year ended January 3, 2015 and related materials are available at www.sleepnumber.com/investor-relations.

By Order of the Board of Directors,

Mark A. Kimball Senior Vice President, Chief Legal and Risk Officer and Secretary

March 31, 2015
Plymouth, Minnesota

Page

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING	1

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	10

PROPOSAL 1 −ELECTION OF DIRECTORS	13

EXECUTIVE COMPENSATION	31

PROPOSAL 2 - RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS INCLUDED IN THE SELECT COMFORT CORPORATION AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN	63

PROPOSAL 3 −ADVISORY VOTE ON EXECUTIVE COMPENSATION	83

AUDIT COMMITTEE REPORT	84

PROPOSAL 4 −RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	86

PROPOSAL 5 - ADJOURN THE MEETING IF QUORUM IS NOT PRESENT	87

OTHER MATTERS	88

As used in this Proxy Statement, the terms “we,” “us,” “our,” the “company” and “Select Comfort” mean Select Comfort Corporation and its subsidiaries and the term “common stock” means our common stock, par value $0.01 per share.

i

9800 59th Avenue North
Plymouth, Minnesota 55442

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

May 22, 2015

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Select Comfort Corporation for use at the 2015 Annual Meeting of Shareholders.

When and where is the Annual Meeting and who may attend?

          The Annual Meeting will be held at 8:30 a.m. Central Time on Friday, May 22, 2015, at the Millennium Minneapolis Hotel located at 1313 Nicollet Mall, Minneapolis, Minnesota 55403. Shareholders who are entitled to vote may attend the meeting.

Who is entitled to vote?

          Shareholders of record at the close of business on March 30, 2015 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 52,370,636 shares of common stock outstanding. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulative voting rights.

If I am eligible to vote and want to attend the Annual Meeting, what do I need to bring?

          Shareholders of Record. If you are a Shareholder of Record and plan to attend the meeting, please bring the notice of the meeting and photo identification. Shareholders of Record who do not present the notice of the meeting will be admitted only upon verification of ownership at the meeting.

          Beneficial Owners. If you are a Beneficial Owner and plan to attend the meeting, you must present proof of ownership of the company’s common stock as of the Record Date, such as a brokerage account statement, and photo identification. If you are a Beneficial Owner and wish to vote at the meeting, you must also bring a legal proxy from your bank, broker or other holder of record.

What is the difference between “Shareholders of Record” and “Beneficial Owners”?

          If your shares are registered in your name in the records maintained by our stock transfer agent, you are a “Shareholder of Record.” If you are a Shareholder of Record, notice of the meeting was sent directly to you.

          If your shares are held in the name of your bank, broker or other holder of record, your shares are held in “street name” and you are considered the “Beneficial Owner.” Notice of the meeting has been forwarded to you by your bank, broker or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.

          If you are a Beneficial Owner and you do not give instructions to the organization holding your shares, then that organization cannot vote your shares and the shares held by that organization will not be considered as present and will not be entitled to vote on any matter to be considered at the Annual Meeting.

What does it mean if I receive more than one proxy card or Shareholder Notice?

          If you received a paper copy of the proxy statement and you choose to vote by mail, sign and return each WHITE proxy card. If you choose to vote by Internet or telephone, vote once for each WHITE proxy card you receive to ensure that all of your shares are voted. If you have received more than one Shareholder Notice, it generally means you hold shares registered in more than one account - vote once for each Shareholder Notice that you receive.

          If Blue Clay proceeds with its nominations, you will likely also receive a proxy card notice from Blue Clay. You may receive multiple mailings from Blue Clay, and you will likely receive multiple mailings from Select Comfort prior to the date of the Annual Meeting, so that our shareholders have our latest proxy information and materials to vote. We anticipate that we will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by Select Comfort’s Board, you should submit only the WHITE proxy cards. Please see “What should I do if I receive a proxy card from Blue Clay?” below for more information.

          The Board strongly urges you not to sign or return any proxy card sent to you by Blue Clay. If you have already submitted a proxy card that you have received from Blue Clay, you may revoke such proxy and vote for the Board’s nominees by following the instructions under “May I revoke a proxy and change my vote?”.

What are shareholders being asked to vote on?

There are four items to be voted on at the meeting:

•	The election of three persons to serve as directors for three-year terms;

•	Re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan;

•	An advisory vote on executive compensation; and

•	An advisory vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016.

In addition, if a quorum is not present or represented at the meeting, the shareholders may be asked to approve a motion to adjourn the meeting until a quorum shall be present or represented.

What are my voting choices?

For proposal 1, the election of directors, you may:

•	Vote in favor of all nominees;

•	Vote in favor of specific nominees and withhold a favorable vote for specific nominees; or

•	Withhold authority to vote for all nominees.

For each of proposal 2 (re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan), proposal 3 (the advisory vote on executive compensation), proposal 4 (the advisory vote on ratification of the selection of independent auditors) and proposal 5 (adjournment of the meeting if a quorum is not present), you may:

•	Vote in favor of the proposal;

•	Vote against the proposal; or

•	Abstain from voting on the proposal.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

          Blue Clay, a shareholder of the company, has filed a preliminary proxy statement indicating that it intends to nominate two nominees for election to the Board of Directors at the Annual Meeting, in opposition to the nominees recommended by our Board. The Board of Directors does not endorse any Blue Clay nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Select Comfort by using the WHITE proxy card accompanying this proxy statement. The Board strongly urges you not to sign or return any proxy card sent to you by Blue Clay.

How does the Board recommend that I vote?

Select Comfort’s Board unanimously recommends that you vote your shares:

•	“For” the election of each of the nominees for director nominated herein by the Board of Select Comfort;

•	“For” the re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan;

•	“For” the advisory vote on executive compensation;

•	“For” the advisory vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016; and

•	“For” any motion to adjourn the meeting proposed by the Chairman of the Board of Select Comfort if a quorum is not present or represented at the meeting.

          The Board strongly urges you not to sign or return any proxy card sent to you by Blue Clay. If you have already submitted a proxy card that you have received from Blue Clay, you may revoke such proxy and vote for the Board’s nominees by following the instructions under “May I revoke a proxy and change my vote?”.

How are votes counted?

          If you are a Shareholder of Record and grant a proxy by telephone or Internet without voting instructions, or sign and submit your WHITE proxy card without voting instructions, your shares will be voted “FOR” each director nominee, “FOR” proposal 2 (re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan), “FOR” proposal 3 (the advisory vote on executive compensation), “FOR” proposal 4 (the advisory vote on ratification of the selection of independent auditors) and “FOR” proposal 5 (adjournment of the meeting if a quorum is not present).

          Proxies marked “Withhold” on proposal 1 (election of directors), or “Abstain” on proposal 2 (re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan), proposal 3 (the advisory vote on executive compensation), proposal 4 (the advisory vote on ratification of the selection of independent auditors) or proposal 5 (adjournment of the meeting if a quorum is not present), will be counted in determining the total number of shares entitled to vote on such proposals and will have the effect of a vote “Against” a director or a proposal.

          If you are a Beneficial Owner and hold your shares in “street name,” such as through a bank, broker or other nominee, you generally cannot vote your shares directly and must instead instruct the broker how to vote your shares using the voting instruction form provided by the broker. When a beneficial owner of shares held by a bank, broker or other nominee fails to provide the record holder with voting instructions and such organization lacks the discretionary voting power to vote those shares with respect to a particular proposal, a “broker non-vote” (defined below) occurs.

What is a Broker Non-Vote?

          In an uncontested election, a broker is entitled to vote shares held for a Beneficial Owner on “routine” matters without instructions from the Beneficial Owner of those shares. However, if a Beneficial Owner does not provide timely instructions, the broker will not have the authority to vote on any “non-routine” proposals at the Annual Meeting.

          Given that we anticipate this will be a contested election, the rules of the New York Stock Exchange governing brokers’ discretionary authority – which apply to brokers’ authority with respect to companies listed on the NASDAQ – do not permit brokers licensed by the NYSE to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, we do not expect there to be any broker non-votes at the Annual Meeting.

          Please instruct your broker how to vote your shares using the voting instruction form provided by your broker by returning the completed WHITE proxy card or voting instruction form to your broker or following the instructions provided by your broker for voting your shares over the Internet or telephonically.

What is the vote required to approve each proposal?

          With respect to the election of directors, our Articles of Incorporation (our “Charter”) provide that in a contested election, the director nominees receiving the highest number of “FOR” votes will be elected at the Annual Meeting. We expect the 2015 Annual Meeting to be a contested election because the number of nominees for election, taking into account the Blue Clay nominees, will exceed the number of directors to be elected.

          However, in the event Blue Clay withdraws its nominees on or prior to the day preceding the date the company first mails the notice for the Annual Meeting to the company’s shareholders, the election of directors will not be contested. In an uncontested election, our Charter provides for majority voting in elections of directors. In such case, the number of votes “FOR” each director must constitute a majority of the voting power of the shares of common stock represented and entitled to vote in person or by proxy at the Annual Meeting.

          Assuming that a quorum is present to vote on each of the proposals, proposals 2, 3 and 4 before the shareholders will require the affirmative vote of holders of a majority of the shares represented and entitled to vote in person or by proxy on such action. If a quorum is not present or represented at the meeting, any motion to adjourn the meeting until a quorum shall be present or represented will require the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

          Please note that each of proposals 3 and 4 are “advisory” votes, meaning that the shareholder votes on these items are for purposes of enabling shareholders to express their point of view or preference on these proposals, but are not binding on the company or its board of directors and do not require the company or its board of directors to take any particular action in response to the shareholder vote. The Board intends to consider fully the votes of our shareholders in the context of any future action with respect to these proposals.

What constitutes a “quorum,” or how many shares are required to be present to conduct business at the Annual Meeting?

          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote (i.e., at least [●] shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or via the Internet will be counted as shares represented and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions is left blank, or reflects a broker non-vote on a matter.

How do I vote my shares without attending the meeting?

          If you are a Shareholder of Record, you may vote by granting a proxy. If you are a Beneficial Owner of shares held in street name, such as through a bank, broker or other holder of record, you may vote by submitting voting instructions to your bank, broker or other holder of record. In most circumstances, you may vote:

•

By Internet or Telephone — If you have Internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card or Notice no later than 11:59 p.m., Eastern Daylight Time, on May 21, 2015. If you vote by Internet or telephone, you do not need to return your proxy card.

•

By Mail — If you received a paper copy of the proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing for jointly held shares, all joint owners should sign. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

          Beneficial Owners should be aware that given that we expect this to be a contested election, brokers are not permitted to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, brokers are not permitted to vote shares on proposal 1 (election of directors), proposal 2 (re-approval of the material terms of the performance goals included in the company’s 2010 Omnibus Incentive Plan), proposal 3 (the advisory vote on executive compensation), proposal 4 (ratification of auditors) or proposal 5 (adjournment of the meeting if a quorum is not present), without instructions from the Beneficial Owner. Therefore, Beneficial Owners are advised that if they do not provide timely instructions to their bank, broker or other holder of record, their shares will not be voted in connection with proposals 1, 2, 3, 4 and 5.

          Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares in time for our May 22, 2015 meeting date.

How do I vote my shares in person at the meeting?

          If you are a Shareholder of Record and prefer to vote your shares at the meeting, bring the accompanying proxy card (if you received a paper copy of the proxy statement) and photo identification. If you are a Beneficial Owner holding shares in “street name,” such as through a bank, brokerage account, trust or other nominee, you may vote the shares only if you obtain a signed proxy from the record holder (i.e., the bank, broker, trust or other nominee who is the record holder of the shares) giving you the right to vote the shares.

          Even if you plan to attend the meeting, we encourage you to vote your shares in advance by Internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

What should I do if I receive a proxy card from Blue Clay?

          Blue Clay has filed a preliminary proxy statement indicating that it intends to nominate two nominees for election to the Board of Directors at the Annual Meeting, in opposition to the nominees recommended by our Board. If Blue Clay proceeds with its nominations, you may receive proxy solicitation materials from Blue Clay, including an opposition proxy statement and a proxy card. The company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Blue Clay or any other statements that Blue Clay may make.

          After due consideration, our Board of Directors does not endorse any Blue Clay nominee and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Blue Clay. Voting to WITHHOLD with respect to any Blue Clay nominee on its proxy card is NOT the same as voting for the nominees of Select Comfort’s Board of Directors, because a vote to WITHHOLD with respect to any Blue Clay nominee on its proxy card will revoke any proxy you previously submitted, including any proxy that you previously submitted voting for the Board’s nominees.

May I revoke a proxy and change my vote?

          Yes. Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•	Delivering written notice of revocation to the Corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 21, 2015;

•	Submitting to the Corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 21, 2015, a properly signed proxy card bearing a later date than the prior proxy card;

•	Voting again by Internet or telephone before 11:59 p.m., Eastern Daylight Time, on May 21, 2015; or

•	Appearing at the Annual Meeting as a shareholder of record or with a legal proxy (for shares held in street name) and filing written notice of revocation with the Corporate Secretary.

          If you have previously signed a proxy card sent to you by Blue Clay, you have every right to change your vote. Submitting a proxy card sent to you by Blue Clay will revoke votes you have previously made via our WHITE proxy card. You may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-paid envelope, or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

          Attendance at the Annual Meeting will not, by itself, revoke your proxy. For shares you hold in street name, such as through a brokerage account, bank, trust or other nominee, you would need to obtain a legal proxy from your broker or nominee and bring it to the meeting in order to revoke a prior proxy and to vote those shares at the Annual Meeting. Prior to the meeting, you may revoke your proxy by contacting your broker or nominee and following their instructions for revoking your proxy.

Can I receive future proxy materials electronically?

          Yes. If you are a Shareholder of Record and you have received a paper copy of the proxy materials, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

          Whether you are a Shareholder of Record or a Beneficial Owner holding shares through a bank or broker, you can enroll for future electronic delivery of proxy statements and annual reports by following these steps:

•	Go to our website at www.sleepnumber.com;

•	In the Investor Relations section, click on Electronic Fulfillment;

•	Click on the check-marked box next to the statement “Shareholders can register for electronic delivery of proxy-related materials.”; and

•	Follow the prompts to submit your request to receive proxy materials electronically.

          Generally, banks and brokers offering this choice require that shareholders vote through the Internet in order to enroll. Beneficial Owners whose bank or broker is not included in this website are encouraged to contact their bank or broker and ask about the availability of electronic delivery. As is customary with Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.proxyvote.com.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

          There is no cost to you for electronic delivery of annual meeting materials. You may incur the usual expenses associated with Internet access as charged by your Internet service provider. Electronic delivery ensures quicker delivery, allows you to view or print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves the company printing, postage and processing costs.

Who bears the proxy solicitation costs?

          The proxies being solicited hereby are being solicited by the Board of Directors of the company. The cost of preparing and mailing the notice of Annual Meeting, this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the company. The company may solicit proxies by mail, internet (including by email, Twitter, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. Annex A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, by reason of their position or because they may be soliciting proxies on our behalf. In addition, we may reimburse brokerage firms and others for their reasonable and documented expenses incurred in connection with forwarding proxy materials to the Beneficial Owners of our common stock.

          We have retained the services of Georgeson, Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies. This proxy solicitation firm estimates that up to approximately fifty (50) of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. We expect that we will pay Georgeson its customary fees, estimated not to exceed approximately $100,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Our aggregate expenses, including those of Georgeson, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $1,150,000, of which approximately $625,000 has been spent to date. We have agreed to indemnify Georgeson against certain liabilities relating to or arising out of their engagement.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of Select Comfort common stock as of March 27, 2015 (unless another date is indicated) by (a) each director, each nominee for director recommended by our Board and each executive officer named in the Summary Compensation Table on page 51 of this Proxy Statement, (b) all directors and executive officers as a group and (c) each person known by us to be the Beneficial Owner of more than 5% of Select Comfort common stock.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Stock	Daniel I. Alegre	11,250	*
Common Stock	Kevin K. Brown (3)	13,307	*
Common Stock	David R. Callen	7,150	*
Common Stock	Patricia A. Dirks	8,406	*
Common Stock	Stephen L. Gulis, Jr. (4)	128,153	*
Common Stock	Michael J. Harrison (4)	33,720	*
Common Stock	Shelly R. Ibach (5)	276,902	*
Common Stock	David T. Kollat	190,924	*
Common Stock	Brenda J. Lauderback (4)	81,095	*
Common Stock	Kathleen L. Nedorostek (4)	30,538	*
Common Stock	Michael A. Peel (4)	110,009	*
Common Stock	Kathryn V. Roedel (6)	183,870	*
Common Stock	Wendy L. Schoppert (7)	1,000	*
Common Stock	Jean-Michel Valette	279,771	*
Common Stock	All directors and executive officers as a group (19 persons) (8)	1,784,772	3.4%
Common Stock	BlackRock, Inc. (9) 55 East 52nd Street New York, New York 10022	4,607,701	8.8%
Common Stock	Disciplined Growth Investors, Inc. (10) 150 South Fifth Street, Suite 2100 Minneapolis, Minnesota 55402	3,676,155	7.0%
Common Stock	The Vanguard Group, Inc. (11) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,451,173	6.6%
Common Stock	FMR LLC (12) 245 Summer Street Boston, Massachusetts 02210	2,781,800	5.3%

Common Stock	State Street Corporation (13) State Street Financial Center One Lincoln Street Boston, MA 02111	2,662,703	5.1%

______________________

* Less than 1% of the outstanding shares.

(1)	The business address for each of the directors and officers of the company is c/o Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442.
(2)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of stock options: Mr. Alegre (5,740 shares); Mr. Brown (2,077 shares); Mr. Callen (2,465 shares); Ms. Dirks (2,200 shares); Mr. Gulis (66,865 shares); Mr. Harrison (9,209 shares); Ms. Ibach (165,919 shares); Dr. Kollat (66,865 shares); Ms. Lauderback (54,115 shares); Ms. Nedorostek (11,615 shares); Mr. Peel (43,103 shares); Ms. Roedel (119,273 shares); and Mr. Valette (66,865 shares). The shares shown also include the following shares that directors and executive officers have the right to acquire within 60 days through the vesting of restricted stock units: Mr. Alegre (3,430 shares); Mr. Callen (4,685 shares); Ms. Dirks (6,030 shares); Mr. Gulis (3,430 shares); Mr. Harrison (3,430 shares); Dr. Kollat (3,430 shares); Ms. Lauderback (3,430 shares); Ms. Nedorostek (3,430 shares); Mr. Peel (3,430 shares); and Mr. Valette (3,430 shares).
(3)	Includes 8,133 shares held under restricted stock grants that have not vested.
(4)	The Amended and Restated 2010 Omnibus Plan (the Plan) permits non-employee directors to receive director fees in the form of common stock in lieu of cash, and to defer receipt of such shares. In addition, the Plan permits non-employee directors to defer receipt of shares of the company’s common stock under an Incentive Award granted under the Plan (referred to as Restricted Stock Units or RSUs). The directors are entitled to the deferred shares and fully-vested RSUs upon separation of service from the company. Mr. Gulis’s amount includes 49,746 shares that were deferred in lieu of director fees and 5,612 RSUs that were deferred. Mr. Harrison’s amount includes 7,033 shares that were deferred in lieu of director fees and 2,080 RSUs that were deferred. Ms. Lauderback’s amount includes 5,612 RSUs that were deferred. Ms. Nedorostek’s amount includes 9,881 shares that were deferred in lieu of director fees. Mr. Peel’s amount includes 2,080 RSUs that were deferred.
(5)	Includes 55,504 shares held under restricted or performance stock grants that have not vested.
(6)	Includes 25,047 shares held under performance stock grants that have not vested.
(7)	Ms. Schoppert resigned from the Company on February 21, 2014.
(8)	Includes an aggregate of 822,826 shares that directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options. Includes an aggregate of 152,531 shares held under restricted or performance stock grants that have not vested and 38,155 shares that directors and executive officers as a group have the right to acquire within 60 days through the vesting of RSUs. Also includes 66,660 shares that were deferred by non-employee directors in lieu of director fees and 15,384 RSUs that were deferred by non-employee directors.
(9)	BlackRock, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on January 22, 2015 that as of December 31, 2014 it beneficially owned 4,607,701 shares of Common Stock of Select Comfort Corporation, had sole power to vote or to direct the vote on 4,481,731 shares and sole dispositive power with respect to 4,607,701 shares.
(10)	Disciplined Growth Investors, Inc. reported in a Schedule 13F filed with the Securities and Exchange Commission on February 9, 2015 that as of December 31, 2014 it beneficially owned 3,676,155 shares of Common Stock of Select Comfort Corporation, had sole dispositive power with respect to 3,676,155 shares, sole voting power with respect to 2,967,995 shares and no voting power with respect to 708,160 shares.
(11)	The Vanguard Group, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2015 that as of December 31, 2014 it beneficially owned 3,451,173 shares of Common Stock of Select Comfort Corporation, had sole power to vote or to direct the vote on 76,288 shares, shared dispositive power with respect to 70,988 shares and sole dispositive power on 3,380,185 shares.
(12)	FMR LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015 that as of December 31, 2014 it beneficially owned 2,781,800 shares of Common Stock of Select Comfort Corporation, had sole power to vote or to direct the vote on 36,600 shares and sole dispositive power with respect to 2,781,800 shares.
(13)	State Street Corporation reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2015 that as of December 31, 2014 it beneficially owned 2,662,703 shares of Common Stock of Select Comfort Corporation and had shared voting power to vote or direct the vote on 2,662,703shares and shared dispositive power with respect to 2,662,703 shares.

BACKGROUND OF THE BLUE CLAY SOLICITATION

On December 4, 2014, the company received from Blue Clay a letter stating its intention to nominate two individuals, Adam J. Wright and Brian A. Spaly, for election to the company’s Board at the Annual Meeting.

On January 12, 2015, the company’s Chairman and certain members of the company’s management team met with Adam J. Wright and Gary Kohler, respectively the Managing Partner and Chief Investment Officer of Blue Clay, to discuss Blue Clay’s perspectives on the company and the company’s Board of Directors. The company informed Blue Clay that it would consider the Blue Clay nominees as part of its normal governance process.

On February 6, 2015, as part of its governance process for evaluating director nominee candidates, members of the company’s Corporate Governance and Nominating Committee and the company’s Chief Executive Officer conducted in-person interviews with the two nominees put forward by Blue Clay.

On February 19, 2015, the company’s Corporate Governance and Nominating Committee met to consider the background and experience of the Blue Clay nominees in light of the company’s criteria for the nomination of directors to the Board.

On February 26, 2015, the Board met to discuss and consider the Blue Clay nominees, their background and experience, the company’s criteria for the nomination of directors to the Board, their potential service on the company’s Board of Directors and the unanimous recommendation of the Corporate Governance and Nominating Committee.

On March 4, 2015, the company’s Chairman and the company’s Chief Executive Officer informed Blue Clay that after due consideration the Board had unanimously determined that the Blue Clay nominees would not be included in the company’s slate of nominees at the Annual Meeting.

On March 6, 2015, the company filed its preliminary proxy statement with the SEC nominating Daniel I. Alegre, Stephen L. Gulis, Jr. and Brenda J. Lauderback for election to the company’s Board.

On March 12, 2015, Blue Clay filed a preliminary proxy statement with the SEC nominating two individuals for election to the company’s Board, in opposition to the company’s nominees.

On March 18, 2015, the company filed an amendment to its preliminary proxy statement with the SEC.

On March 20, 2015, Blue Clay filed a revised preliminary proxy statement with the SEC.

On March 24, 2015, Blue Clay filed a second amendment to its preliminary proxy statement with the SEC.

ELECTION OF DIRECTORS

(Proposal 1)

Nomination

Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time-to-time by the Board of Directors. The term of each class is three years and the term of one class expires each year in rotation.

The Board currently consists of nine members, with the terms of three of our directors expiring at the 2015 Annual Meeting. The Board has nominated Daniel I. Alegre, Stephen L. Gulis, Jr. and Brenda J. Lauderback to serve as directors, each for a term of three years expiring at the 2018 Annual Meeting, or until their successors are elected and qualified. Mr. Alegre, Mr. Gulis and Ms. Lauderback have each consented to being named as a nominee in this proxy statement and to serve as a director if elected. Mr. Alegre has served on our Board since 2013; Mr. Gulis has served on our Board since 2005; and Ms. Lauderback has served on our Board since 2004.

Vote Required

Blue Clay has filed a preliminary proxy statement indicating that it intends to nominate two individuals for election as directors at the Annual Meeting. The election of directors is therefore considered a contested election, unless Blue Clay withdraws its nominees on or prior to the day preceding the date the company first mails the notice for the Annual Meeting to the company’s shareholders. Accordingly, the three nominees receiving the highest number of “For” votes will be elected at the Annual Meeting.

However, in the event Blue Clay withdraws its nominees on or prior to the day preceding the date the company first mails the notice for the Annual Meeting to the company’s shareholders, the election of directors will not be contested. In an uncontested election, our Articles of Incorporation provide for majority voting in elections of directors. In such case, each of the company’s nominees will be elected as directors as long as each nominee receives a majority of “For” votes out of the votes represented and entitled to vote in person or by proxy if at the Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF DANIEL I. ALEGRE, STEPHEN L. GULIS, JR. AND
BRENDA J. LAUDERBACK.

In the absence of other instructions, properly signed and delivered proxies will be voted “For” the election of each of these nominees.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Blue Clay has filed a preliminary proxy statement indicating that it intends to nominate two individuals for election as directors at the annual meeting. As a result, unless Blue Clay withdraws its nominees on or prior to the day preceding the date the company first mails the notice for the Annual Meeting to the company’s shareholders, the three (3) nominees receiving the highest number of FOR votes will be elected. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

After due consideration, the Board does NOT endorse any Blue Clay nominees and strongly urges you not to sign or return any proxy card that may be sent to you by Blue Clay. A WITHHOLD vote with respect to any Blue Clay nominee on its proxy card is NOT the same as a vote for any of our Board’s nominees, because a WITHHOLD vote with respect to any of Blue Clay’s nominees on its proxy card will revoke any previous proxy that you submitted. If you have already voted using a proxy card sent to you by Blue Clay, you have every right to change it. The Board urges you to revoke that proxy and to vote FOR the Board’s nominees MR. ALEGRE, MR. GULIS and MS. LAUDERBACK, by following the instructions on the enclosed WHITE proxy card to vote for the Board’s nominees and mailing the proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted. You may revoke any proxy at any time prior to its exercise at the Annual Meeting by following the instructions under “May I revoke a proxy and change my vote?”

Information about the Board’s Nominees and Other Directors

The following table provides information as of the date of this Proxy Statement about each individual serving as a Director of our company and each individual nominated by the Board to serve as a Director. Each Director or Nominee has furnished the information included below that relates to his or her respective age, principal occupation and business experience, as well as the names of other publicly held companies on which he or she currently serves as a director or has served in the past. In addition, the table below highlights the relevant experience, qualifications, attributes and skills that led our Board to conclude that each director or nominee should serve as a director of our company.

Name and Age of Nominee and/or Director	Principal Occupation, Business Experience And Directorships of Public Companies	Director Since

Nominees for election this year to three-year terms expiring in 2018:

Daniel I. Alegre Age 46	Occupation: President of Global Partner Business Solutions for Google, Inc. since November 2012; Held various roles at Google since 2004, including President of Asia Pacific and Japan, overseeing all regional operations, and Vice President of Latin American and Asia Pacific Business Development. Previously, Mr. Alegre was Vice President at Bertelsmann, responsible for business development of its ecommerce division.	2013

Qualifications: Mr. Alegre provides the Board with valuable insight into mobile and technology platforms, digital brand building and advertising, and e-commerce deployment and strategy, as well as extensive leadership in global operations and expansion, partner management and business development in technology and mass media industries.

Stephen L. Gulis, Jr Age 57	Occupation: Retired Executive Vice President and President of Global Operations for Wolverine World Wide, Inc. (WWW), a global marketer of branded footwear, apparel and accessories, a position he held from October 2007 until July 2008; Executive Vice President, CFO and Treasurer of WWW from April 1996 until October 2007.	2005

Qualifications: Mr. Gulis provides the Board with extensive experience as a senior executive of a publicly traded consumer products company, including as a chief financial officer and treasurer with responsibility for capital stewardship and cash management, significant M&A activity and broad oversight of financial reporting and controls. Mr.

	Gulis also brings expertise in risk management, implementation of enterprise technology platforms, global operations, human resources and product sourcing and quality directives.

	Other Public Company Boards: Current: Independent Bank Corporation Prior: Meritage Hospitality

Brenda J. Lauderback Age 64	Occupation: Former President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women’s footwear and accessories, from May 1995 until January 1998; Previous roles include President of Wholesale and Manufacturing for US Shoe Corporation and more than 18 years in senior merchandising roles at the Department Store Division of Target Corporation.	2004

Qualifications: Ms. Lauderback brings to our Board extensive leadership in merchandising, marketing, product development and design and manufacturing at prominent national wholesale and retail companies. Her breadth of experience as a director on several other publicly traded company boards also provides our Board with significant insight into leading practices in executive compensation and corporate governance.

	Other Public Company Boards: Current: Big Lots, Inc., Denny’s Corporation and Wolverine World Wide, Inc. Prior: Louisiana-Pacific Corporation, Irwin Financial Corporation, Jostens Corporation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

Directors not standing for election this year whose terms expire in 2016:

Michael J. Harrison Age 54	Occupation: Interim CEO, since March 2014, of OOFOS, LLC, a leader in the emerging global category of recovery footwear for athletes; Independent business and management consultant since November 2012; Previously Chief Brand Officer for Timberland, a leading brand of outdoor footwear, apparel and gear from July 2009 through November 2012; Prior to 2009, Mr. Harrison held various senior leadership roles at Timberland and Procter & Gamble, including positions with significant responsibility for international marketing, global operations and business development.	2011

Qualifications: Mr. Harrison brings 30 years of business acumen to our Board from his senior executive experience in marketing, product design and development, retailing and international management with leading consumer brands.

	Other Company Boards: Current: OOFOS, LLC, Totes/Isotoner Corporation

Shelly R. Ibach Age 55	Occupation: President and Chief Executive Officer of Select Comfort Corporation since June 2012; Executive Vice President and Chief Operating Officer from June 2011 to June 2012; Executive Vice President, Sales & Merchandising from October 2008 to June 2011. Previously held various executive merchandising positions at Macy’s and Marshall Field’s Department Stores for more than 25 years.	2012

Qualifications: Ms. Ibach brings experience and perspective as Select Comfort’s President and CEO as well as intimate knowledge of our strategy, operations, real estate and competitive environment gained during eight years in executive management with the company. Ms. Ibach also brings more than two decades of retail experience with P&L oversight, brand and product development and customer-focused leadership experience with prominent national retailers.

David T. Kollat Age 76	Occupation: President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. Formerly Executive Vice President of L Brands and President and CEO of Victoria’s Secret Direct for 11 years.	1994

Qualifications: Dr. Kollat brings more than 40 years of valuable consumer insight, development of marketing and corporate strategies and management expertise from his consulting, leadership and board experience with branded consumer goods manufacturers and retailers. His extensive experience on boards of public and private companies also gives him significant knowledge of corporate governance practices.

	Other Public Company Boards: Current: L Brands, Inc., Wolverine World Wide, Inc. Prior: Big Lots, Inc.

Directors not standing for election this year whose terms expire in 2017:

Kathleen L. Nedorostek Age 62	Occupation: Global CEO of Nine West Group, a division of Nine West Holdings, a leading global designer, marketer and wholesaler of brands in apparel, footwear and accessories from April 2014 to September 2014. Group President, Global Footwear and Accessories at The Jones Group from October 2012 until April 2014. President of the North American Wholesale and Global Licensing divisions of Coach Inc. from 2003 to 2012.	2011

Qualifications: Ms. Nedorostek provides our Board with significant experience leading high-end, multi-national branded consumer products companies with both manufacturing and retail operations. Her experience includes strategic planning for global businesses, P&L oversight, organizational strategy and change management, product design, global licensing and distribution, brand marketing and real estate.

Michael A. Peel Age 65	Occupation: Elected an Officer of Yale University in October 2008 and currently Vice President for Human Resources and Administration. Previously a 17-year member of the senior management team at General Mills, a manufacturer and marketer of consumer food products, including Executive Vice President of Human Resources and Global Business Services; Also 14 years at PepsiCo, including Chief Human Resources Officer for PepsiCo Worldwide Foods and Pepsi-Cola Bottling Group.	2003

Qualifications: Mr. Peel’s experience at large, consumer-oriented, publicly traded companies and large institutions provides our Board with senior level perspective on organizational management, talent development, succession planning and executive compensation.

	Other Public Company Boards: Current: Pier 1 Imports, Inc.

Jean-Michel Valette Age 54	Occupation: Chairman of our Board since May 2010; Independent adviser to branded consumer companies; Currently serves as Lead Director of The Boston Beer Company; Served as Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc. from January 2004 to October 2012; Also served as non-executive Chairman of the Robert	1994

Mondavi Winery from April 2005 to October 2006 and was its Managing Director from October 2004 to April 2005; Head of Branded Consumer Equity Research and Branded Consumer Venture Capital Investments at Hambrecht & Quist LLC, an investment banking firm, during the 1990s.

Qualifications: Mr. Valette provides our Board with significant, relevant leadership and proven track record of shareholder value creation with multiple successful branded consumer growth companies as well as valuable perspective in guiding the company on strategy, financial performance and corporate governance practices.

Other Public Company Boards: Current: Lead Director of The Boston Beer Company Prior: Peet’s Coffee and Tea, Inc., Golden State Vintners

In addition, our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

NUMBER OF
TENURE ON BOARD	DIRECTORS/ NOMINEES
Less than 5 years	4
5 to 10 years	2
More than 10 years	3

Corporate Governance

Information about the Board of Directors and its Committees

The Board of Directors has determined that each of the following directors who served as a member of our Board during any part of fiscal 2014 is an “independent director” as defined by applicable rules of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”):

Daniel I. Alegre	Stephen L. Gulis, Jr.	Michael J. Harrison
David T. Kollat	Brenda J. Lauderback	Kathleen L. Nedorostek
Michael A. Peel	Jean-Michel Valette

The Board maintains three standing committees, including an Audit Committee, a Management Development and Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees of the Board has a charter and each of these charters is included in the investor relations section of the company’s website at

 http://www.sleepnumber.com/eng/aboutus/corporategovernance.cfm. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

The current members of each of the Board committees are identified in the table below. In his capacity as non-executive Chairman of the Board, Mr. Valette may attend and vote at any committee meeting.

Director	Audit Committee	Management Development and Compensation Committee	Corporate Governance and Nominating Committee

Jean-Michel Valette	X
Daniel I. Alegre	X
Stephen L. Gulis, Jr.	Chair	X
Michael J. Harrison	X		X
David T. Kollat		X	X
Brenda J. Lauderback		X	Chair
Kathleen L. Nedorostek	X
Michael A. Peel		Chair	X

The Board has determined to revise the composition of the Board committees as follows effective after the 2015 Annual Meeting of Shareholders, subject to the election of the Board’s nominees:

Director	Audit Committee	Management Development and Compensation Committee	Corporate Governance and Nominating Committee

Jean-Michel Valette	X
Daniel I. Alegre		X
Stephen L. Gulis, Jr.	Chair		X
Michael J. Harrison	X		X
David T. Kollat		X
Brenda J. Lauderback	X	Chair
Kathleen L. Nedorostek	X		X
Michael A. Peel		X	Chair

The Board has determined that each director serving on a committee meets the independence requirements applicable to such committee prescribed by applicable rules and regulations of the NASDAQ Stock Market and the SEC, and the Internal Revenue Service.

The Board of Directors has further determined that two members of the Audit Committee, Stephen L. Gulis, Jr. and Jean-Michel Valette, meet the definition of “audit committee financial expert” under rules and regulations of the SEC and meet the qualifications of “financial sophistication” under the Marketplace Rules of the NASDAQ Stock Market. These designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the NASDAQ Stock Market and do not impose upon either of them any duties, obligations or liabilities that are greater than those generally imposed on a member of our Audit Committee or of our Board of Directors.

The Board of Directors met in person or by telephone conference five times during 2014. The Audit Committee met in person or by telephone conference eight times during 2014. The Management Development and Compensation Committee met in person or by telephone conference four times during 2014. The Corporate Governance and Nominating Committee met in person or by telephone conference four times during 2014. All of the current members of our Board of Directors attended 75% or more of the meetings of the Board held during the period that he or she served on the Board and all committees on which they served during fiscal 2014.

Audit Committee. The Audit Committee is comprised entirely of independent directors, currently including Stephen L. Gulis, Jr. (Chair), Daniel I. Alegre, Michael J. Harrison, Kathleen L. Nedorostek and Jean-Michel Valette. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our company. The Audit Committee is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters and legal, ethical and regulatory compliance. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 84 of this Proxy Statement.

Management Development and Compensation Committee. The Management Development and Compensation Committee is comprised entirely of independent directors, currently including Michael A. Peel (Chair), Stephen L. Gulis, Jr., David T. Kollat and Brenda J. Lauderback. The principal function of the Committee is to discharge the responsibilities of the Board relating to executive compensation and development of current and future leadership resources. The responsibilities of the Committee are described in greater detail in the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement.

The Committee has the authority under its charter to retain and consult with independent advisors to assist the Committee in fulfilling these responsibilities and duties.

The Committee usually meets four to six times per year in person or by telephone conference as needed. The Chairman of the Committee works with members of our senior management team and with the Committee’s independent compensation consultant to determine the agenda for each meeting.

At the beginning of each fiscal year, the Committee reviews and approves compensation for the CEO and each of the other executive officers, which generally includes:

•	Changes, if any, to base salaries;

•	Establishing the annual cash incentive program, including the target cash incentive levels, the performance measures and goals, and the threshold, target and maximum payout amounts; and

•
Establishing the long-term equity incentive program, including the mix of stock options and performance share awards, the performance measures and goals applicable to the performance shares, the threshold, target and maximum payout amounts applicable to the performance shares, any special recognition or retention awards, and the grant levels for each of the executive officers.

In connection with this review and approval, the independent compensation consultant provides relevant market data and trends for the Committee to consider, and the Committee compares each element of total compensation against this market data as it makes compensation decisions.

Following the end of each fiscal year, the Committee reviews and confirms the level of achievement of performance goals previously established for the fiscal year and approves any resulting annual cash incentive or performance share payouts that may be applicable.

Also on an annual basis, the Committee leads the Chief Executive Officer performance evaluation process and reviews the development and succession plans with respect to the entire executive team.

The responsibilities and functions of the Management Development and Compensation Committee, as well as its processes and procedures for consideration and determination of executive and director compensation, are further described in the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised entirely of independent directors, currently including Brenda J. Lauderback (Chair), Michael J. Harrison, David T. Kollat and Michael A. Peel. The primary functions of the Corporate Governance and Nominating Committee are to develop and recommend to the Board corporate governance principles to govern the Board, its committees, and our executive officers and employees in the conduct of the business and affairs of our company; to identify and recommend to the Board individuals qualified to become members of the Board and its committees; and to develop and oversee the annual Board and Board committee evaluation process.

Board Leadership Structure

Our Board is currently comprised of eight independent directors and one executive director, Shelly R. Ibach, who has served as our President and Chief Executive Officer since June 2012. Since February 2008, the Board has determined to separate the positions of Chairman of the Board and Chief Executive Officer. Based on its ongoing review of best practices in corporate governance, and to enable the President and Chief Executive Officer to focus all of her time and energy in leadership of the day-to-day operations of the company and its growth and profitability initiatives, the Board continues to believe it is best for the company to separate these positions. Jean-Michel Valette, an independent director, has served as Chairman of the Board since May 2010.

Consistent with the company’s Corporate Governance Principles, the Board retains the right to review this determination and to either continue to maintain these positions as separated positions or to combine the positions, as the Board determines to be in the best interests of the company at the time. Under the company’s Corporate Governance Principles, during any period in which the positions of Chairman of the Board and Chief Executive Officer are combined, the Board would appoint a Lead Director from among the independent members of the Board, who would have certain Board leadership responsibilities specified in our Corporate Governance Principles.

Board Role in Risk Oversight

Our Board is generally responsible for overseeing the company’s policies and practices with respect to risk assessment and risk management, and has delegated to the Audit Committee the responsibility of assisting the Board in fulfilling this role. Among its duties and processes, the Audit Committee (a) reviews and discusses with management the company’s policies and practices with respect to risk assessment and risk management; (b) oversees the company’s internal audit function and processes; (c) establishes and oversees procedures for receiving and addressing complaints regarding accounting, internal controls or auditing matters; (d) reviews legal compliance and other legal matters with the company’s counsel; and (e) reports to the full Board with respect to matters within its area of responsibility.

The Audit Committee oversees the company’s internal audit function, which is responsible for undertaking an annual risk assessment process and reporting to the Audit Committee with respect to this assessment and related risk management strategies. The Audit Committee reviews and approves, at least annually, the company’s internal audit plan and receives quarterly reports with respect to the results of internal audits. The leader of the company’s internal audit function reports directly to the Audit Committee with respect to internal audit matters, and the Audit Committee has authority to review and approve the appointment, replacement or dismissal of the leader of this function. The leader of the internal audit function meets regularly in executive session with the Audit Committee without any other members of the company’s management team present.

In addition to the Audit Committee’s role, each of the other committees considers risks within its respective areas of responsibility. We believe our current Board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

Director Nominations Process

The Corporate Governance and Nominating Committee (the “CGNC”) administers the process for nominating candidates to serve on our Board of Directors. The CGNC recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at our Annual Meeting.

Consistent with the company’s Corporate Governance Principles, the CGNC periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board and the strategic direction of the company.

The Board has established selection criteria to be applied by the CGNC and by the full Board in evaluating candidates for election to the Board. These criteria include general characteristics, areas of specific expertise and experience, and considerations of diversity. The general characteristics include:

•          Independence;

•          Integrity;

•	A proven record of accomplishment and sound judgment in areas relevant to our business;

•          Belief in and passion for our mission and vision;

•	The ability to bring insights to the discussion and challenge and stimulate management;

•          Willingness to speak one’s mind;

•	Understanding of, and ability to commit sufficient time to, Board responsibilities and duties; and

•          Subject matter expertise.

The specific areas of expertise and experience sought by the CGNC and the Board from time to time will vary depending on the composition of the Board and the strategic direction of the company at the time, but will generally include CEO experience, executive level experience with analogous businesses and industries, and functional expertise relevant to the strategic direction of the company or the needs of the committees of the Board.

The director nomination process specifically includes consideration of diversity, such as diversity of age, gender, race and national origin, educational and professional experience and differences in viewpoints. The CGNC does not have a formal policy with respect to diversity; however, the Board and the CGNC believe that it is essential that Board members represent diverse perspectives.

The CGNC reviews these selection criteria and the overall director nomination process at least annually in connection with the nomination of directors for election at the company’s annual meeting for consistency with best practices in corporate governance and effectiveness in meeting the needs of the Board from time-to-time.

The CGNC may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the company. The CGNC also has the authority under its charter to engage professional search firms or other advisors to assist the CGNC in identifying candidates for election to the Board, or to otherwise assist the CGNC in fulfilling its responsibilities.

Shareholder nominations of candidates for membership on the Board submitted in accordance with the terms of our Bylaws will be reviewed and evaluated by the CGNC in the same manner as for any other nominations. Any shareholder who wishes the CGNC to consider a candidate should submit a written request and related information to our Corporate Secretary. Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the Corporate Secretary at least 120 days prior to the first anniversary of the date that the company first released or mailed its proxy materials to shareholders in connection with the preceding year’s regular or annual meeting. The shareholder’s notice must include, for each nominee whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the company that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. The shareholder’s notice must also include: (i) the name and address of the nominating shareholder, as they appear on the company’s books, and (ii) the class and number of shares of the company that are owned beneficially and of record by the shareholder. The shareholder’s notice must also be accompanied by the proposed nominee’s signed consent to serve as a director of the company.

Shareholder Communications with the Board

Shareholders may communicate with the Board of Directors, its Committees or any individual member of the Board of Directors by sending a written communication to our Corporate Secretary at 9800 59th Avenue North, Plymouth, MN 55442. The Corporate Secretary will promptly forward any communication so received to the Board, any Committee of the Board or any individual Board member specifically addressed in the communication. In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870, inserting the I.D. Code of AUDIT (28348) and following the prompts from the recorded message. The company reserves the right to revise this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Policy Regarding Director Attendance at Annual Meeting

Our policy is to require attendance by all of our directors at our Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors then serving on our Board were in attendance at our 2014 Annual Meeting of Shareholders.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the Corporate Governance and Nominating Committee. These Corporate Governance Principles are available in the investor relations section of the company’s website at http://www.sleepnumber.com/eng/aboutus/corporategovernance.cfm. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement. Among these Corporate Governance Principles are the following:

Independence. A substantial majority of the members of the Board should be independent, non-employee directors. It is the responsibility of the Board to establish the standards for independence and the Board has followed the independence standards for companies listed on The NASDAQ Stock Market. All of our directors are independent except Shelly R. Ibach. All Committees of the Board are composed entirely of independent directors.

The Audit Committee charter requires that the Audit Committee must review and approve any proposed or actual related party transaction that would be required to be disclosed by the company pursuant to Item 404 of Regulation S-K of the Federal securities laws.

Chairman and Chief Executive Officer Positions. At the present time, the Board believes that it is in the best interests of the company and its shareholders for the positions of Chairman of the Board and Chief Executive Officer to be separated, and for the position of Chairman of the Board to be held by a non-executive, independent member of the Board. The Board retains the right to review this determination and to either continue to maintain these positions as separated positions or to combine the positions, as the Board determines to be in the best interests of the company at the time. During any period in which the positions of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a Lead Director from among the independent members of the Board.

Classified Board Structure. Our Articles of Incorporation provide for a classified Board serving staggered terms of three years each. The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the company to maximize the long-term value of our company for all shareholders.

Voting Standard for Board Elections. Our Articles of Incorporation provide for a majority voting standard in the case of uncontested elections of directors and a plurality voting standard in the case of contested elections of directors in order to reduce the risk of a “failed election” in the context of a contested director election.

Requirement of Incumbent Directors who do not Receive a Majority Vote in an Uncontested Election to Tender Resignation. If a nominee for Director who is an incumbent Director is not elected at a meeting of shareholders and no successor to the incumbent Director is elected at the meeting of shareholders, the incumbent Director shall promptly offer to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee shall make a recommendation to the Board on whether to accept or reject the offer, or whether other action should be taken. The Board shall act on whether to accept the Director’s offer, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision and the supporting rationale within 90 days after the date of the certification of the election results. The Corporate Governance and Nominating Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate. The incumbent Director who offers to tender his or her resignation shall not participate in the Board’s decision. If such incumbent Director’s offer to tender his or her resignation is not accepted by the Board, such Director shall continue to serve until his or her successor is duly elected, or his or her earlier death, resignation, retirement, disqualification or removal.

Board Diversity. The Company does not have a formal policy with respect to diversity. Instead, the CGNC considers the Board’s overall composition when considering Director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the CGNC Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Approach to Term and Age Limits. The Board has determined to not adopt specific term or age limits in order to not arbitrarily lose important contributors to the Board. In order to ensure an appropriate balance between new perspectives and experienced Directors, if the median tenure of the Board exceeds 8.5 years or if the majority of the Directors are 60 years of age or older, then the Board may consider alternatives to achieve an appropriate balance of new perspectives and experienced directors on the Board over the ensuing years. Such alternatives may be considered in the context of an evaluation of the Board’s needs at the time and into the future and individual Directors’ contributions to the Board.

Our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. Our median tenure is currently 9.6 years, while a majority of our directors are under 60 years of age. Our Board continues to execute its succession planning process, which has resulted in the addition of 4 new Board members in the last 4 years.

Change in Responsibilities. The Board does not believe that Directors who retire or who have a change in their principal employment or affiliation after joining the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Corporate Governance and Nominating Committee, to review the qualifications of the director for continued Board membership. Any Director who undergoes a material change in principal employment or affiliation is required to promptly notify the Chair of the Corporate Governance and Nominating Committee of the change.

Other Board or Audit Committee Service. The Board recognizes that service on other boards can in some circumstances limit the time that Directors may have to devote to fulfilling their responsibilities to the company. It is the Board’s guideline that no Director shall serve on more than a total of six public company boards (including the Select Comfort Board), and that no member of the company’s Audit Committee shall serve on more than a total of three public company audit committees (including the Select Comfort Audit Committee). If any Director exceeds or proposes to exceed these guidelines, the Director is required to promptly notify the Chair of the Corporate Governance and Nominating Committee and the committee will review the facts and circumstances and determine whether such service would interfere with the Director’s ability to devote sufficient time to fulfilling the Director’s responsibilities to the company.

Chief Executive Officer Service on Other Boards. The Chief Executive Officer shall not serve on more than two public company boards other than the Board of Directors of the company.

Board and Committee Evaluations. The Board believes that the company’s governance and the Board’s effectiveness can be continually improved through evaluation of both the Board as a whole and its committees. The Corporate Governance and Nominating Committee is responsible for annually evaluating effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board.

Board Executive Sessions. Executive sessions or meetings of independent directors without management present will be held at least twice each year. At least one session will be to review the performance criteria applicable to the Chief Executive Officer and other senior managers, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Additional executive sessions or meetings of outside directors may be held from time-to-time as required. The Board’s practice has been to meet in executive session for a portion of each regularly scheduled meeting of the Board. Any member of the Board may request at any time an executive session without the presence of management.

Paid Consulting Arrangements. The Board believes that the company should not enter into paid consulting arrangements with independent directors.

Board Compensation. Board compensation should encourage alignment with shareholders’ interests and should be at a level equitable to comparable companies. The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

Share Ownership Guidelines for Executive Officers and Directors. The Board has established the stock ownership guidelines described below for executive officers and directors. For purposes of these guidelines, stock ownership includes the fair market value of (1) all shares of common stock owned outright, (2) unvested restricted stock and restricted stock units that are subject only to time-vesting, net of an assumed effective tax rate of 40%, and (3) vested stock options, net of an assumed effective tax rate of 40%. The fair market value of stock options shall mean the then-current market price less the exercise price. Unvested performance shares, whether in the form of restricted stock or restricted stock units, will not count toward stock ownership.

•
Executive Officer Ownership Guidelines. Within five years of assuming the position, the Chief Executive Officer is expected to achieve and maintain stock ownership equal to five times the Chief Executive Officer’s base salary and each of the other executive officers is expected to achieve and maintain stock ownership equal to three times the executive officer’s base salary.

•
Board Ownership Guidelines. Within five years of joining the company’s Board of Directors, each director is expected to achieve and maintain stock ownership equal to five times the director’s annual cash retainer.

•
Restrictions on Sale Pending Achievement of Ownership Objectives. Any director or executive officer who has not achieved the foregoing ownership objective by the required time period will not be permitted to sell any shares except to the extent required to pay the exercise price, transaction costs and taxes applicable to the exercise of stock options or the vesting of restricted shares. Exceptions to these restrictions on sale of shares may be granted by the Board in its sole discretion for good cause shown by any director or executive officer.

Prohibition of Hedging or Pledging of Shares. Under our policy with respect to trading in the company’s securities, directors, officers and other employees whose duties regularly bring them into contact with confidential or proprietary information (“insiders”) are prohibited from engaging in any form of hedging or monetization transactions involving the company’s securities. In addition, insiders are prohibited from engaging in short sales of the company’s securities and from trading in any form of publicly traded options, puts, calls or other derivatives of the company’s securities. Insiders are also prohibited from engaging in any form of pledging of the company’s securities, including (i) purchasing company securities on margin; (ii) holding company securities in any account which has a margin debt balance; (iii) borrowing against any account in which company securities are held; or (iv) pledging company securities as collateral for a loan.

Conflicts of Interest. Directors are expected to avoid any action, position or interest which conflicts with an interest of the company, or that gives the appearance of a conflict. If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the director should immediately bring such information to the attention of the Chairman of the Board, the Chief Executive Officer and the General Counsel of the company.

Performance Goals and Evaluation. The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of his or her performance against such goals. The Committee meets at least annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the annual goals and the annual performance evaluation of the Chief Executive Officer are reviewed and discussed by the outside directors at a meeting or executive session of that group. The Committee is also responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer.

Compensation Philosophy. The Board supports and, through the Management Development and Compensation Committee, oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership.

Senior Management Depth and Development. The Chief Executive Officer reports to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development plans and other relevant factors.

Provisions Applicable to Unsolicited Takeover Attempts or Proposals. The Board will periodically review (not less often than every three years) the company’s Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal. Such review includes consideration of matters such as the company’s state of incorporation, whether the company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the company’s classified Board structure. The objective of this review is to maintain a proper balance of provisions that will not deter bona fide proposals from coming before the Board, and that will position the Board and the company to maximize the long-term value of our company for all shareholders.

Shareholder Approval of Equity-Based Compensation Plans. Shareholder approval will be sought for all equity-based compensation plans.

Code of Conduct

We have developed and circulated to all of our employees a Code of Business Conduct addressing legal and ethical issues that may be encountered by our employees in the conduct of our business. Among other things, the Code of Business Conduct requires that our employees comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards, and safeguard our company’s assets. A copy of the Code of Business Conduct is included in the investor relations section of our website at http://www.sleepnumber.com/eng/aboutus/corporategovernance.cfm. We intend to disclose any amendments to and any waivers from a provision of our Code of Business Conduct on our website. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. The Code of Business Conduct also sets forth procedures under which employees or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters.

All of our employees are required to periodically certify their commitment to abide by our Code of Business Conduct. We also provide training in key areas covered by the Code of Business Conduct to help our employees to comply with their obligations.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS AND COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the following Compensation Discussion and Analysis (CD&A) with management and, based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Management Development and Compensation Committee

Michael A. Peel, Chair
Stephen L. Gulis, Jr.
David T. Kollat
Brenda J. Lauderback

The following Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the key principles and programs used to determine the compensation of the named executive officers (NEOs) for fiscal 2014 (December 29, 2013 through January 3, 2015) and explains how the company’s practices align with our pay for performance philosophy.

For fiscal 2014, our NEOs were:

NAME	PRINCIPAL POSITION
Shelly R. Ibach	President & Chief Executive Officer (CEO)
David R. Callen	Senior Vice President & Chief Financial Officer (CFO)
Kathryn V. Roedel	Executive Vice President & Chief Services and Fulfillment Officer
Kevin K. Brown	Senior Vice President & Chief Marketing Officer (CMO)
Patricia A. Dirks	Senior Vice President & Chief Human Capital Officer
Wendy L. Schoppert	Former Executive Vice President and Chief Financial Officer (CFO)

Three of our NEOs were hired into their positions during fiscal 2014. Effective January 2014, the company hired a new Chief Marketing Officer, Kevin K. Brown, and effective April 2014, the company hired David R. Callen as our Chief Financial Officer and Patricia A. Dirks as our Chief Human Capital Officer.

Our CD&A is divided into the following sections:

•	Executive Summary

•	Compensation Governance

•	Compensation Framework and Actions

•	Executive Compensation Tables

Executive Summary

Select Comfort’s executive compensation philosophy is to provide compensation opportunities that attract, retain and motivate talented key executives to deliver sustainable profitable growth. Our program generally consists of a fixed base salary, variable performance-based cash incentive and long-term equity awards including Performance Shares and Stock Option grants. Our program is designed to align executive compensation with shareholder interests by:

•	Linking annual incentive awards to the achievement of key financial, strategic and operational goals which closely correlate with shareholder value creation;

•	Providing opportunities for company executives to earn meaningful performance-based equity incentive awards, in addition to their base salary and variable cash incentive;

•
Establishing performance goals with consideration for recent peer group growth and earnings results, with the objective of requiring performance above the median in order for incentives to be earned at a level that would increase compensation above median; and

•	Evaluating the effectiveness of compensation programs in motivating superior competitive performance when compared with both industry peers and other prestigious specialty retailers.

Annual cash and equity-based incentive compensation opportunity is directly tied to achievement of key operating performance objectives. Specifically, the annual cash incentive is dependent on achieving an earnings before interest, income taxes, depreciation and amortization (EBITDA) performance objective and is awarded to incentivize performance of a large portion of the company’s employee population including the NEOs. The equity-based awards are tied to growth in net sales and net operating profit (NOP). No awards are paid if threshold levels of these metrics are not achieved.

Our fiscal 2014 performance exceeded expectations due to a strong consumer response to our proprietary sleep innovations, significant improvement in leveraging our business model and efficient capital deployment. Net sales for the 53-week year grew 20 percent to $1.2 billion and diluted earnings per share increased 16 percent from 2013 to $1.25. These financial performance achievements, in combination with the successful transition of several members of our leadership team, formed the basis for the Committee’s 2014 NEO compensation actions, which included:

•
Base Salaries: The Committee aligned the base salary for the CEO, Shelly Ibach, between the bottom quartile and the median, and aligned the base salaries of the other NEOs with the median of the market.

•
Annual Cash Incentive: Based on EBITDA performance of $148 million, which was 8 percent above plan and 19 percent above 2013, the annual cash incentive payout earned for all NEOs was 145 percent of target.

•	Actual Total Cash Compensation: Reflecting base salary and annual cash incentive actions, total cash compensation for NEOs was between the median and the top quartile of the market.

•
Long-term Equity-based Incentive: The Committee further aligned executive compensation with shareholder interests by modifying the mix of long-term incentive grant value by increasing performance-vested share values from 50 percent to 75 percent and reducing stock option value from 50 percent to 25 percent of total grant value for annual awards. The 2014 performance-vested shares awarded will be earned based on achievement of goals for both net sales and NOP growth through fiscal 2016. Annual long-term incentive grant values did not increase for Shelly Ibach and Kathryn Roedel. Annual long-term incentive grant values for the three NEOs hired in 2014 were aligned with our overall structure and close to the market median.

As a result of these actions, Target Total Direct Compensation was 25 percent below the median of the market for the CEO and 5 percent below the median of the market for the other NEOs.

The Committee also granted special performance-vested long-term incentive awards for both Shelly Ibach and Kathryn Roedel. These awards are earned for achievement of stock price growth hurdles, and cliff vest at the end of three years for continued service. The Committee granted these awards to increase both performance-orientation and retention of the overall portfolio of long-term incentive holdings during a year of transition for the company as a whole and the senior leadership team as a group.

While 2014 performance and executive compensation underscores the company’s commitment to pay for performance, this philosophy is evident in the annual cash incentive payouts relative to EBITDA and NOP performance throughout the 2007 – 2014 period, as seen in the chart below.

The performance-vested long-term incentive program demonstrates a similar commitment to pay for performance alignment with targets set at levels that exceed peer group median levels of growth, as discussed below:

●	2011 grants tied to free cash flow and market share growth through 2013 were earned at 85 percent of target. Net sales CAGR from 2011-2013 was 17 percent.

●	2012 grants tied to market share growth through 2014 are projected to be earned at 52 percent of target. Net sales CAGR from 2012-2014 was 16 percent.

The performance-vested awards were approximately 50 percent of the annual long-term incentive value granted in both 2011 and 2012, and the other 50 percent was granted in stock options that only deliver value if, and to the extent, the stock price increases from the date of grant.

Compensation Governance

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain and motivate a talented management team to deliver on the company’s strategic and operational goals, preserve our competitive advantages and achieve sustainable profitable growth. Key objectives include:

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Performance-Based Compensation. We believe that linking pay to performance is critical, and as a result, we favor variable compensation that is tied to company performance and relative to our peers. We target total direct compensation near the market median, with the opportunity to earn total direct compensation above the market median when company and/or individual performance exceeds performance objectives.

●
Reward Company and Individual Achievement. In determining annual cash and equity incentive awards, emphasis is placed on achievement of specific company performance objectives. However, we may also recognize and reward superior individual performance, primarily through merit increases in base salaries and long-term equity awards.

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Emphasize Stock Ownership. We believe that employee stock ownership is critical in aligning the interests of employees with those of our shareholders. The company has established specific stock ownership guidelines for executive officers as well as for members of the Board of Directors. The company also provides opportunities for broader employee stock ownership through our long-term incentive plans and our 401(k) savings plan.

Practices and Policies

In order to meet the key objectives of our executive compensation program, the company has adopted a strong corporate governance framework with the following practices and policies that ensure alignment of interests between shareholders and executives.

COMPENSATION
PRACTICE	SELECT COMFORT POLICY
Pay for Performance	YES	A significant percentage of the total direct compensation package is performance-based.

Robust stock ownership guidelines	YES
We have stock ownership guidelines for executive officers and Board members. Within five years of joining the company or Board, executive officers & Directors are expected to achieve and maintain stock ownership of:
●       5x base salary for the CEO
●       3x base salary for non-CEO executive officers, and
●       5x annual cash retainer for Board members
We do not include unearned performance-vested awards as ownership.

Annual Shareholder “Say on Pay”	YES
We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this proxy statement.

Annual compensation risk assessment	YES	A risk assessment of our compensation programs is performed on an annual basis.

Clawback policy	YES
Our policy allows recovery of incentive cash and earned equity compensation in the event of inaccurate financial statements or other actions that would constitute “cause” or “adverse action”. In addition, certain participants are subject to automatic forfeiture in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement.

Independent compensation consultant	YES	The Management Development and Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.

Double-Trigger Vesting	YES	An executive officer’s unvested equity awards will vest upon a change in control only if the executive also experiences a qualifying termination of employment or significant diminution in role

Hedging of Company stock	NO
Executive officers and members of the Board of Directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of Select Comfort common stock owned by them.

Pledging of Company stock	NO	Executive officers and members of the Board of Directors may not directly or indirectly pledge Select Comfort common stock as collateral for any obligation.

Tax gross-ups	NO	We do not provide tax gross-ups on any benefits or perquisites, other than for relocation benefits that are applied consistently for all employees.

Repricing of stock options	NO	Our equity incentive plan does not permit repricing of stock options without shareholder approval or the granting of stock options with an exercise price below fair market value.

Employment contracts	NO	None of our current named executive officers has an employment contract that provides for continued employment for any period of time.

Shareholder Engagement

As part of its commitment to strong corporate governance, the company’s management team and its Board of Directors maintain an active shareholder relations effort and welcome shareholder feedback. During the past year, we hosted meetings and phone calls with shareholders that included direct contact with board members, as appropriate. These discussions addressed a variety of topics that are important to our business, including company strategy, financial performance, corporate governance and executive compensation. We appreciate the opportunity to hear from our shareholders on relevant business topics and engage in open dialogue with them. These conversations, as well as our strong commitment to pay for performance, will continue to inform the Management Development and Compensation Committee’s decisions related to executive compensation in 2015 and beyond.

Board Compensation Committee and Independent Consultant

The Management Development and Compensation Committee of the Board of Directors (the “Compensation Committee” or “Committee”) is comprised entirely of independent, non-employee directors. The responsibilities of the Committee include:

●	Review and approve the company’s compensation philosophy

●	Establish executive compensation structure and programs designed to motivate and reward superior company performance

●	Lead the Board of Directors’ annual process to evaluate the performance of the Chief Executive Officer

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Determine the composition and value of compensation for the Chief Executive Officer and other executive officers including base salaries, annual cash incentive awards, equity-based awards, benefits, and perquisites

●	Establish, administer, amend and terminate executive compensation and major employee benefit programs

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Assess management development progress and talent depth, organizational strategy, and succession planning for key leadership positions in the context of the company’s strategic, operational and financial growth objectives

●	Establish structure and amount of non-employee director compensation

Under its charter, the Committee has the authority to retain and consult with independent advisors to assist in fulfilling these responsibilities and duties. To maintain the independence of these advisors, use by the company of any of these advisors for work other than that expressly commissioned by the Committee must be approved in advance by the Committee.

Since fiscal 2013, the Committee has retained the firm of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant. At the Committee’s request, Cook & Co. provided information addressing the independence of both the individual compensation advisors and the consulting firm, including the following disclosures:

●	any other services it provides to the company;

●	fees paid by the company as a percentage of the consulting firm’s total revenue;

●	policies and procedures adopted by the consulting firm to prevent conflicts of interest;

●	any business or personal relationships between the individual compensation advisors and a member of the Committee;

●	any company stock owned by the individual compensation advisors; and

●	any business or personal relationships between Select Comfort’s executive officers and the individual compensation advisors or consulting firm.

The Committee assessed these factors in light of SEC rules and NASDAQ listing standards and concluded that no conflict of interest or independence concerns exist in the engagement of Cook & Co. as Select Comfort’s independent compensation consultant.

In the course of its engagement, the independent compensation consultant:

●	Provides on-going assessment of each of the principal elements of the company’s executive compensation program;

●	Advises the Committee on the design of both the annual cash incentive plan and the long-term equity incentive program;

●	Works with the Committee and representatives of senior management to assess and refine the company’s peer group for ongoing comparative analysis purposes;

●	Provides the Committee with updates related to regulatory and legislative matters;

●	Reviews market data, trends and analyses from general industry and proxy peer group surveys to inform executive compensation levels and design; and

●	Provides advice and guidance to the Committee on pay actions for executives.

The Committee usually meets four to six times per year in person or by telephone conference as needed. The Chair of the Committee works with members of our senior management team and with the Committee’s independent compensation consultant to determine the agenda for each meeting. Following the development of the agenda, members of senior management and our human capital function, along with the Committee’s independent compensation consultant, prepare materials for each meeting of the Committee. These materials are typically reviewed with the Chair of the Committee in advance of distribution to the entire Committee. Our Chief Executive Officer, other members of our management team involved in the development and administration of our compensation programs and the Committee’s independent compensation consultant may be invited to attend all or a portion of a Committee meeting, depending on the nature of the agenda. The Committee also typically meets in executive session without any members of management present.

Neither our Chief Executive Officer nor any other member of our management team votes on any matters before the Committee. The Committee, however, solicits the views of our Chief Executive Officer on compensation matters generally, and particularly with respect to the compensation of members of the senior management team reporting to the Chief Executive Officer. The Committee also solicits the views of other members of senior management and the company’s human capital department on topics related to key compensation elements and broad-based employee benefit plans.

Benchmarking Using Compensation Peer Groups

In determining each executive’s annual Total Direct Compensation, the Committee considers peer group market positioning, utilizing relevant market data and trends provided by the independent compensation consultant. The market data and trends are developed from the Towers Watson Compensation Data Bank (CDB), General Industry Executive Compensation

Survey Report and from compensation data obtained from publicly-available proxy statements for an industry peer group.

The Committee, in consultation with the independent compensation consultant, annually reviews the composition of the industry peer group to ensure that the included companies are appropriate in terms of size and business focus. The selected peer group generally consists of meaningful industry competitors, as well as a representative group of similarly sized companies involved in development, manufacturing and/or retailing of home furnishings and other consumer durable products, with which we compete for talent and for shareholder investments. In order to ensure that our peer group includes companies of appropriate size and scope, we generally aim to select peers that have net sales, EBITDA and market cap within a range of ½ to 2X our own net sales, EBITDA and market cap. In September 2014, we removed the following four companies from our peer group because they exceeded the defined ranges of net sales, EBITDA and market capitalization that we use to select peers:

●	Chico’s FAS Inc.,

●	lululemon athletica, inc.

●	Polaris Industries Inc., and

●	Williams-Sonoma, Inc.

Prior to this action, these companies were included in our peer group and were therefore part of the competitive analysis used for compensation decisions made in March 2014. Also in September 2014, we added Restoration Hardware Holdings, Inc. and Vitamin Shoppe, Inc. to our peer group. As a result, our current peer group for benchmarking executive compensation going forward consists of the following companies:

● Ann Inc.	● La-Z-Boy Inc.
● Columbia Sportswear Co.	● Lumber Liquidators Holdings Inc.
● Deckers Outdoor Corp.	● Mattress Firm Holding Corp.
● Ethan Allen Interiors Inc.	● Pier 1 Imports Inc.
● Express Inc.	● Restoration Hardware Holdings Inc.
● Haverty Furniture Companies Inc.	● Steven Madden Ltd.
● Jos. A. Bank Clothiers Inc.	● Tempur Sealy International Inc.
● Kirkland’s Inc.	● Vitamin Shoppe Inc.

Compensation Risk Assessment

The company has established an annual process to assess whether its compensation practices are reasonably likely to have a material adverse effect on the company. This process includes:

●	Compilation of a comprehensive inventory of the company’s compensation policies, practices and programs;

●	Identification of potential areas of risk by members of a cross-functional team, comprised of internal company representatives from Legal, Human Capital and Risk Management;

●	Review of compensation programs in light of risks identified;

●	Review of plans and controls in place to mitigate potential risks;

●	Review of the assessment process and cross-functional team’s conclusions by the Committee’s independent compensation consultant, Cook & Co.; and

●	Review of the assessment process and conclusions by the Committee with members of the senior management team and Cook & Co. representatives.

Based on this assessment, the company has determined that none of its compensation policies, practices or programs is reasonably likely to have a material adverse effect on the company.

Results of 2014 Advisory Vote to Approve Executive Compensation

We welcome communication with shareholders and value their viewpoints. At our 2014 Annual Meeting, our shareholders approved our Say on Pay proposal in support of our executive compensation program, with more than 92 percent of the votes cast by our shareholders were in favor of the “say on pay” vote. The Committee believes that these voting results affirm shareholder support of our approach to executive compensation.

Compensation Framework and Actions

Compensation Program Elements and 2014 Actions

Our executive compensation program is designed to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and create long-term values for our shareholders. We do not have employment agreements with any of our executive officers that provide for continued employment for any period of time. Our program currently consists of the following key elements:

●	Base salary;

●	Annual cash incentive compensation;

●	Long-term equity-based incentive compensation;

●	Severance compensation upon termination of employment under certain circumstances;

●	Non-qualified deferred compensation plan;

●	Broad-based benefit plans available to other employees generally; and

●	Limited perquisites.

With the assistance of the independent compensation consultant, the Committee uses target opportunity and actual payouts for incentive compensation to value the total compensation of executive officers and assess its competitive positioning. This competitive analysis is just one factor considered when making compensation decisions. However, the Committee generally seeks to align target compensation with the median of the market, while providing opportunity for top quartile compensation for performance above target. Additionally, performance goals are set with consideration for historical peer group growth levels, with the goal of ensuring that above target payouts require performance above the median of the peer group.

Base Salary. Base salary for executive officers is a fixed compensation component that is reviewed annually and adjusted as appropriate. When making base salary decisions, the Committee considers the external market data that is reviewed and validated by our independent compensation consultant as well as a variety of internal criteria, including:

●	the scope and complexity of each officer’s responsibilities;

●	each executive officer’s qualifications, skills and experience;

●	internal pay equity among senior executives; and

●	individual job performance, including both impact on current financial results and contributions to building longer-term competitive advantage and shareholder value.

No specific formula or weight is applied to the various criteria considered.

The table below provides detail for salary actions taken in March 2014. The increases for Ms. Ibach and Ms. Roedel were 3 percent and 4 percent, respectively, which maintained compensation at or below median benchmarks. 2014 salaries for the other three NEOS, all of whom were hired during the year, were aligned with our overall structure and at levels that allow the company to maintain positioning near the median of the market.

($000s)
Name	Title	Salary
		2013	2014	%
				Increase
Shelly R. Ibach	President and CEO	$680	$700	2.9%
David R. Callen	SVP and CFO		$375
Kathryn V. Roedel	EVP, Chief Services and Fulfillment Officer	$373	$388	4.0%
Kevin K. Brown	SVP, Chief Marketing Officer		$385
Patricia A. Dirks	SVP, Chief Human Capital Officer		$350
Wendy L. Schoppert	Former EVP and CFO	$373

Salaries above are represented at the annual rates effective March 31, 2013 and March 29, 2014.
These values are different from the Summary Compensation Table, which represents actual salary earned.

Annual Cash Incentive Compensation. Consistent with the company’s performance-based compensation philosophy, the opportunity to earn an annual cash incentive is designed to motivate performance at or above the company’s targeted annual financial objectives. Achievement of these results delivers compensation near the market median. Total compensation can exceed the median for above-target performance or fall below median for below-target performance. The annual cash incentive program is awarded to incentivize performance of a large portion company’s employee population, including NEOs.

Each fiscal year, the Committee manages three principal elements of the annual cash incentive plan, including:

●
Performance Goals. The Committee determines both the type and the specific targets of the performance goals for each fiscal year. Since 2001, the Committee has selected an annual profit metric as the primary company performance measure based on its belief that this single goal provides a balanced focus on both net sales growth and improved profitability. The profit target is determined by the Committee with consideration for performance after deduction of all annual cash incentive payments. For 2014, the Committee changed the profit metric from net operating profit (NOP) to EBITDA (earnings before interest, taxes, depreciation & amortization) for the following reasons:

▪	Belief that EBITDA is a useful indicator of the company’s financial performance and ability to generate cash from operating activities.

▪	To align the company’s annual incentive program with operating performance and cash generation.

▪
To diversify the portfolio of metrics used to evaluate performance, given that NEOs are already accountable for NOP growth in the long-term incentive plan (consistent with guidance from shareholder advisory groups such as ISS and Glass Lewis).

In order to maintain focus on near-term, critical business objectives, cash incentive payments were based in part on semi-annual performance versus targets derived from the annual operating plan, with the opportunity to realize up to 50 percent of pro-rated target cash incentive levels for achievement of semi-annual performance objectives for the first half of the year. To maintain a strong continuing incentive, if the semi-annual target was not achieved, the opportunity remained to earn the full-year bonus if the full-year target was achieved.

●
Target and Actual Incentive Levels. For 2014, Shelly Ibach’s target incentive level remained at 100 percent of base salary, and target incentive levels were also maintained at 60 percent for Executive Vice Presidents and 55 percent for Senior Vice Presidents. These target incentive levels are reviewed annually in comparison with the peer group and general industry market data identified above. The table below provides detail for the 2014 target incentive and target total cash compensation levels for NEOs, as well as consideration for actual cash compensation with a 145 percent of target payout for 2014 performance. Both outcomes are consistent with our compensation payout philosophy, which is to pay close to the median of the market for target performance, and above the median of the market for above target performance. With the 145 percent of target payout for 2014, cash compensation (base and annual incentive) was between the median and the top quartile.

($000s)
		Target Annual
Name	Title	Incentive		2014	2014 Actual
		% of Salary		Target	Total Cash
			$	Total	(w/ 145%
				Cash	payout)
Shelly R. Ibach	President and CEO	100%	$700	$1,400	$1,715
David R. Callen	SVP and CFO	55%	$206	$581	$674
Kathryn V. Roedel	EVP, Chief Services and Fulfillment Officer	60%	$233	$621	$726
Kevin K. Brown	SVP, Chief Marketing Officer	55%	$212	$597	$692
Patricia A. Dirks	SVP, Chief Human Capital Officer	55%	$193	$543	$629
Wendy L. Schoppert	Former EVP and CFO	60%

Cash compensation numbers above represent annualized pay levels for both target and actual, as adjusted for 145% of target payout. These values are different from the Summary Compensation Table, which represents actual salary earned.

●
Leverage Curve of the Annual Cash Incentive Payout. The Committee seeks to set the leverage curve of the annual cash incentive payout, or the percentage of incremental EBITDA that is used to fund the overall annual incentive pool, in a manner that both provides a strong motivation for achievement of stretch performance objectives and a reasonable sharing rate of incremental EBITDA. For 2014, the leverage curve of the annual incentive plan was 30 percent of incremental EBITDA for performance above target. Our plan provides for up to 250 percent of target payout opportunity for maximum EBITDA performance, and no payout if threshold levels of EBITDA are not achieved.

In 2014, our actual EBITDA (after deduction of annual incentive expense) of $148.2 million was above our plan of $136.8 million, and this resulted in an annual incentive payout of 145 percent of target. The table below provides more detail for the performance goals used to determine this result:

		EBITDA After Annual
	Payout	Incentive Payout
		$	% Growth
Threshold	20%	$122	-2%
Target	100%	$136	9%
Actual Performance	145%	$148	19%
Maximum	250%	$177	42%

Long-Term Equity-Based Incentive Compensation. The company makes long-term, equity-based incentive compensation grants to its executive officers and other employees in order to align their interests with those of our shareholders, as well as to provide total compensation that is competitive in the marketplaces in which the company competes for top talent. The Committee seeks to grant equity awards designed to provide total direct compensation that is near the market median, with the potential for greater earning when the company outperforms its long-term performance targets and the potential for lower earnings in the event the company underperforms its performance targets. As the company offers no pension plan, this equity-based pay component is an important enabler of retirement security for executives and other employees who have dedicated a significant portion of their working careers to our business.

Executive officers and other key employees are eligible for equity-based grants upon joining the company and thereafter on an annual basis. In determining the economic value of equity awards to be granted to executive officers, the Committee considers primarily the competitive position of each executive officer’s targeted total direct compensation, including the current value of proposed equity awards, in relation to market data. The Committee also considers a variety of other factors, including:

●	recent organizational performance relative to the peer group,

●	individual performance, including levels of responsibility, and the individual’s impact on current results and our long-term competitive position,

●	prior awards, including the number of shares awarded and the accumulated “holding power” of unvested equity to motivate both performance and retention, and

●	the dilutive impact of equity awards in relation to market data.

The company has historically granted both (i) stock option awards with an exercise price equal to the fair market value on the date of grant, typically vesting ratably over a period of years, and (ii) “full value” restricted stock awards, typically vesting 100 percent at the end of a period of years from the date of grant. In recent years, consistent with the company’s emphasis on performance-based compensation, the full value restricted stock awards granted to executive officers have generally been “performance shares” subject to adjustment based on actual performance versus targets established at the date of grant. The only exceptions to this rule have been for new hires, who typically receive a special award of restricted stock units that vest for continued service over a period of three years in order to encourage retention and provide an up-front equity stake upon hire.

For the 2014 long-term incentive program, the Committee modified the mix of long-term incentive grant value by increasing performance-vested share values from 50 percent to 75 percent and reducing stock option value from 50 percent to 25 percent of the total grant value. The performance-based restricted stock awards are subject to adjustment above or below the target number of shares based on annual growth in net sales and NOP for 2014-2016.

Annual award values for Shelly Ibach and Kathryn Roedel were maintained at 2013 levels. New hires in 2014 received annual awards aligned with our overall structure. The resulting target total direct compensation for the CEO was approximately 25 percent below the median of the market, and other NEOs were close to the median of the market. The table below provides detail for total grant value of long-term incentives (LTI) awarded in 2013 and 2014.

($000s)
Name	Title	LTI Target Grant Value (Annual Award)
				%
		2013	2014	Increase	2014 Target
					TDC
Shelly R. Ibach	President and CEO	$1,100	$1,100	0.0%	$2,500
David R. Callen	SVP and CFO		$300		$881
Kathryn V. Roedel	EVP, Chief Services and Fulfillment Officer	$400	$400	0.0%	$1,021
Kevin K. Brown	SVP, Chief Marketing Officer		$250		$847
Patricia A. Dirks	SVP, Chief Human Capital Officer		$250		$793
Wendy L. Schoppert	Former EVP and CFO	$500

LTI grant values are converted to a number of shares using a 20-day average stock price leading up to date of grant in order to mitigate short-term stock price volatility. As such, values in the table above are different from the grant date fair values in the Summary Compensation Table.

Performance-vested share payouts and grants.
2012 Performance-Vested Shares: The performance-vested shares granted in 2012 are projected to be earned at 52 percent of target based on market share growth to 5.42 percent through 2014 (which was driven by 16 percent net sales CAGR over the three-year performance period). The shares earned will be fully vested on the fourth anniversary of the grant date in 2016. As indicated in the table below which provides additional context for performance goals, actual performance, and resulting payouts, the threshold for these awards was set equal to the fiscal 2011 year-end actual market share of 4.8 percent.

			Market Share
	Market	Payout % of	Growth from
	Share	Target	FYE 2011
Threshold	4.80%	25%	0.00%
Below Target	5.40%	50%	0.60%
Actual Performance	5.42%	52%	0.62%
Target	6.00%	100%	1.20%
Maximum	6.60%	150%	1.80%

2014 Performance-Vested Shares: The performance-vested shares granted in 2014 will be earned based on annual growth in net sales and NOP through 2016, and vested in March 2017. Each of these metrics is weighted equally, and final payout will be determined at the end of the three year performance period. Performance below the defined threshold would reduce payout to zero, and the maximum payout is 200 percent of the target number of shares granted.

2015 Performance-Vested Shares: In 2015, the Committee again approved performance-vested shares that will be earned for annual growth in net sales and NOP over a three-year period (on a similar basis to the 2014 awards), and will vest in March 2018. However, the Committee also added a Return on Invested Capital (ROIC) objective to the program to ensure that payouts are reduced for failure to generate returns that are sufficiently above the company’s Weighted Average Cost of Capital (WACC). The Committee incorporated ROIC for the following reasons:

●	Belief that ROIC is a useful indicator of our financial performance and ability to generate appropriate returns from our capital investments.

●	ROIC objective ensures that we are investing capital efficiently to generate both net sales growth and NOP growth over the long-term.

As part of their responsibility as financial stewards of the company’s assets, both Management and the Board are committed to deploying capital in a prudent and efficient manner in order to generate a superior return for shareholders.

2014 Special LTI Awards: In 2014, the Committee also granted both Shelly Ibach and Kathryn Roedel special performance awards that are earned for stock price growth and vested in full on the third anniversary of grant. These awards were earned in equal 1/3 tranches for stock price growth of 10 percent, 20 percent, and 30 percent from the date of grant (with grant date stock price of $17.77). In order to achieve these stock price hurdles, the closing stock price must remain above the hurdle for 20 consecutive trading days. With strong stock price performance through the end of fiscal 2014, all of the stock price hurdles were achieved, and the shares will vest subject to continued service through March 2017.

These awards were granted to increase the overall performance-orientation and retentive value of the long-term incentive program during a time of transition for both the company as a whole, and the senior leadership team as a group. These awards were tied to stock price performance in order to create strong alignment with delivering value to shareholders. The program also enhances retention with the inclusion of a three-year service requirement from the date of grant. Awards of this sort are not anticipated to be part of the going forward long-term incentive program.

The special performance award target grant date fair value was $550,000 for Shelly Ibach, and $300,000 for Kathryn Roedel (as determined using a 20-day average stock price from the date of grant to convert value to shares, and using an estimated binomial valuation of 84 percent). These awards were granted on March 28, 2014.

New Hire Awards: Consistent with our compensation philosophy and approach, the Committee granted one-time new hire awards to three NEOs hired in 2014. These awards are consistent with standard market practices, and are provided for the following reasons:

●	Provides an up-front equity stake that aligns the executive with shareholders and provides retention with vesting for continued service over a period of three years.

●	Creates an appropriate incentive for the executive to make the transition to the new role, given that unvested long-term incentive value could be forfeited in departure from previous role.

The table below provides detail for new hire awards granted in 2014:

($000s)
		LTI	LTI Vesting	Cash Sign- On Bonus
Name	Title	Grant
		Value
David R. Callen	SVP and CFO	$250	1/3 each year for 3 years	$173
Kevin K. Brown	SVP, Chief Marketing Officer	$250	1/3 each year for 3 years	$160
Patricia A. Dirks	SVP, Chief Human Capital Officer	$375	cliff vesting after 3 years
		$100	cliff vesting after 1 year (in lieu of sign-on bonus)
LTI grant values are converted to a number of shares using a 20-day average stock price leading up to date of grant in order to mitigate short-term stock price volatility. As such, values in the table above are different from the grant date fair values in the Summary Compensation Table.
Cash sign-on bonuses for David Callen and Kevin Brown are subject to clawback for voluntary termination prior to first anniversary of employment. These sign on bonuses include the combination of amounts that were paid at the start of employment and amounts paid in connection with completion of relocation.

Severance Compensation. In February of 2007, the Board adopted the Select Comfort Corporation Executive Severance Pay Plan (the “Severance Plan”) in order to establish consistent severance benefits for senior executives upon termination of their employment by the company without cause or upon resignation for “good reason” as defined by the Severance Plan. The Severance Plan was also established in order to the bring the company’s executive severance arrangements into compliance with IRS regulations issued under Internal Revenue Code Section 409A that apply to deferred compensation. Prior to the adoption of the Severance Plan some, but not all of our senior executives were entitled to severance benefits pursuant to their employment offer letters. The Severance Plan provides more uniform benefits across the senior management team. No participant would receive less under the Severance Plan than he or she would be entitled to under his or her individual offer letter, and any such payment under an individual offer letter would be deducted from the amount payable under the Severance Plan.

In developing the Severance Plan and determining the benefits payable under the Severance Plan, the Committee considered market data received from its independent compensation consultant relative to typical severance benefits and concluded that the benefits payable under the Severance Plan were generally at or below the market data.

Benefits under the Severance Plan are conditioned upon execution and delivery to the company of a general release of claims and return of any company property. In addition, in the event the signed general release of claims is subsequently declared invalid or is revoked or attempted to be revoked, or in the event of a violation by the former executive of a non-compete or confidentiality agreement with the company, any unpaid severance compensation would be terminated. Each NEO has signed a non-compete agreement extending for one year following termination of employment and a confidentiality agreement of indefinite duration.

The Severance Plan establishes severance benefits payable to the CEO and other executive officers upon termination of their employment by the company without cause or upon resignation for good reason. Specifically, the CEO would be entitled to a base amount of severance pay equal to:

●	two times the sum of annual base salary and annual target cash incentive, plus

●	a pro rata target cash incentive for the year of termination.

Each of the other NEOs would be entitled to a base amount of severance pay equal to:

●	one times the sum of annual base salary and annual target cash incentive, plus

●	a pro rata target cash incentive for the year of termination.

The base severance compensation would be paid in a lump sum within a reasonable time following the employee’s termination of employment and in no event later than March 1 of the year following the year during which the termination occurs. None of the amounts payable under the Severance Plan are subject to any “gross-up” for tax purposes in the event of the applicability of any excise or similar taxes.

In addition to the base severance compensation described above, the Severance Plan provides for reimbursement of the cost of “COBRA” medical and dental continuation coverage, less the amount paid by an active full-time employee for the same level of coverage, until the earlier of:

●	the end of the period of time reflected in the base severance compensation (i.e., two years for CEO and one year for the other NEOs);

●	the end of the participant’s eligibility for COBRA continuation coverage; or

●	the date the participant becomes eligible to participate in another group medical plan or dental plan.

The Severance Plan also provides for outplacement services in an amount up to $15,000 for the CEO and up to $10,000 for other senior executives.

No severance payment would be triggered solely by a change-in-control of the company. The Severance Plan does provide, however, that during a 24-month period following a change-in-control of the company, the company may not terminate the Severance Plan and may not reduce the severance benefits payable to participants who are employed by the company immediately prior to the change-in-control.

Non-Qualified Deferred Compensation Plan. As described in more detail on page 58 of this Proxy Statement, certain executive employees (for example, director level and above) may defer a portion of their compensation and defer payment of restricted stock unit awards under a non-qualified deferred compensation plan that offers a range of investment options similar to those available under our 401(k) plan. The company may also make discretionary employer credits to this plan although it has not elected to do so.

Benefits and Perquisites. Our executive officers generally receive the same menu of benefits offered to other full-time employees including, but not limited to, our 401(k) plan. After completing an eligibility service period, our employees who have attained age 21 are eligible to participate in our 401(k) plan. The 401(k) plan includes company stock as an investment option, providing another opportunity for our senior executives and other employees to build stock ownership in our company. The company has historically made discretionary matching contributions (at various levels) of a portion of employees’ contributions to the 401(k) plan.

As the company provides no defined benefit pension plan, we believe the 401(k) plan and the non-qualified deferred compensation plan are important elements in retirement planning for executives and other eligible employees.

We generally avoid special executive perquisites. We do offer two executive benefits to senior management that are designed to address specific corporate purposes:

●
Annual Physical Exam. Members of our senior management team are encouraged to annually undergo a comprehensive physical examination. The company offers several executive physical options, which generally range in cost from $2,300 to $4,000. These costs, after insurance coverage, are paid by the company and constitute taxable wages to the executive that are not “grossed up” for tax purposes. This benefit is designed to promote preventive care, enhance the health and wellness of senior management and to catch potential health issues at an early stage.

●
Tax and Financial Planning. Members of our senior management team are eligible for reimbursement of expenses for tax and financial planning services up to $7,500 per year for the CEO and up to $4,000 per year for executive or senior vice presidents. Amounts reimbursed under this benefit represent taxable wages that are not “grossed up” for tax purposes. This benefit is designed to enhance financial planning, to avoid distraction of members of the senior management team and to promote tax compliance.

Chief Executive Officer Compensation and Performance

The compensation for Shelly R. Ibach, our President and Chief Executive Officer, consists of an annual base salary, annual cash incentive compensation and long-term equity-based incentive compensation. The Committee determines the level for each of these compensation elements using methods consistent with those used for the company’s other senior executives, including the assessment of individual performance and review of competitive data. The Committee evaluates Ms. Ibach’s performance by soliciting input from all members of the Board as well as members of the senior management team. The Board also assesses Ms. Ibach’s performance against objectives incorporating key operational and strategic factors, including growth, profitability, product innovation, advancement of strategic initiatives, organizational development and investor relations. The CEO performance feedback from all independent Board members is consolidated into a detailed performance review which is the basis of a full Board discussion in Executive Session led by the Chair of the Committee. The Board’s assessment of Ms. Ibach’s performance is a major consideration in determining any compensation adjustments for the coming year.

Tax and Accounting Implications

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our Chief Executive Officer and each of our three other most highly compensated executives (other than the Chief Financial Officer). Our equity-based incentive plans and our annual cash bonus plan are designed to permit the grant and payment of equity or cash incentive awards that are fully deductible as performance-based compensation under the Internal Revenue Code. In reviewing and adopting other executive compensation programs, the Committee plans to continue to consider the impact of Section 162(m) limitations in light of the materiality of the deductibility of potential benefits and the impact of such limitations on other compensation objectives. Because the Committee seeks to maintain flexibility in accomplishing the company’s compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the named executive officers for the 2014 fiscal year ended January 3, 2015 (and for the 2013 and 2012 fiscal years if the individual was a named executive officer in those years, respectively). The details of our named executive officers’ compensation are discussed in detail in the Compensation Discussion and Analysis beginning on page 31.

Name And Principal Position	Year	Salary ($)	Bonus(4) ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity Incentive Plan Compensa- tion(2) ($)	All Other Compensa- tion(3) ($)	Total ($)
Shelly R. Ibach President and CEO	2014	$697,846	---	$1,388,066	$260,799	$1,049,478	$ 20,360	$3,416,549
	2013	$660,000	---	$ 460,553	$441,184	---	$ 15,150	$1,576,887
	2012	$522,061	---	$ 466,316	$501,126	$ 473,170	$ 11,436	$1,974,109

David R. Callen SVP and CFO	2014	$278,365	$173,329	$ 463,599	$ 68,600	$ 224,993	$193,197	$1,402,083

Kathryn V. Roedel EVP, Chief Services and Fulfillment Officer	2014	$385,797	---	$ 605,626	$ 94,793	$ 348,053	$ 9,520	$1,443,789
	2013	$368,713	---	$ 167,649	$160,383	---	$ 9,170	$ 705,915
	2012	$352,379	---	$ 255,038	$272,924	$ 269,697	$ 8,456	$1,158,494

Kevin K. Brown SVP and CMO	2014	$382,038	$160,000	$ 400,244	$ 59,234	$ 307,990	$201,858	$1,511,364

Patricia A. Dirks SVP and Chief Human Capital Officer	2014	$259,808	$100,000	$ 593,185	$ 61,226	$ 209,993	$ 11,096	$1,235,308

Wendy L. Schoppert(5) Former EVP and CFO	2014	$ 83,208	---	---	---	---	$ 4,255	$ 87,463
	2013	$367,750	---	$ 209,080	$200,347	---	$ 12,339	$ 789,516
	2012	$346,461	---	$ 211,627	$229,260	$ 264,987	$ 10,250	$1,062,585

(1) Reflects the aggregate grant date fair value of stock and option awards granted during fiscal years 2014, 2013 and 2012, computed in accordance with FASB ASC Topic 718. See Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, for a discussion of the relevant assumptions used in calculating these amounts.

The “Stock Awards” column includes performance stock awards. The amounts included for the performance stock awards represent the grant date fair value assuming the achievement of the target performance award level. The following table presents the grant date fair value of the performance stock awards included in the “Stock Awards” column and the maximum grant date fair value of these awards assuming that the highest level of performance conditions would be achieved.

	2014		2013		2012
	Grant Date	Maximum	Grant Date	Maximum	Grant Date	Maximum
	Fair Value	Value	Fair Value	Value	Fair Value	Value
Ms. Ibach	$833,413	$1,666,826	$460,553	$921,106	$466,316	$699,474
Mr. Callen	$219,604	$439,208	---	---	---	---
Ms. Roedel	$303,156	$606,312	$167,649	$335,298	$255,038	$382,557
Mr. Brown	$189,428	$378,856	---	---	---	---
Ms. Dirks	$196,168	$392,336	---	---	---	---
Ms. Schoppert	---	---	$209,080	$418,160	$211,627	$317,441

(2) Represents annual incentive compensation earned under the Select Comfort Corporation Executive and Key Employee Incentive Plan.

(3) All other compensation includes the costs of (i) reimbursement for personal financial planning and tax advice; (ii) company sponsored physical exam; (iii) company contribution to the executive’s 401(k) account; and (iv) relocation reimbursement for Mr. Callen and Mr. Brown. For 2014, includes relocation reimbursements for Mr. Callen and Mr. Brown of $126,671 and $117,612, respectively, and the related tax gross-

up of those relocation benefits of $60,085 and $75,631, respectively.

(4) These amounts represent sign-on and discretionary relocation benefits received by Mr. Callen and Mr. Brown. Ms. Dirks elected to receive an additional stock award grant in lieu of a $100,000 sign-on incentive payment. As presented in the Grants of Plan-Based Awards table, the grant date fair value of the additional stock award to Ms. Dirks was $104,681. The incremental value over $100,000 is included in the Stock Awards column of the Summary Compensation Table.

(5) Ms. Schoppert ceased to be employed with the company effective February 21, 2014.

Grant of Plan-Based Awards

The following table summarizes grants of equity and non-equity plan-based awards to each of the named executive officers during the 2014 fiscal year ended January 3, 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Under-	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)	of Stock or Units (#)(4)	lying Options (#)(5)	Option Awards ($/Sh)	Option Awards ($)(6)
Shelly R. Ibach	3/28/14(2) 3/28/14(3) 3/28/14	$144,308	$721,539	$1,803,846	3,907 12,408	46,900 37,225	93,800 37,225		27,430	$17.77	$833,413 $554,653 $260,799
David R. Callen	4/7/14(2) 4/7/14 4/7/14	$154,688	$154,688	$386,719	1,054	12,650	25,300	14,055	7,395	$17.36	$219,604 $243,995 $ 68,600
Kathryn V. Roedel	3/28/14(2) 3/28/14(3) 3/28/14	$ 47,859	$239,294	$598,235	1,421 6,767	17,060 20,300	34,120 20,300		9,970	$17.77	$303,156 $302,470 $ 94,793
Kevin K. Brown	1/6/14 3/28/14(2) 3/28/14	$ 42,350	$211,750	$529,375	888	10,660	21,320	12,200	6,230	$17.77	$210,816 $189,428 $ 59,234
Patricia A. Dirks	4/7/14(2) 4/7/14 4/7/14 4/7/14	$144,375	$144,375	$ 360,938	941	11,300	22,600	6,030 22,600	6,600	$17.36	$196,168 $104,681 $392,336 $ 61,226
Wendy L. Schoppert(7)	---	---	---	---	---	---	---	---	---	---	---

(1)      This represents the annual cash incentive opportunity for 2014 under the Select Comfort Corporation Executive and Key Employee Incentive Plan. The actual amounts earned under this plan for 2014 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For Mmes. Ibach and Roedel and Mr. Brown, the threshold reflects the amount that would be payable under the plan if the minimum performance level is achieved for company-wide performance goals. If the minimum performance level for payment of the threshold amount is not achieved, then no cash incentive would be payable under the plan. The offer letters for Ms. Dirks and Mr. Callen, both of whom were hired effective April 7, 2014, included a guaranteed payout of at least 100% of target for 2014.

(2)      These awards represent performance stock unit awards described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Equity-Based Incentive Compensation.” The target number of shares may be adjusted based on company performance during the performance period which ends December 31, 2016 (fiscal 2016 year-end). The adjusted amount of the award then fully vests three years from the grant date. If any dividends are paid on our common stock, the holders of the performance stock unit awards would receive dividends at the same rate as paid to other shareholders if and when the performance stock unit award becomes fully vested.

(3)      These awards represent stock unit awards with market conditions described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Equity-Based Incentive Compensation.” The target number is also the maximum number of shares that may be awarded based on the company’s stock price growth during the performance period which ends three years from the date of grant. The adjusted amount of the award fully vests three years from the grant date. If any dividends are paid on our common stock, the holders of the stock unit awards would receive dividends at the same rate as paid to other shareholders if and when the stock unit award becomes fully vested. As of January 3, 2015, all market conditions had been achieved.

(4)      These awards represent new hire stock awards described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Equity-Based Incentive Compensation.” The awards granted to Messrs. Callen and Brown vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment. For awards granted to Ms. Dirks, 6,030 shares vest 100% on April 7, 2015 and 22,600 shares vest 100% on April 7, 2017. The 6,030 share award was granted to Ms. Dirks in lieu of a $100,000 sign-on incentive payment as discussed in footnote 4 of the Summary Compensation Table.

(5)      These awards represent stock options described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Equity-Based Incentive Compensation.” These stock options have an exercise price equal to the closing trading price of the company’s common stock on the grant date. The options become exercisable in installments of one-third of the options awarded on each of the first three anniversaries of the grant date. These options remain exercisable for up to 10 years from the grant date, subject to earlier termination upon certain events related to termination of employment.

(6)      Reflects the grant date fair value computed in accordance with FASB Accounting ASC Topic 718. The value for awards subject to performance or market conditions reflects the target payout.

(7)      Ms. Schoppert ceased to be employed with the company effective February 21, 2014 and did not receive any stock awards or option grants in 2014. Ms. Schoppert also did not earn any cash incentives for fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards for each of the named executive officers as of January 3, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shelly R. Ibach	14,500	---	$18.22	4/2/2017	---	---	---	---
	21,000	---	$10.63	11/27/2017	---	---	---	---
	6,610	---	$ 3.76	3/7/2018	---	---	---	---
	6,250	---	$ 0.94	6/1/2019	---	---	---	---
	7,500	---	$ 0.79	6/18/2019	---	---	---	---
	35,813	---	$ 9.75	6/4/2020	---	---	---	---
	10,528	3,510(1)	$17.34	5/11/2021	---	---	---	---
	---	---	---	---	7,770(2)	$208,780	---	---
	---	---	---	---	7,000(3)	$188,090	---	---
	8,950	8,950(4)	$28.99	2/23/2022	---	---	---	---
	---	---	---	---	4,960(5)	$133,275	---	---
	6,763	6,763(6)	$25.99	6/1/2022	---	---	---	---
	---	---	---	---	3,738(7)	$100,440	---	---
	13,984	27,966(8)	$21.15	4/1/2023	---	---	---	---
	---	---	---	---	---	---	23,900(9)	$642,193
	---	27,430(10)	$17.77	3/28/2024	---	---	---	---
	---	---	---	---	---	---	46,900(11)	$1,260,203
	---	---	---	---	37,225(12)	$1,000,236	---	---

David R. Callen	---	7,395(14)	$17.36	4/7/2024	---	---	---	---
	---	---	---	---	14,055(15)	$377,658	---	---
	---	---	---	---	---	---	12,650(18)	$339,906

Kathryn V. Roedel	11,400	---	$24.65	3/2/2016	---	---	---	---
	5,376	---	$ 0.94	6/1/2019	---	---	---	---
	20,000	---	$ 0.79	6/18/2019	---	---	---	---
	44,250	---	$ 9.75	6/4/2020	---	---	---	---
	9,918	3,306(1)	$17.34	5/11/2021	---	---	---	---
	---	---	---	---	7,319(2)	$196,662	---	---
	6,300	6,300(4)	$28.99	2/23/2022	---	---	---	---
	---	---	---	---	3,514(5)	$94,421	---	---
	2,082	2,083(6)	$25.99	6/1/2022	---	---	---	---
	---	---	---	---	1,151(7)	$30,927	---	---
	5,084	10,166(8)	$21.15	4/1/2023	---	---	---	---
	---	---	---	---	---	---	8,700(9)	$233,769
	---	9,970(10)	$17.77	3/28/2024	---	---	---	---
	---	---	---	---	---	---	17,060(11)	$ 458,402
	---	---	---	---	20,300(12)	$545,461	---	---

Outstanding Equity Awards at Fiscal Year-End, continued

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin K. Brown	---	---	---	---	12,200(13)	$327,814	---	---
	---	6,230(10)	$17.77	3/28/2024	---	---	---	---
	---	---	---	---	---	---	10,660(11)	$286,434

Patricia A. Dirks	---	6,600(14)	$ 17.36	4/7/2024	---	---	---	---
	---	---	---	---	22,600(16)	$607,262	---	---
	---	---	---	---	6,030(17)	$162,026	---	---
	---	---	---	---	---	---	11,300(18)	$303,631

Wendy L. Schoppert	---	---	---	---	---	---	---	---

(1)       These stock options were granted on May 11, 2011 and vest 25% each year on each of the first four anniversaries of the date of grant, subject to continuing employment.

(2)       These performance stock awards were granted on May 11, 2011 and vest 100% on May 11, 2015, subject to continuing employment. The performance measurement period was completed at the end of fiscal year 2013.

(3)       These stock awards were granted on June 13, 2011 and vest 100% on June 13, 2015, subject to continuing employment.

(4)       These stock options were granted on February 23, 2012 and vest 25% each year on each of the first four anniversaries of the date of grant, subject to continuing employment.

(5)       These performance stock awards were granted on February 23, 2012 and vest 100% on February 23, 2016, subject to continuing employment. The shares are reflected at estimated performance achievement level. The performance period was completed as of fiscal 2014 year end, but final achievement calculations are dependent on industry survey data that will be finalized in fiscal 2015.

(6)       These stock options were granted on June 1, 2012 and vest 25% each year on each of the first four anniversaries of the date of grant, subject to continuing employment.

(7)       These performance stock awards were granted on June 1, 2012 and vest 100% on June 1, 2016, subject to continuing employment. The shares are reflected at estimated performance achievement level. The performance period was completed as of fiscal 2014 year end, but final achievement calculations are dependent on industry survey data that will be finalized in fiscal 2015.

(8)       These stock options were granted on April 1, 2013 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment.

(9)       These performance stock awards were granted on April 1, 2013 and vest 100% on April 1, 2016, subject to continuing employment. The shares are reflected at the target award level. The performance period continues through fiscal 2015 year end.

(10)     These stock options were granted on March 28, 2014 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment.

(11)     These performance stock units were granted on March 28, 2014 and vest 100% on March 28, 2017, subject to continuing employment. The shares are reflected at the target award level. The performance period continues through fiscal 2016 year end.

(12)     These market-based stock units were granted on March 28, 2014 and vest 100% on March 28, 2017, subject to continuing employment. The shares are reflected at the target award level, which is the same as the maximum award level. The market condition performance period continues through March 28, 2017. However, as of January 3, 2015, all market conditions had been met.

(13)     These restricted stock awards were granted on January 6, 2014 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment.

(14)     These stock options were granted on April 7, 2014 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment.

(15)     These restricted stock units were granted on April 7, 2014 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment.

(16)     These restricted stock units were granted on April 7, 2014 and vest 100% on April 7, 2017, subject to continuing employment.

(17)     These restricted stock units were granted on April 7, 2014 and vest 100% on April 7, 2015, subject to continuing employment.

(18)     These performance stock units were granted on April 7, 2014 and vest 100% on April 7, 2017, subject to continuing employment. The shares are reflected at the target award level. The performance period continues through fiscal 2016 year end.

Option Exercises and Stock Vested

The following table summarizes the stock options exercised and restricted stock awards vested for each of the named executive officers during the fiscal year ended January 3, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Shelly R. Ibach	4,000	$60,520	11,250	$217,688
David R. Callen	---	---	---	---
Kathryn V. Roedel	---	---	11,250	$217,688
Kevin K. Brown	---	---	---	---
Patricia A. Dirks	---	---	---	---
Wendy L. Schoppert	---	---	---	---

(1)
The value realized on the exercise of stock options for purposes of this table is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the stock option.

(2)	The value realized on the vesting of stock awards for purposes of this table is based on the fair market value of our common stock on the date of vesting of the award.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(4)
Equity compensation plans approved by security holders	2,267,219	(2)	$16.06	4,833,650
Equity compensation plans not approved by security holders	None		Not applicable	None
Total	2,267,219		$16.06	4,833,650

(1)	Includes the Select Comfort Corporation 2004 Stock Incentive Plan and the Select Comfort Corporation 2010 Omnibus Incentive Plan.
(2)
This amount includes 287,595 restricted stock units, 274,385 performance-based stock units, 126,550 market-based stock units, and 65,604 phantom shares. Performance-based stock units are shown at target. The actual number of shares to be issued under performance-based stock unit awards depends on company performance against goals.

(3)
The weighted average exercise price does not take into account the unvested restricted stock units, performance-based stock units, market-based stock units or phantom shares, which have no exercise price.

(4)
The number of shares of common stock available for issuance under the 2010 Plan is reduced by 1.15 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award, which are awards other than stock options or SARs that are settled by the issuance of shares of our common stock.

Nonqualified Deferred Compensation

The following table summarizes the aggregate earnings and balances for each of the named executive officers under the Select Comfort Executive Investment Plan, the company’s non-qualified deferred compensation plan (described in greater detail below), for the 2014 fiscal year ended January 3, 2015.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(1) ($)
Shelly R. Ibach	---	---	---	---	---
David R. Callen	---	---	---	---	---
Kathryn V. Roedel	---	---	$ 2,221	---	$ 96,628
Kevin K. Brown	$9,329	---	$ 320	---	$ 9,649
Patricia A. Dirks	---	---	---	---	---
Wendy L. Schoppert	---	---	---	---	---

(1)       Among the named executive officers, only Ms. Roedel and Mr. Brown had account balances under the plan as of January 3, 2015. Ms. Roedel did not elect to make additional contributions (salary or bonus deferrals) to the plan in fiscal year 2014.

As determined by the plan administrator each year, certain executive employees (for example, director level and above) may be eligible to participate in the Select Comfort Executive Investment Plan, a non-qualified deferred compensation plan. Under this plan, eligible employees may defer up to 50% of base salary and up to 75% of bonus compensation on a pre-tax basis. These voluntary employee salary and bonus deferrals are credited to the participant’s “savings account.” (Elective deferrals made by eligible employees prior to January 1, 2009 could have been credited to a “fixed period account.”) No employees were eligible to make deferrals of base salary or bonus during the 2009, 2010 and 2011 plan years and the first six months of the 2012 plan year.

In addition to deferrals made by eligible employees, the company may elect to credit eligible employees with discretionary employer credits to a “retirement account.” The company has not elected to make any discretionary employer credits under this plan.

A participant’s account under the plan is also credited with earnings credits which are based on deemed investment in a variety of funds made available by the plan administrator and which are currently similar to the investment fund options available under the company’s 401(k) plan. The participant selects the funds into which the account balance is deemed to be invested and these allocations may be changed by the participant at any time.

Amounts credited to savings and retirement accounts are paid out no later than 90 days (or six months for executive officers) after the participant’s “termination date” (which means the date the participant separates from service as defined under Internal Revenue Code Section 409A). Payment of the fixed period account depends on the date (or dates) of distribution elected by the participant at the time he or she made the election to defer salary or bonus to a fixed period account. Distributions to the participant may be made in a lump sum payment or in annual installment payments. Prior to the termination date (or the fixed payment date of a fixed period account), a participant may be allowed to receive a lump sum distribution from his or her account in the event of certain unforeseeable emergencies. The participant’s account (if any) upon his or her date of death is paid in a lump sum to the participant’s plan beneficiary or beneficiaries.

Employment Arrangements, Potential Payments upon Change in Control

Employment Arrangements. All Select Comfort employees, including all executive officers, are “at will” employees, meaning that the employee or the company may terminate the employment relationship with or without cause and with or without notice, at any time at the option of either the employee or the company. No executive officer of the company has any contractual or other right to employment for any term or period of time. In addition, no executive officer would be entitled to any severance compensation in excess of the benefits provided under the company’s Severance Plan described above.

Change in Control Provisions –2004 Stock Incentive Plans

Under our company’s 2004 Stock Incentive Plan (the “2004 Plan”), if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding stock options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of our company or any subsidiary.

In addition, under the 2004 Plan, if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

●
All outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of our company or any subsidiary;

●	All outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

●
All outstanding performance units, stock bonuses and performance stock awards will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

There are presently no outstanding stock appreciation rights, performance units or stock bonuses.

In the event of a change in control, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding.

Under the 2004 Plan, a “change in control” will include any of the following:

●	The sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation not controlled by our company;

●	The approval by our shareholders of a plan or proposal for the liquidation or dissolution of our company;

●	Any change in control that is required by the Securities and Exchange Commission to be reported;

●	Any person who was not a shareholder of our company on the effective date of the Plan becomes the beneficial owner of 50% or more of the voting power of our company’s outstanding common stock; or

●	The “continuity” directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

The foregoing provisions applicable to changes in control under our 2004 Plan apply equally to all employees holding incentive awards under this plan.

Change in Control Provisions – 2010 Omnibus Incentive Plan

While the events that are considered a change in control under our 2004 Plan and Amended and Restated 2010 Omnibus Incentive Plan (the “2010 Plan”) are identical, our 2010 Plan, which governs incentive awards granted in 2010 and future years, contains a “double-trigger” change in control provision. Under this provision, if the company is the surviving company, or the surviving or acquiring company assumes our outstanding incentive awards or provides for their equivalent substitutes, then vesting of incentive awards is accelerated only upon the termination of the employee’s service, a material reduction in an employee’s base salary, a discontinuation of participation in certain long-term cash or equity benefits provided to comparable employees, a significant change in job responsibilities or the need to relocate, provided these events occur within two years following a change in control.

Potential Payments to Named Executive Officers

The following table summarizes the amount of compensation and benefits payable to each named executive officer in the event of (i) any voluntary termination or resignation or termination for cause, (ii) an involuntary termination without cause, (iii) a change in control, (iv) a qualifying change in control termination, and (v) termination by reason of an executive’s death or disability. The amounts shown assume that the applicable triggering event occurred on January 3, 2015 (fiscal year-end). As Ms. Schoppert ceased to be employed by the company effective February 21, 2014, she is not included in the table below.

		Triggering Events
Name	Type of Payment	Voluntary/For Cause Termination ($)	Involuntary Termination without Cause ($)	Change in Control ($)	Qualifying Change in Control Termination(1) ($)	Death or Disability ($)
Shelly R. Ibach	Cash Severance(2)	---	$3,500,000	---	$3,500,000	---
	Option Award Acceleration(3)	---	---	---	$448,980	$448,980
	Stock Award Acceleration(4)	---	---	---	$3,751,831	$3,751,831
	Benefit Continuation(5)	---	$15,483	---	$15,483	---
	Outplacement	---	$15,000	---	$15,000	---
	Total	---	$3,530,483	---	$7,731,295	$4,200,811
David R. Callen	Cash Severance(2)	---	$787,500	---	$787,500	---
	Option Award Acceleration(3)	---	---	---	$70,326	$70,326
	Stock Award Acceleration(4)	---	---	---	$717,563	$717,563
	Benefit Continuation(5)	---	$13,083	---	$13,083	---
	Outplacement	---	$10,000	---	$10,000	---
	Total	---	$810,583	---	$1,598,473	$787,890
Kathryn V. Roedel	Cash Severance(2)	---	$853,424	---	$853,424	---
	Option Award Acceleration(3)	---	---	---	$182,216	$182,216
	Stock Award Acceleration(4)	---	---	---	$1,676,876	$1,676,876
	Benefit Continuation(5)	---	$10,161	---	$10,161	---
	Outplacement	---	$10,000	---	$10,000	---
	Total	---	$873,585	---	$2,732,677	$1,859,092
Kevin K. Brown	Cash Severance(2)	---	$808,500	---	$808,500	---
	Option Award Acceleration(3)	---	---	---	$56,693	$56,693
	Stock Award Acceleration(4)	---	---	---	$614,248	$614,248
	Benefit Continuation(5)	---	$11,332	---	$11,332	---
	Outplacement	---	$10,000	---	$10,000	---
	Total	---	$829,832	---	$1,500,773	$670,941
Patricia A. Dirks	Cash Severance(2)	---	$735,000	---	$735,000	---
	Option Award Acceleration(3)	---	---	---	$62,766	$62,766
	Stock Award Acceleration(4)	---	---	---	$1,072,919	$1,072,919
	Benefit Continuation(5)	---	$504	---	$504	---
	Outplacement	---	$10,000	---	$10,000	---
	Total	---	$745,504	---	$1,881,189	$1,135,685

(1)	The amounts payable to the named executive officers upon a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

(2)
For the CEO, the cash severance compensation is equal to (a) two times the sum of (i) annual base salary and (ii) annual target cash incentive, plus (b) a pro rata target cash incentive for the year of termination. For each of the other named executive officers, the cash severance compensation is equal to (a) one times the sum of (i) annual base salary and (ii) annual target cash incentive, plus (b) a pro rata target cash incentive for the year of termination.

(3)
The value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer is based on the difference between: (i) the fair market value of our common stock as of January 2, 2015 ($26.87), and (ii) the per share exercise price of the options held by the executive. The range of exercise prices of unvested stock options held by our named executive officers included in the table as of January 3, 2015 was $17.34 to $28.99.

(4)
The value of the automatic acceleration of the vesting of stock awards held by a named executive officer is based on: (i) the number of unvested stock awards held by the executive as of January 3, 2015, multiplied by (ii) the fair market value of our common stock on January 2, 2015, ($26.87).

(5)	Represents the cost of “COBRA” medical and dental continuation coverage, less the amount paid by an active full-time employee for the same level of coverage.

Director Compensation

The following table summarizes the total compensation paid or earned by each of the non-employee members of our Board of Directors for the 2014 fiscal year ended January 3, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(7) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Daniel I. Alegre	$ 63,500	$63,455	$20,888	$ 986	$148,829
Stephen L. Gulis, Jr.(4)	$ 79,000	$63,455	$20,888	---	$163,343
Michael J. Harrison(4) (5)	$ 69,500	$63,455	$20,888	$ 617	$154,460
David T. Kollat	$ 68,000	$63,455	$20,888	$ 7,387	$159,730
Brenda J. Lauderback(4)	$ 74,000	$63,455	$20,888	$ 8,804	$167,147
Kathleen L. Nedorostek(6)	$ 63,500	$63,455	$20,888	---	$147,843
Michael A. Peel(4)	$ 75,000	$63,455	$20,888	---	$159,343
Jean-Michel Valette	$163,500	$63,455	$20,888	$ 337	$248,180

(1)         Reflects the aggregate grant date fair value of 3,430 restricted stock awards granted during fiscal year 2014, computed in accordance with FASB ASC Topic 718. See Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, for a discussion of the relevant assumptions used in calculating these amounts.

(2)         Reflects the aggregate grant date fair value of 2,120 stock option awards granted during fiscal year 2014, computed in accordance with FASB ASC Topic 718. See Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, for a discussion of the relevant assumptions used in calculating these amounts. As of January 3, 2015, the aggregate number of stock options outstanding held by those who served as non-employee directors during fiscal 2014 was as follows: Mr. Alegre, 5,740; Mr. Gulis, 66,865; Mr. Harrison, 9,209; Dr. Kollat, 66,865; Ms. Lauderback, 54,115; Ms. Nedorostek, 11,615; Mr. Peel, 52,603; and Mr. Valette, 66,865.

(3)         The amount listed in the All Other Compensation column relates to company product received by the Director.

(4)         Under the 2010 Omnibus Incentive Plan, non-employee directors may elect to defer receipt of any shares of the company’s common stock under an Incentive Award granted to non-employee directors under the Plan. For fiscal 2014, the following Directors have elected to defer receipt of their 2014 Incentive Award: Mr. Gulis, 3,430 shares, Mr. Harrison, 3,430 shares, Ms. Lauderback, 3,430 shares and Mr. Peel, 3,430 shares.

(5)         Mr. Harrison elected to receive all director fees in the form of common stock under the company’s 2010 Omnibus Incentive Plan, and to defer receipt of such shares. The number of shares paid is determined by dividing the amount of the director’s fees to be deferred by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares to be received by this director in lieu of cash compensation for fiscal 2014 is 3,401 shares.

(6)         Ms. Nedorostek elected to receive all director fees in the form of common stock under the company’s 2010 Omnibus Incentive Plan, and to defer receipt of such shares. The number of shares paid is determined by dividing the amount of the director’s fees to be deferred by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares to be received by this director in lieu of cash compensation for fiscal 2014 is 3,107 shares.

 (7)         As of January 3, 2015, the aggregate number of shares outstanding under stock awards, including restricted stock, restricted stock units and phantom stock, held by those who served as non-employee directors during fiscal year 2014 was as follows: Mr. Alegre, 3,430 shares; Mr. Gulis, 58,788 shares; Mr. Harrison, 11,991 shares; Dr. Kollat, 3,430 shares; Ms. Lauderback, 9,042 shares; Ms. Nedorostek, 12,807 shares; Mr. Peel, 5,510 shares, and Mr. Valette, 3,430 shares.

Annual Retainer. Effective as of May 2012, all of our non-employee directors are entitled to receive an annual cash retainer of $55,000. The Chair of the Audit Committee receives additional compensation of $17,000 per year, and each of the members of the Audit Committee (other than the Chair) receives additional compensation of $8,500 per year. The Chair of the Management Development and Compensation Committee receives additional compensation of $14,000 per year, and each of the members of the Management Development and Compensation Committee (other than the Chair) receives additional compensation of $7,000 per year. The Chair of the Corporate Governance and Nominating Committee receives additional compensation of $12,000 per year, and each of the members of the Corporate Governance and Nominating Committee (other than the Chair) receives additional compensation of $6,000 per year. The non-executive Chairman of the Board receives an additional retainer of $100,000 per year.

Meeting Fees. Non-employee directors are entitled to payment of meeting fees for Board and Committee meetings beyond the normal number of regular or typical meetings for the Board and each Committee in a fiscal year. Pursuant to this approval, non-employee directors (other than the Chairman of the Board) are entitled to (i) Board meeting fees of $1,000 per in-person meeting and $500 per telephonic meeting after a minimum of four Board meetings for the fiscal year, and (ii) Committee meeting fees of $750 per in-person Committee meeting and $500 per telephonic Committee meeting after a minimum of eight Audit Committee meetings and after a minimum of four meetings of each other Committee for the fiscal year.

Equity Compensation. Coincident with the annual meeting of shareholders, non-employee directors are eligible to receive equity compensation in amounts determined by the Management Development and Compensation Committee, of which generally 75 percent would be paid in the form of restricted stock and 25 percent in stock options, based on Black-Scholes valuation, with the grants to vest on the earlier of one year from the date of grant or the date of the next annual meeting at which directors are elected to the Board, so long as the director continues to serve on our Board of Directors. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to earlier termination following retirement from the Board.

Reimbursement of Expenses. All of our directors are reimbursed for travel expenses for attending meetings of our Board or any Board committee and for attending director continuing education programs.

No Director Compensation for Employee Directors. Any director who is also an employee of our company does not receive additional compensation for service as a director.

RE-APPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE GOALS INCLUDED IN
THE SELECT COMFORT CORPORATION
AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

(Proposal 2)

Introduction

Our Board of Directors proposes that our shareholders re-approve the material terms of the performance goals included in the Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan, or 2010 Plan. The 2010 Plan is being submitted for shareholder approval so that certain awards under the 2010 Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or IRC.

This proposal does not seek any amendment of the existing provisions of, including the number of shares reserved for issuance, or performance goals contained within, the 2010 Plan. Rather, this proposal is being presented to the shareholders solely to address the periodic approval of the performance goals and related provisions as required under Section 162(m) and described below.

The 2010 Plan permits the Management Development and Compensation Committee, or a subcommittee thereof, which we refer to as the “Committee,” to grant to eligible employees, directors and consultants of Select Comfort non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock based awards. All awards under the 2010 Plan are either performance-based and intended to comply with Section 162(m) of the IRC or are not intended to be performance-based compensation under Section 162(m). Section 162(m) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1,000,000 in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) generally requires that:

●	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

●	The performance goals must be established by a compensation committee comprised solely of two or more “outside directors”;

●	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

●	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

To qualify for the exemption for qualified performance-based compensation, the shareholders must generally re-approve the material terms of the performance goals every five years. For purposes of Section 162(m), the material terms include:

●	The employees eligible to receive compensation;

●	A description of the business criteria on which the performance goals may be based; and

●	The maximum amount of compensation that can be paid to an employee under the performance goals.

Each of these aspects of the 2010 Plan is discussed below. Our shareholders last approved the material terms of the 2010 Plan’s performance goals when the 2010 Plan was initially approved by our shareholders at our 2010 annual meeting of shareholders on May 19, 2010. At our 2013 annual meeting of shareholders on May 14, 2013, our shareholders approved an amendment to the 2010 Plan to increase the number of shares reserved for issuance by 4,500,000 shares. We are now re-submitting for approval the material terms of the 2010 Plan’s performance goals, which have not changed from those that were included in the terms of the 2010 Plan as approved by our shareholders in 2010. Shareholder approval under this Proposal No. 2 will be deemed to constitute approval of the material terms of the performance goals and related provisions under the 2010 Plan for purposes of the shareholder approval requirements of Section 162(m).

Shareholder approval of the material terms of the performance goals under the 2010 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the 2010 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2010 Plan’s performance goals for shareholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the 2010 Plan. Nothing in this proposal precludes us or the Committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

If our shareholders do not re-approve the performance goals under the 2010 Plan pursuant to this Proposal No. 2, amounts payable under the 2010 Plan may be subject to the compensation deduction limit under Section 162(m), which could have an adverse effect on our net income. In addition, even if this proposal is approved by our shareholders, nothing in this proposal precludes us from granting incentive awards that are not intended to be qualified performance-based compensation under Section 162(m), if deemed appropriate by the Committee. The 2010 Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other awards under the 2010 Plan to such individuals, subject to the terms and conditions of the 2010 Plan. In addition, all previously granted awards will continue to be subject to the 2010 Plan.

Summary of the 2010 Plan Features

Below is a summary of the major features of the 2010 Plan. The summary is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which may be obtained upon request to Investor Relations at 9800 59th Avenue North, Minneapolis, Minnesota, 55422 or by telephone at 763-551-7498. We have also filed a copy of the 2010 Plan electronically with the SEC as an appendix to this proxy statement, available through the SEC’s website at www.sec.gov.

Purpose. The purpose of the 2010 Plan is to advance the interests of the company and its shareholders by enabling the company and its subsidiaries to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the company and increases in shareholder value, and provide opportunities for equity participation that align the interests of recipients with those of our shareholders.

Plan Administration. The Committee will administer the 2010 Plan. All members of the Committee will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” under the NASDAQ listing rules, the rules and regulations of the SEC and other applicable laws, and “outside directors” within the meaning of Section 162(m) of the IRC.

Under the terms of the 2010 Plan, subject to certain limitations, the Committee will have the authority to, among other things:

●	Select eligible participants to whom awards are granted;

●	Determine the types and amounts of awards to be granted and when;

●	Determine the provisions of such awards, including the applicable performance measures, if any, and the duration, restrictions and conditions of such incentive awards;

●	Subject to shareholder approval requirements for some amendments, determine whether and under what circumstances and terms to amend the 2010 Plan or any outstanding incentive award agreement;

●	Interpret the 2010 Plan and any instrument evidencing an incentive award under the 2010 Plan and establish rules and regulations pertaining to its administration;

●	Determine fair market value in accordance with the 2010 Plan;

●	Adopt subplans or special provisions applicable to incentive awards regulated by the laws of jurisdictions other than the United States;

●	Authorize any person to execute on behalf of the company an incentive award agreement or other instrument required to effect a grant;

●	Determine whether incentive awards will be settled in shares of common stock, cash or in any combination thereof;

●	Determine whether an incentive award will be adjusted for dividend equivalents;

●	Impose restrictions, conditions or limitations on resales and subsequent transfers; and

●	Make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2010 Plan.

Delegation. The Committee may delegate to one or more of its members or to one or more officers of the company such administrative duties or powers, as it may deem advisable. The Committee may authorize one or more directors or officers of the company to designate employees, other than officers, directors, or 10% shareholders of the company, to receive awards under the plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing or Exchange. The Committee may not, except as described below under the heading “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price; or (C) other incentive awards; or (iii) repurchasing the underwater options or SARs and granting new incentive awards under the 2010 Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option or SAR.

Shares Authorized. Subject to adjustment (as described below), the maximum number of shares of our common stock authorized for issuance under the 2010 Plan is 7,500,000 shares, plus the number of shares subject to awards outstanding under the existing stock plans in place as of the date of shareholder approval of the prior 2010 plan, but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares. No more than 7,500,000 shares may be granted as incentive stock options and the total number of shares of our common stock available for issuance under the 2010 Plan will be reduced by 1.15 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award.

Shares of our common stock that are issued under the 2010 Plan or that are subject to outstanding incentive awards will be applied to reduce the maximum number of shares of our common stock remaining available for issuance under the 2010 Plan only to the extent they are actually used. However, the full number of shares of our common stock subject to SARs granted under the 2010 Plan that are settled by the issuance of shares of our common stock will be counted against the shares authorized for issuance under the 2010 Plan, regardless of the number of shares actually issued upon settlement of such SARs. Furthermore, any shares of our common stock withheld to satisfy tax withholding obligations on incentive awards issued under the 2010

Plan, any shares of our common stock withheld to pay the exercise price of incentive awards under the 2010 Plan and any shares of our common stock not issued or delivered as a result of the “net exercise” of an outstanding option will be counted against the shares of our common stock authorized for issuance under the 2010 Plan. Any shares of our common stock repurchased by us on the open market using the proceeds from the exercise of an incentive award will not increase the number of shares available for future grant of incentive awards. Any shares of our common stock related to incentive awards under the 2010 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, or are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for incentive awards not involving shares, will be available again for grant under the 2010 Plan (with such increase in connection with full value awards based on the ratio of 1.15 shares for each terminated share).

Annual Award Limits. The annual limits listed below apply to grants that are intended to qualify as of awards of performance-based compensation under Section 162(m) of the IRC. These limits are per “participant,” per “year,” as the 2010 Plan defines such terms.

●	1,000,000 shares subject to stock options and SARs;

●	1,000,000 shares subject to restricted stock awards and restricted stock units;

●	$5,000,000 or 1,000,000 shares of common stock in performance awards;

●	$5,000,000 in annual performance cash awards;

●	$5,000,000 in other cash-based awards; and

●	1,000,000 shares granted under other stock-based awards.

Minimum Vesting and Performance Period Requirements. No more than 375,000 shares of common stock, in the aggregate, may be granted under the 2010 Plan on or after March 14, 2013 (not taking into account awards granted prior to March 14, 2013) subject to (a) SARs, restricted stock awards or restricted stock units granted to employees that vest solely based on continued service of the employees and that become exercisable more rapidly than ratably over a three year period after the date of grant, except in connection with the death, disability or retirement of an employee or a change in control; or (b) performance awards granted to employees with a performance period of less than one year, except in connection with the death or disability of an employee or a change in control.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of the company, the Committee will make the appropriate adjustment. These adjustments may be to the number and kind of securities and property that may be available for issuance under the 2010 Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Participation. Incentive awards may be granted to employees, non-employee directors and consultants of the company or any of its subsidiaries. A “consultant” is one who renders services that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. As of January 3, 2015, approximately 1,437 employees and eight non-employee directors were eligible to participate in the 2010 Plan.

Types of Awards. The 2010 Plan will permit us to grant non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Non-Statutory and Incentive Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2010 Plan permits the grant of both non-statutory and incentive stock options. Each stock option granted under the 2010 Plan must be evidenced by an incentive award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. Other than the non-employee director options described below, each stock option will vest and become exercisable at such time or times as determined by the Committee. The exercise price of each stock option granted under the 2010 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value is the closing price of our common stock, as reported by NASDAQ. The closing price of our common stock, as reported by NASDAQ, on March 26, 2015, was $32.53 per share. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions. The Committee will fix the term of each stock option, but stock options granted under the 2010 Plan will not be exercisable more than 10 years after the date the stock option is granted. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash or its equivalent. In the discretion of the Committee, payment may also be made by the delivery of common stock already owned by the participant prior to such delivery or to be issued upon the exercise of the option being exercised, by broker-assisted cashless exercise, by “net exercise,” or by a combination of such methods; or such other method as may be permitted by the Committee. In the case of a “net exercise” of a stock option, we will not require payment of the exercise price or any required tax withholding obligations related to the exercise, but will reduce the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, stock or a combination of both, equal to the difference between the fair market value of shares of our common stock and the exercise price of such shares. Each SAR granted must be evidenced by an incentive award agreement that specifies the exercise price, the term, and such other provisions as the Committee may determine. The exercise price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. The Committee will fix the term of each SAR, but SARs granted under the 2010 Plan will not be exercisable more than 10 years after the date the SAR is granted. Each SAR granted under the

2010 Plan will vest and become exercisable at such time or times as determined by the Committee.

Restricted Stock Awards and Restricted Stock Units. Restricted stock awards and/or restricted stock units may be granted under the 2010 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. Restricted stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. The Committee shall determine, and set forth in an incentive award agreement, the period of restriction, the number of shares of restricted stock awards or the number of restricted stock units granted, and other such conditions or restrictions. Participants holding shares of restricted stock awards may be granted voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights with respect to their restricted stock units. After all conditions and restrictions applicable to restricted stock awards and/or restricted stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock awards will become freely transferable (except as otherwise provided in the 2010 Plan) and restricted stock units will be paid in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may provide that restricted stock award is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the IRC.

Performance Awards. Performance awards, in the form of cash, shares of common stock or a combination of both, may be granted under the 2010 Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an incentive award agreement, the amount of cash and/or number of shares, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares earned by the participant.

Annual Performance Cash Awards. Annual performance cash awards may be granted under the 2010 Plan in such amounts and upon such terms as the Committee may determine, based on the achievement of specified performance goals for annual periods or other time periods as determined by the Committee. The Committee will determine the target amount that may be paid with respect to an annual performance award, which will be based on a percentage of a participant’s actual annual base compensation at the time of grant, up to 150% for any participant. The Committee may establish a maximum potential payout amount with respect to an annual performance award of up to 300% of the target payout in the event performance goals are exceeded by an amount established by the Committee at the time performance goals are established. The Committee may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.

Non-Employee Director Awards. The Committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options, SARs or full value awards. The Committee may also at any time and from time to time grant on a discretionary basis to non-employee directors non-statutory stock options, SARs or full value awards. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the 2010 Plan.

The 2010 Plan permits non-employee directors to elect to receive shares of our common stock in lieu of their director fees otherwise payable in cash. The election to receive our common stock in lieu of cash must be made in the calendar quarter preceding the date any such fees are payable. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by the fair market value of our common stock on the date such fees would otherwise have been payable.

Any awards granted to non-employee directors under the 2010 Plan must be made by a Committee consisting solely of directors who are “independent directors” within the meaning of the NASDAQ listing rules.

Other Cash-Based Awards and Other Stock-Based Awards. Cash-based awards that are not annual performance cash awards may be granted to participants in such amounts and upon such terms as the Committee may determine. These other cash-based awards will be paid in cash only. Other stock-based awards (including the grant or offer for sale of unrestricted shares of our common stock or the payment in cash or otherwise of amounts based on the value of shares of our common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the Committee. These other stock-based awards shall be expressed in terms of shares of our common stock or units based on shares of our common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of our common stock, as determined by the Committee.

Performance Measures. The Committee may structure any incentive award under the 2010 Plan as “performance-based compensation” under Section 162(m) of the IRC. Stock options and SARs awarded under the 2010 Plan are expected to qualify as performance-based compensation. For any other incentive award to qualify as performance-based, it will be granted in accordance with Section 162(m) of the IRC, including, without limitation, that vesting, crediting and/or payment shall be conditioned on the achievement of objective performance goals established by the Committee and based on the achievement of specified levels of one, or any combination, of the following performance measure elements:

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Sales and revenue measure elements, including gross revenue or sales, sales allowances, net revenue or net sales, invoiced revenue or sales, collected revenue or sales, revenues from new products, and bad debts;

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Expense measurement elements, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses;

●	Profitability and productivity measure elements, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT

(earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net cash flow, and net cash flow from operations;

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Asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, inventory (WIP and/or finished goods), current assets, working capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance;

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Debt and equity measure elements, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity;

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Shareholder and return measure elements, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added);

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Customer and market measure elements, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and

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Organizational and employee measure elements, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.

Any of the above performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure. Any of the performance measures specified in the 2010 Plan may be used to measure the performance of the company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the Committee deems appropriate. Performance measures may be compared to the performance of a group of comparator companies or a published or special index that the Committee deems appropriate or, with respect to share price, various stock market indices. The Committee also may provide for accelerated vesting of any incentive award based on the achievement of performance goals.

Any incentive award that is intended to qualify as performance-based compensation under Section 162(m) of the IRC will be granted, and performance goals for such an incentive award will be established, by the Committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Section 162(m) of the IRC; provided that the outcome is substantially uncertain at the time the Committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the IRC, the Committee must certify in writing that the performance goals established with respect to such award have been achieved.

The Committee may provide in any such incentive award that includes performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The Committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on the financial performance of the company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the company or the financial statements of the company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2010 Plan.

The Committee may adjust the amount payable pursuant to an incentive award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the IRC downwards but not upwards. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.

Dividend Equivalents. With the exception of stock options, SARs and unvested performance awards, awards under the 2010 Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee.

Termination of Service. Except as otherwise provided in the 2010 Plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of our subsidiaries is terminated by reason of death or disability, then:

●
All outstanding stock options (including non-employee director options) and SARs held by the participant will become immediately exercisable and will remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expires;

●	All outstanding shares of restricted stock held by the participant will become fully vested;

●
All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any incentive awards that vest based on the achievement of performance goals, if a participant’s employment or other service with our company or any subsidiary is terminated by death or disability prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and

●
If the effective date of such termination is before the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such termination is on or after the end of the time period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Except as otherwise provided in the 2010 Plan or an incentive award agreement, in the event a participant’s employment or other service with the company or any of our subsidiaries is terminated by reason of retirement (except with respect to non-employee directors), then:

●
All outstanding stock options (other than non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for one year after the date of such retirement, but will not be exercisable later than the date the stock options or SARs expires;

●	All stock options, SARs and all outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;

●
All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any incentive awards the vesting of which is based on the achievement of performance goals, if a participant’s employment or other service with our company or any subsidiary, as the case may be, is terminated by reason of retirement prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years; and

●
If the effective date of such retirement is before the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will terminate and be forfeited, but if the effective date of such retirement is on or after the end of the performance period to which an annual performance cash award relates, then any such annual performance cash award held by a participant will be paid to the participant in accordance with the payment terms of such award.

Except as otherwise provided in the 2010 Plan or an incentive award agreement, if a plan participant’s employment or other service with the company or any subsidiary of the company is terminated for any reason other than death, disability or retirement, then:

●
All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of termination, but those that are not exercisable will terminate and be forfeited;

●	All stock options, SARs and outstanding shares of restricted stock held by the participant that then have not vested will terminate and be forfeited;

●	All outstanding, but unpaid, restricted stock units, performance awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited; and

●	All outstanding annual performance cash awards held by a participant will terminate and be forfeited.

It is important to note that the foregoing terms are the standards that will be applicable to awards to the extent that the award agreement does not provide for different terms. The Committee may, in its sole discretion, and consistent with other terms of the 2010 Plan, provide for different termination, forfeiture, vesting and exercisability provisions, whether more or less restrictive than the foregoing standard terms, in any agreement evidencing an incentive award granted under the 2010 Plan.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the company or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, restricted stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no stock option or SAR may remain exercisable beyond its expiration date; (b) the Committee may not adjust the amount payable pursuant to an incentive award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the IRC upwards but may adjust the amount payable under such an awards downwards (unless the applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval, in which case the Committee will have sole discretion to make such changes without obtaining shareholder approval); (c) the Committee taking any such action relating to non-employee director awards will consist solely of “independent directors” as defined by NASDAQ (or other applicable exchange or market on which the common stock may be traded or quoted); and (d) any such action by the Committee adversely affecting any outstanding incentive award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the 2010 Plan to take such action.

Determination of Termination. The change in a participant’s status from an employee to a consultant will be deemed a termination unless the Committee determines otherwise, in its sole discretion. The change in a participant’s status from a consultant to an employee will not be deemed a termination of the participant’s service as a consultant. Unless the Committee determines otherwise, a participant’s termination date will be deemed to be the date recorded on personnel or other records of the company or any subsidiary. If the payment of an incentive award that is subject to Section 409A of the IRC is triggered by termination of a participant’s employment or other service, the termination must also constitute a “separation from service” within the meaning of Section 409A of the IRC, and any change in employment status that constitutes a “separation from service” under Section 409A of the IRC will be treated as a termination of employment or service, as the case may be.

Forfeiture and Recoupment. If a participant is determined by the Committee to have taken any action while providing services to the company or after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the 2010 Plan, all rights of the participant under the 2010 Plan and any agreements evidencing an incentive award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any incentive awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Committee to determine whether “cause” or “adverse action” exists. The company is entitled to withhold and deduct future wages to collect any amount due. In addition, if the company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the company for the amount of any award received by such individual under the 2010 Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, all awards under the 2010 Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable award agreement.

Change in Control and Acceleration of Vesting. Generally, a change in control will mean:

●
The sale, lease, exchange or other transfer of all or substantially all of the assets of the company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the company;

●	The approval by our shareholders of any plan or proposal for the liquidation or dissolution of the company; or

●	A change in control of a nature that would currently be required to be reported in response to Item 5.01 of SEC Form 8-K, whether or not the company is then subject to such reporting requirement.

Such a change in control will be deemed to have occurred at such time as (x) any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the combined voting power of the company’s outstanding securities ordinarily having the right to vote at elections of directors or (y) individuals who constitute the Board of Directors of the company on the effective date of the 2010 Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the 2010 Plan whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors on the effective date of the 2010 Plan (either by a specific vote or by approval of the proxy statement of the company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such person were a member of the Board of Directors on the effective date of the 2010 Plan.

Without limiting the authority of the Committee to adjust incentive awards as discussed under the headings “Plan Administration” and “Adjustments,” if a change in control of the company occurs, then, unless otherwise provided in the incentive award agreement, if the company is not the surviving corporation or the acquiring corporation does not assume the outstanding incentive awards or substitute equivalent awards, then:

●
All outstanding stock options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock options or SARs have been granted remains in employment or service with the company or any subsidiary;

●	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and

●	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the IRC will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the IRC. The treatment of any other incentive awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable incentive award agreement. The Committee is given the power under the 2010 Plan to alternatively provide that upon a change in control any or all outstanding stock-based awards will be canceled and terminated and the holders will receive a payment of cash or stock equal to the difference, if any, between the consideration received by shareholders in respect of a share of common stock in connection with the change in control and the purchase price per share, if any, under the award, multiplied by the number of shares subject to such award, provided that if such product is zero or less, or the award is not exercisable, the award may be canceled and terminated without payment for such award.

If a participant’s employment or other service with the company is terminated without “cause” or “adverse action” or by the participant for “good reason” (as such terms are defined in the 2010 Plan), in either case within two years following a change in control, and the company is the surviving corporation following such change in control, or the acquiror assumes the outstanding incentive awards or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates for such incentive awards, then:

●
All outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in employment or service with the company;

●	All restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and

●	All incentive awards the vesting or payment of which are based on performance goals will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the IRC will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the IRC. The treatment of any other incentive awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement.

Term, Termination and Amendment. Unless sooner terminated by the Board, the 2010 Plan will terminate at midnight on May 19, 2020. No incentive award will be granted after termination of the 2010 Plan, but incentive awards outstanding upon termination of the 2010 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2010 Plan.

Subject to certain exceptions, the Board has the authority to terminate and the Committee has the authority to amend the 2010 Plan or any outstanding award agreement at any time and from time to time provided that any amendment to the 2010 Plan will not become effective without shareholder approval (i) to increase the maximum number of shares of our common stock which may be issued pursuant to the 2010 Plan, (ii) to increase any limitation set forth in the 2010 Plan on the number of shares of our common stock which may be issued, or the aggregate value of award which may be made, in respect of any type of award to any single participant during any specified period, (iii) to change the class of individuals eligible to participate in the 2010 Plan, (iv) to reduce the minimum exercise price of any option or grant price of any SAR, or (v) if such approval is otherwise required to comply with applicable laws, rules or regulations. No termination or amendment of the 2010 Plan or an incentive award agreement shall adversely affect in any material way any award previously granted under the 2010 Plan without the written consent of the participant holding such award.

No amendments to the 2010 Plan will be effective without approval of the company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the IRC, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where incentive awards are, or will be, granted under the 2010 Plan; or (b) such amendment would: (i) modify the restrictions on re-pricing; (ii) materially increase benefits accruing to participants; (iii) increase the aggregate number of shares of common stock issued or issuable under the 2010 Plan; (iv) increase any limitation set forth in the 2010 Plan on the number of shares of common stock which may be issued or the aggregate value of incentive awards which may be made, in respect of any type of incentive award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the 2010 Plan; or (vi) reduce the minimum exercise price as set forth in the 2010 Plan.

Future Plan Benefits. It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the 2010 Plan because awards under the 2010 Plan will be made at the discretion of the Committee.

Incentive Awards under the Plan. The following table sets forth information with respect to options and other awards previously granted under the 2010 Plan since its inception upon shareholder approval on May 19, 2010 through January 3, 2015.

Name and Principal Position	Number of Shares Covered by Awards (1)
Shelly R. Ibach, President & Chief Executive Officer	314,828
David R. Callen, Senior Vice President & Chief Financial Officer	34,100
Kathryn V. Roedel, Executive Vice President & Chief Services and Fulfillment Officer	177,892
Kevin K. Brown, Senior Vice President & Chief Marketing Officer	29,090
Patricia A. Dirks, Senior Vice President & Chief Human Capital Officer	46,530
All current executive officers as a group	1,036,352
All current non-employee directors as a group	205,237
All current employees as a group (excluding executive officers)	1,166,585
(1)	The number of shares related to performance awards reflect the grant date target payout.

Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the company of transactions under the 2010 Plan. This summary is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2010 Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2010 Plan.

Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the IRC continue to be met. If the stock option holder meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the award granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the award on such date over the participant’s cost for such award (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC. Under certain circumstances, the participant, by making an election under Section 83(b) of the IRC, can accelerate federal income tax recognition with respect to an award that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the award. If the award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the award at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us.

Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to incentive awards granted under the 2010 Plan. Withholding for taxes will be limited to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the company. The Committee may permit a participant to satisfy a tax obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

IRC Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the IRC and the requirements of Section 409A of the IRC are not satisfied.

IRC Section 162(m). Pursuant to Section 162(m) of the IRC, the annual compensation paid to an individual, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the IRC. The 2010 Plan has been designed to permit the Committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the IRC.

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the company, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an incentive award, together with any other payments that such participant has the right to receive from the company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the IRC. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the IRC attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the IRC, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the IRC.

Board Recommendation

The Board of Directors recommends that the shareholders vote “For” the re-approval of the of the material terms of performance goals included in the Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for re-approval of the performance goals included in Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” re-approval of the performance goals included in Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)

(Proposal 3)

Background

Consistent with the views expressed by shareholders at our 2011 Annual Meeting, the Board of Directors has determined to hold an advisory vote to approve executive compensation annually.

This advisory resolution, commonly referred to as “say-on-pay”, is non-binding on the company and the Board of Directors. However, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions. The next say-on-pay vote will take place at the Company’s 2016 Annual Meeting of Shareholders. Our shareholders will have an opportunity to cast an advisory vote on the frequency of our say-on-pay vote at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than our 2017 Annual Meeting of Shareholders.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a talented management team to preserve its competitive advantage in the marketplace and deliver sustainable profitable growth. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

Proposal

The Board of Directors recommends that shareholders vote “For” approval of the following non-binding advisory resolution at the 2015 annual meeting:

RESOLVED, that the shareholders of Select Comfort Corporation approve, on an advisory basis, the compensation of the company’s named executive officers as described in the Compensation Discussion and Analysis, tabular disclosures and other executive compensation narrative provided in this Proxy Statement for the company’s 2015 Annual Meeting of Shareholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of shares necessary for a quorum, is necessary for approval of the foregoing resolution. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” approval of the foregoing resolution.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available at the investor relations section of the company’s website at http://www.sleepnumber.com/eng/aboutus/corporategovernance.cfm.

The Audit Committee is currently composed of five directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. Throughout 2014, the Audit Committee included Stephen L. Gulis, Jr. (Chair), Daniel I. Alegre, Michael J. Harrison, Kathleen L. Nedorostek and Jean-Michel Valette.

Management is responsible for our company’s financial reporting processes and internal control over financial reporting. Deloitte & Touche LLP, our Independent Registered Public Accounting Firm, is responsible for auditing our company’s consolidated financial statements for the 2014 fiscal year. This audit is to be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met in person or by telephone conference eight times during 2014. These meetings involved representatives of management, internal audit and the independent auditors. At each of its regularly scheduled quarterly meetings, the Audit Committee meets in executive session and also meets separately with representatives of the Independent Registered Public Accounting Firm, the executive who leads our internal audit function, and representatives of the senior management team.

Management represented to the Audit Committee that our company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements, together with the results of management’s assessment of the company’s internal control over financial reporting, with management and the Independent Registered Public Accounting Firm. The Audit Committee discussed with the Independent Registered Public Accounting Firm the matters required to be discussed with the auditors under Statement on Auditing Standards No. 16 “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU 380). The Independent Registered Public Accounting Firm provided the Audit Committee with written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal audit and the Independent Registered Public Accounting Firm, and the Audit Committee’s review of the representations of management and the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the year ended January 3, 2015, for filing with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors

Stephen L. Gulis, Jr., Chair
Daniel I. Alegre
Michael J. Harrison
Kathleen L. Nedorostek
Jean-Michel Valette

RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors selected Deloitte & Touche LLP (“Deloitte”) as the company’s independent registered public accounting firm (“Independent Auditors”) for the 2015 fiscal year ending January 2, 2016. Deloitte has served as our Independent Auditors since the 2010 fiscal year.

Although the Board is not required to submit the selection of Independent Auditors to shareholders for ratification, and the Board would not be bound by shareholder ratification or failure to ratify the selection, the Board wishes to submit the selection of Deloitte to serve as our Independent Auditors for the 2015 fiscal year to our shareholders for ratification consistent with best practices in corporate governance.

If shareholders do not ratify the selection of Deloitte as our Independent Auditors, the Audit Committee will reconsider whether to retain Deloitte and may determine to retain that firm or another firm without resubmitting the matter to shareholders. Even if the selection of Deloitte is ratified by shareholders, the Audit Committee may, in its discretion, direct the appointment of a different firm of Independent Auditors at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees

The aggregate fees billed for professional services by the Independent Auditors in 2014 and 2013 were:

	2014	2013
Audit fees	$432,933	$446,868
Audit-related fees (1)	2,000	2,200
Audit and audit-related fees	$434,933	$449,068
Tax fees (2)	80,838	105,302
All other fees	---	---
Total	$515,771	$554,370

(1)	These fees related to access to an online accounting research tool.
(2)	These fees are primarily for tax compliance services based on time and materials.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s Independent Auditors to provide audit or non-audit services for the company must either be approved by the Audit Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the Independent Auditors must be approved in advance of the engagement by the Audit Committee. Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively. All services provided to the company by the Independent Auditors in 2014 were approved in advance of the engagement by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

Board Recommendation

The Board recommends a vote “For” ratification of the selection of Deloitte as our Independent Auditors for the 2015 fiscal year ending January 2, 2016. Unless a contrary choice is specified, proxies solicited by the Board will be voted “For” the ratification of the selection of Deloitte as Independent Auditors.

POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING

(Proposal 5)

Possible Adjournment of the Annual Meeting

If a quorum is not present or represented at the annual meeting, the Chairman of the Board of Select Comfort may propose to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented.

Board Recommendation

The Board recommends a vote “For” adjournment of the annual meeting if a quorum is not present or represented at the annual meeting if proposed by the Chairman of the Board of Select Comfort. Unless a contrary choice is specified, proxies solicited by the Board will be voted “For” the adjournment of the annual meeting if proposed by the Chairman of the Board of Select Comfort.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based upon a review of the copies of such reports furnished to us during the 2014 fiscal year ended January 3, 2015 and written representations by such persons, all reports were filed on a timely basis.

Shareholder Proposals for 2016 Annual Meeting

Any shareholder proposal requested to be included in the proxy materials for the 2016 Annual Meeting of Shareholders must (i) be received by our Senior Vice President, General Counsel and Secretary on or before December 2, 2015 and (ii) satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Bylaws.

Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder’s intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy materials to shareholders in connection with the preceding year’s annual meeting. Under these provisions, notice of a shareholder proposal to be presented at the 2016 Annual Meeting of Shareholders (but that is not requested to be included in the proxy materials) must be provided to the Secretary of our company on or before December 2, 2015. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder’s notice must set forth:

●	A description of the proposed business and the reasons for it,

●	The name and address of the shareholder making the proposal,

●	The class and number of shares of common stock owned by the shareholder, and

●	A description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder’s notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee’s business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder. The required procedures for a shareholder to nominate a director are described in more detail above under the heading “Corporate Governance – Director Nominations Process.”

Other Business

Management of our company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2014 Annual Report

We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the 2014 fiscal year ended January 3, 2015. Any request for an Annual Report should be sent to:

Select Comfort Corporation Investor Relations Department 9800 59th Avenue North Plymouth, Minnesota 55442

Householding Information

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g. banks and brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any shareholder who is receiving multiple copies of these documents and would like to receive only one copy per household should contact the shareholder’s bank, broker or other nominee record holder. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will promptly deliver an additional copy of any of these documents to you if you call us at (763) 551-7498 or write us at the following address:

Select Comfort Corporation Investor Relations Department 9800 59th Avenue North Plymouth, Minnesota 55442

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock “For” the Board’s nominees and “For” each of the other proposals before you at the Annual Meeting promptly by mail, telephone, or Internet as instructed on your proxy card.

By Order of the Board of Directors

Mark A. Kimball
Senior Vice President,
Chief Legal and Risk Officer and Secretary

March 31, 2015
Plymouth, Minnesota

Annex A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our shareholders in connection with our 2015 Annual Meeting of Shareholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442.

Name

Jean-Michel Valette

Daniel I. Alegre

Stephen L. Gulis, Jr.

Michael Harrison

Shelly R. Ibach

David T. Kollat

Brenda J. Lauderback

Kathleen L. Nedorostek

Michael A. Peel

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the company, and the business address for each person is Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442.

Name	Position

Shelly R. Ibach	President and Chief Executive Officer

Melissa Barra	Senior Vice President, Chief Strategy and Customer Relationship Officer

Andrea L. Bloomquist	Senior Vice President and Chief Product Officer

Kevin K. Brown	Senior Vice President and Chief Marketing Officer

David R. Callen	Senior Vice President and Chief Financial Officer

Andrew P. Carlin	Senior Vice President and Chief Sales Officer

Patricia A. Dirks	Senior Vice President and Chief Human Capital Officer

Mark A. Kimball	Senior Vice President, Chief Legal and Risk Officer, and Secretary

Kathryn V. Roedel	Executive Vice President and Chief Services and Fulfillment Officer

Joseph H. Saklad	Senior Vice President and Chief Information Officer

David W. Schwantes	Senior Director – FP&A and Investor Relations

Information Regarding Ownership of Company Securities by Participants

The number of shares of company common stock held by our directors and named executive officers as of March 27, 2015 is set forth under the “Stock Ownership of Management and Certain Beneficial Owners” section of this Proxy Statement. The following table sets forth the number of shares held as of March 27, 2015 by our other employees who are deemed “Participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership

Name	Number	Percent

Melissa Barra (1)	10,570	*

Andrea L. Bloomquist (2)	60,028	*

Andrew P. Carlin (3)	64,531	*

Mark A. Kimball (4)	243,983	*

J. Hunter Saklad (5)	49,565	*

David W. Schwantes (6)	15,768	*

(1)	Includes 3,400 shares held under restricted stock grants that have not vested. Also includes 4,770 shares that Ms. Barra has the right to acquire within 60 days through the exercise of stock options.

(2)
Includes 15,206 shares held under restricted or performance stock grants that have not vested. Also includes 35,641 shares that Ms. Bloomquist has the right to acquire within 60 days through the exercise of stock options.

(3)
Includes 17,323 shares held under restricted or performance stock grants that have not vested. Also includes 42,827 shares that Mr. Carlin has the right to acquire within 60 days through the exercise of stock options.

(4)
Includes 17,319 shares held under performance stock grants that have not vested. Also includes 103,407 shares that Mr. Kimball has the right to acquire within 60 days through the exercise of stock options.

(5)
Includes 10,599 shares held under restricted or performance stock grants that have not vested. Also includes 19,870 shares that Mr. Saklad has the right to acquire within 60 days through the exercise of stock options.

(6)
Includes 5,727 shares held under restricted or performance stock grants that have not vested. Also includes 7,259 shares that Mr. Schwantes has the right to acquire within 60 days through the exercise of stock options and 1,042 shares that he has the right to acquire within 60 days through the vesting of restricted stock units.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of company securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold January 1, 2013 to March 27, 2015

Name	Transaction Date	# of Shares	Transaction Description

Daniel I. Alegre	5/14/13	2,080	Grant of restricted stock award
	5/14/13	3,620	Stock Option grant
	5/14/14	2,080	Vesting of restricted stock award
	5/14/14	3,430	Grant of restricted stock units
	5/14/14	2,120	Stock Option grant

Melissa Barra	1/25/13	450	Purchase of common stock
	2/18/13	3,400	Grant of restricted stock award
	2/18/13	6,300	Stock Option grant
	2/20/13	250	Purchase of common stock
	10/21/13	700	Purchase of common stock
	3/28/14	8,310	Grant of performance-based restricted stock units
	3/28/14	11,505	Grant of market-based restricted stock units
	3/28/14	4,860	Stock Option grant
	8/27/14	1,000	Purchase of common stock
	1/13/15	2,780	Grant of restricted stock units
	3/16/15	5,275	Grant of performance-based restricted stock units
	3/16/15	3,315	Stock Option grant

Andrea L. Bloomquist	4/1/13	6,500	Grant of performance-based restricted stock award
	4/1/13	11,450	Stock Option grant
	5/24/13	5,250	Exercise of stock options
	5/24/13	(5,250)	Sale of common stock

	6/1/13	(1,145)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	3/18/14	(301)	Downward adjustment of performance-based restricted stock award as performance objectives were not met
	3/28/14	15,990	Grant of performance-based restricted stock units
	3/28/14	16,920	Grant of market-based restricted stock units
	3/28/14	9,350	Stock Option grant
	5/6/14	(2,355)	Sale of common stock
6/4/14	(2,182)	Shares withheld from vesting of a performance-based restricted stock award and a restricted stock award to cover estimated tax liability
11/17/14	(1,550)	Sale of common stock
3/16/15	9,375	Grant of performance-based restricted stock units

v

	3/16/15	5,895	Stock Option grant

Kevin K. Brown	1/6/14	12,200	Grant of restricted stock award
	2/11/14	469	Purchase of common stock
	3/28/14	10,660	Grant of performance-based restricted stock units
	3/28/14	6,230	Stock Option grant
	1/6/15	(1,583)	Shares withheld from vesting of a restricted stock award to cover estimated tax liability
	3/16/15	7,030	Grant of performance-based restricted stock units
	3/16/15	4,420	Stock Option grant

David R. Callen	4/7/14	14,055	Grant of restricted stock units
	4/7/14	7,395	Stock Option grant
	4/7/14	12,650	Grant of performance-based restricted stock units
	3/16/15	7,030	Grant of performance-based restricted stock units
	3/16/15	4,420	Stock Option grant

Andrew P. Carlin	4/1/13	6,500	Grant of performance-based restricted stock award
	4/1/13	11,450	Stock Option grant

	6/1/13	(1,717)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability

	3/18/14	(330)	Downward adjustment of performance-based restricted stock award as performance objectives were not met
	3/28/14	15,990	Grant of performance-based restricted stock units
	3/28/14	16,920	Grant of market-based restricted stock units
	3/28/14	9,350	Stock Option grant
	6/4/14	(2,182)	Shares withheld from vesting of a performance-based restricted stock award and a restricted stock award to cover estimated tax liability
	10/28/14	(6,013)	Sale of common stock
	3/16/15	9,375	Grant of performance-based restricted stock award
	3/16/15	5,895	Stock Option grant

Patricia A. Dirks	4/7/14	11,300	Grant of performance-based restricted stock units
	4/7/14	22,600	Grant of restricted stock units (deferred)
	4/7/14	6,030	Grant of restricted stock units (deferred)
	4/7/14	6,600	Stock Option grant
	3/16/15	7,030	Grant of performance-based restricted stock units
	3/16/15	4,420	Stock Option grant

Stephen L. Gulis, Jr.	5/14/13	1,337	Vesting of restricted stock award (deferred)
	5/14/13	2,080	Grant of deferred restricted stock award
	5/14/13	3,620	Stock Option grant
	5/14/14	2,080	Vesting of restricted stock award (deferred)
	5/14/14	3,430	Grant of deferred restricted stock units
	5/14/14	2,120	Stock Option grant
	12/4/14	(1,125)	Gift of common stock

Michael Harrison	2/20/13	783.56	Phantom Stock (in lieu of board fees)
	5/14/13	1,337	Vesting of restricted stock award
	5/14/13	2,080	Grant of restricted stock award
	5/14/13	3,620	Stock Option grant
	5/15/13	709.02	Phantom Stock (in lieu of board fees)
	7/24/13	5,000	Purchase of common stock
	7/26/13	5,000	Purchase of common stock
	9/13/13	741.95	Phantom Stock (in lieu of board fees)
	12/17/13	845.50	Phantom Stock (in lieu of board fees)
	2/27/14	961.01	Phantom Stock (in lieu of board fees)
	5/14/14	3,430	Grant of deferred restricted stock units
	5/14/14	2,120	Stock Option grant
	5/14/14	939.19	Phantom Stock (in lieu of board fees)
	5/14/14	2,080	Vesting of restricted stock award (deferred)
	9/25/14	863.57	Phantom Stock (in lieu of board fees)
	12/17/14	637.15	Phantom Stock (in lieu of board fees)
	2/26/15	552.11	Phantom Stock (in lieu of board fees)

Shelly R. Ibach	4/1/13	23,900	Grant of performance-based restricted stock award
	4/1/13	41,950	Stock Option grant

	6/1/13	(4,119)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability

	6/18/13	(5,040)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	11/18/13	(8,381)	Sale of common stock
	2/21/14	(4,000)	Sale of common stock
	3/18/14	(1,355)	Downward adjustment of performance-based restricted stock award as performance objectives were not met
	3/28/14	46,900	Grant of performance-based restricted stock units
	3/28/14	37,225	Grant of market-based restricted stock units
	3/28/14	27,430	Stock Option grant

6/4/14	(3,781)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	8/14/14	(14,687)	Sale of common stock
	12/1/14	4,000	Exercise of stock option
	3/16/15	46,875	Grant of performance-based restricted stock units
	3/16/15	29,480	Stock Option grant

Mark A. Kimball	4/1/13	4,900	Grant of performance-based restricted stock award
	4/1/13	8,600	Stock Option grant
	6/1/13	(6,219)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	3/18/14	(1,085)	Downward adjustment of performance-based restricted stock award as performance objectives were not met
	3/28/14	9,590	Grant of performance-based restricted stock units
	3/28/14	11,840	Grant of market-based restricted stock units
	3/28/14	5,610	Stock Option grant
	4/23/14	(20,000)	Sale of common stock

	6/4/14	(3,003)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	10/27/14	30,000	Exercise of stock option
	10/27/14	(30,000)	Sale of common stock
	12/11/14	(3,300)	Gift of common stock
	3/16/15	7,030	Grant of performance-based restricted stock units
	3/16/15	4,420	Stock Option grant

David T. Kollat	5/2/13	15,000	Exercise of stock options
	5/2/13	(15,000)	Sale of common stock
	5/14/13	1,337	Vesting of restricted stock award
	5/14/13	2,080	Grant of restricted stock award
	5/14/13	3,620	Stock Option grant
	4/22/14	11,250	Exercise of stock options
	4/22/14	(11,250)	Sale of common stock
	5/14/14	2,080	Vesting of restricted stock award
	5/14/14	3,430	Grant of restricted stock units
	5/14/14	2,120	Stock Option grant

Brenda J. Lauderback	5/14/13	1,337	Vesting of restricted stock award (deferred)
	5/14/13	2,080	Grant of restricted stock award
	5/14/13	3,620	Stock Option grant
	5/2/14	11,250	Exercise of stock options

5/2/14	(10,189)	Sale of common stock
5/14/14	2,080	Vesting of restricted stock award (deferred)
5/14/14	3,430	Grant of deferred restricted stock units
5/14/14	2,120	Stock Option grant
	11/17/14	12,750	Exercise of stock options
	11/17/14	(12,750)	Sale of common stock

Kathleen L. Nedorostek	2/20/13	783.56	Phantom Stock (in lieu of board fees)
	5/14/13	1,337	Vesting of restricted stock award
	5/14/13	2,080	Grant of restricted stock award
	5/14/13	3,620	Stock Option grant
	5/15/13	709.02	Phantom Stock (in lieu of board fees)
	9/13/13	649.55	Phantom Stock (in lieu of board fees)
	12/17/13	772.51	Phantom Stock (in lieu of board fees)
	2/27/14	878.04	Phantom Stock (in lieu of board fees)
	5/14/14	2,080	Vesting of restricted stock award
	5/14/14	3,430	Grant of restricted stock units
	5/14/14	2,120	Stock Option grant
	5/14/14	858.11	Phantom Stock (in lieu of board fees)
	9/25/14	789.02	Phantom Stock (in lieu of board fees)
	12/17/14	582.14	Phantom Stock (in lieu of board fees)
	2/26/15	504.45	Phantom Stock (in lieu of board fees)

Michael A. Peel	5/14/13	1,337	Vesting of restricted stock award
	5/14/13	2,080	Grant of restricted stock award (deferred)
	5/14/13	3,620	Stock Option grant
	4/22/14	5,625	Stock option exercise
	4/22/14	(4,665)	Shares withheld to cover exercise price
	5/14/14	2,080	Vesting of restricted stock award (deferred)
	5/14/14	3,430	Grant of deferred restricted stock units
	5/14/14	2,120	Stock Option grant

Kathryn V. Roedel	4/1/13	8,700	Grant of performance-based restricted stock award
	4/1/13	15,250	Stock Option grant
	6/1/13	(4,119)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	6/1/13	(481)	Common stock transferred to ex-spouse
	6/18/13	(5,040)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	6/18/13	(527)	Common stock transferred to ex-spouse

3/18/14	(1,276)	Downward adjustment of performance-based restricted stock award as performance objectives were not met
	3/28/14	17,060	Grant of performance-based restricted stock units
	3/28/14	20,300	Grant of market-based restricted stock units
	3/28/14	9,970	Stock Option grant
	6/4/14	(3,743)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	3/16/15	9,375	Grant of performance-based restricted stock units
	3/16/15	5,895	Stock Option grant

Joseph H. Saklad	4/1/13	4,350	Grant of performance-based restricted stock award
	4/1/13	7,650	Stock Option grant

	6/1/13	(1,168)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	8/23/13	4,157	Exercise of stock option
	8/23/13	1,527	Sale of common stock
	3/28/14	9,590	Grant of performance-based restricted stock units
	3/28/14	11,840	Grant of market-based restricted stock units
	3/28/14	5,610	Stock Option grant

	6/4/14	(2,221)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	7/21/14	4,000	Exercise of stock option
	7/21/14	(2,384)	Sale of common stock
	10/28/14	5,250	Exercise of stock option
	10/28/14	(3,140)	Sale of common stock
	2/19/15	9,563	Exercise of stock options
	2/19/15	(6,564)	Sale of common stock
	3/16/15	7,030	Grant of performance-based restricted stock units
	3/16/15	4,420	Stock Option grant

David W. Schwantes	4/1/13	1,310	Grant of performance-based restricted stock award
	4/1/13	2,710	Stock Option grant
	6/1/13	(318)	Shares withheld from vesting of performance-based restricted stock award to cover estimated tax liability
	8/23/13	875	Exercise of stock options
	8/23/13	(2,157)	Sale of common stock
	3/28/14	3,535	Grant of performance-based restricted stock units
	3/28/14	3,125	Grant of restricted stock units
	3/28/14	2,405	Stock Option grant

x

	3/16/15	1,875	Grant of performance-based restricted stock units
	3/16/15	1,180	Stock Option grant

Jean-Michel Valette	5/8/13	15,000	Stock option exercise
	5/14/13	1,337	Vesting of restricted stock award
5/14/13	2,080	Grant of restricted stock award
5/14/13	3,620	Stock Option grant
4/25/14	11,250	Stock option exercise
5/14/14	2,080	Vesting of restricted stock award
5/14/14	3,430	Grant of restricted stock units
5/14/14	2,120	Stock Option grant

Miscellaneous Information Regarding Participants

Except as described in this Annex A or otherwise disclosed in the proxy statement, to the company’s knowledge:

•	No Participant owns any securities of the company of record that such Participant does not own beneficially.

•
No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•
No associate of any Participant owns beneficially, directly or indirectly, any securities of the company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

•
No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company’s last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•
No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Other Information

There are no material proceedings to which any director, officer or affiliate of the company, any owner of record or beneficially of more than 5% of any class of voting securities of the company, or any of their associates is a party adverse to, or has a material interest adverse to, the company or any of its subsidiaries.

APPENDIX

SELECT COMFORT CORPORATION
AMENDED and RESTATED
2010 OMNIBUS INCENTIVE PLAN

Originally Effective May 19, 2010

Amended and Restated Effective March 14, 2013

SELECT COMFORT CORPORATION
2010 OMNIBUS INCENTIVE PLAN

1.	Purpose of Plan.

The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in shareholder value and aligning the interests of such individuals with the interests of its shareholders through opportunities for equity participation in the Company.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires.  Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1           “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including:  (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2           “Annual Award Limit” or “Annual Awards Limits” have the meaning set forth in Section 4.4.

2.3           “Annual Performance Cash Awards” has the meaning set forth in Section 10.1 of this Plan.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.6           “Cause” means (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (d) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.7           “Cash-Based Award” means an Incentive Award made pursuant to this Plan that is denominated and paid in cash.

2.8           “Change in Control” means an event described in Section 17.1 of this Plan.

2.9           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.10         “Committee” means the Management Development and Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted) and (c) “outside directors” within the meaning of Section 162(m) of the Code.  The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan.

2.11         “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of this Plan.

2.12         “Company” means Select Comfort Corporation, a Minnesota corporation, and any successor thereto as provided in Section 23.6 of this Plan.

2.13         “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14         “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of:  (a) ninety (90) days after the beginning of any Performance Period, or (b) twenty-five percent (25%) of any Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.15         “Director” means a member of the Board.

2.16         “Director Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense

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allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.

2.17           “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.18           “Effective Date” means May 19, 2010 or such later date as this Plan is initially approved by the Company’s shareholders.

2.19           “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.20           “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof.  An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period.  An individual will not cease to be an Employee in the case of:  (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.21           “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.22           “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink Sheets LLC, or other

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comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code.  If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest.  No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.23           “Full Value Award” means an Incentive Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.

2.24           “Good Reason” has the meaning set forth in Section 17.2 of this Plan.

2.25           “Grant Date” means the date an Incentive Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.26           “Incentive Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.27           “Incentive Award Agreement” means either:  (a) a written or electronic (as provided in Section 23.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Incentive Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.8) statement issued by the Company to a Participant describing the terms and provisions of such an Incentive Award, including any amendment or modification thereof.

2.28           “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.29           “Individual Performance Goals” has the meaning set forth in Section 10.4 of this Plan.

2.30           “Individual Performance Participants” has the meaning set forth in Section 10.4 of this Plan.

2.31           “Maximum Payout” has the meaning set forth in Section 10.3 of this Plan.

2.32           “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.33           “Non-Employee Director” means a Director who is not an Employee.

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2.34           “Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.35           “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 11.1 of this Plan.

2.36           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.37           “Other Cash-Based Award” means an Incentive Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.38           “Other Stock-Based Award” means an equity-based or equity-related Incentive Award not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.39           “Participant” means an Eligible Recipient who receives one or more Incentive Awards under this Plan.

2.40           “Participation Factor” has the meaning set forth in Section 10.2 of this Plan.

2.41           “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.42           “Performance-Based Compensation” means compensation under an Incentive Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.43           “Performance Goals” mean with respect to any applicable Incentive Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Incentive Award Agreement.

2.44           “Performance Measure Element” has the meaning set forth in Section 13.1 of this Plan.

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2.45           “Performance Measures” mean: (a) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any one or more of the measures described in Section 13.1 of this Plan on which the Performance Goals are based and which measures are approved by the Company’s shareholders pursuant to this Plan in order to qualify Incentive Awards as Performance-Based Compensation; and (b) with respect to any other Incentive Award, any performance measures as determined by the Committee in its sole discretion and set forth in the applicable Incentive Award Agreement for purposes of determining the applicable Performance Goal.

2.46           “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Incentive Award.

2.47           “Plan” means the Select Comfort Corporation 2010 Omnibus Incentive Plan, as may be amended from time to time.

2.48           “Plan Year” means the Company’s fiscal year.

2.49           “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Incentive Award.

2.50           “Prior Plans” mean the Select Comfort Corporation 1990 Omnibus Stock Option Plan (As Amended and Restated), the Select Comfort Corporation 1997 Stock Incentive Plan (As Amended and Restated), the Select Comfort Corporation 2004 Stock Incentive Plan (As Amended and Restated as of January 1, 2007) and the Select Comfort Corporation Executive and Key Employee Incentive Plan.

2.51           “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.52           “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.53           “Retirement,” unless otherwise defined in the Incentive Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce.

2.54           “Securities Act” means the Securities Act of 1933, as amended.  Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

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2.55         “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

2.56         “Stock-Based Award” means any equity-based or equity-related Incentive Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards denominated or payable in shares of Common Stock and Other Stock-Based Awards.

2.57         “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.58         “Target Payout” has the meaning set forth in Section 10.2 of this Plan.

2.59         “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.	Plan Administration.

3.1           The Committee.  The Plan will be administered by the Committee.  The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum.  The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise.  The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Incentive Award granted under this Plan.

3.2           Authority of the Committee.  In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

  (a)           To designate the Eligible Recipients to be selected as Participants;

  (b)           To determine the nature and extent of the Incentive Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in

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tandem with other Incentive Awards, and the form of Incentive Award Agreement, if any, evidencing such Incentive Award;

(c)           To determine the time or times when Incentive Awards will be granted;

(d)           To determine the duration of each Incentive Award;

(e)           To determine the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject;

(f)           To construe and interpret this Plan and Incentive Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Incentive Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(g)           To determine Fair Market Value in accordance with Section 2.22 of this Plan;

(h)           To amend this Plan or any Incentive Award Agreement, as provided in this Plan;

(i)            To adopt subplans or special provisions applicable to Incentive Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which subplans or special provisions may take precedence over other provisions of this Plan;

(j)            To authorize any person to execute on behalf of the Company any Incentive Award Agreement or any other instrument required to effect the grant of an Incentive Award previously granted by the Committee;

(k)           To determine whether Incentive Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(l)            Subject to Section 14, to determine whether Incentive Awards will be adjusted for “dividend equivalents,” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Incentive Award held by such Participant; and

(m)          To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s shareholders.

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3.3           Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee:  (a) designate Eligible Recipients to be recipients of Incentive Awards pursuant to this Plan; and (b) determine the size of any such Incentive Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Incentive Awards granted to an Eligible Recipient who is considered a Covered Employee or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Incentive Awards and total number of each type of Incentive Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Incentive Awards granted pursuant to the authority delegated.

3.4           No Re-pricing.  Notwithstanding any other provision of this Plan other than Section 4.5, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Incentive Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan.  For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

3.5           Participants Based Outside of the United States.  In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee will have no authority, however, to take action pursuant to this Section 3.5:  (i) to reserve shares of Common Stock or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.4; (iii) to grant Options or Stock Appreciation Rights having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.

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3.6           Incentive Award Grants to Non-Employee Directors.  Notwithstanding any other provision of this Plan, all grants of Non-Employee Director Awards will only be granted and administered by a Committee comprised solely of members of the Board who are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

4.	Shares Available for Issuance.

4.1           Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be the sum of:

  (a)           7,500,000 shares; and

  (b)           the number of shares of Common Stock subject to Incentive Awards outstanding under the Prior Plans as of the Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock.

4.2           Restrictions on Incentive Stock Options.  Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 7,500,000 shares.

4.3           Accounting for Incentive Awards.  Shares of Common Stock that are issued under this Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that (a) the total number of shares of Common Stock remaining available for issuance under this Plan will be reduced by 1.15 shares for each share issued pursuant to a Full Value Award or potentially issuable pursuant to a Full Value Award; and (b) the full number of shares of Common Stock subject to a Stock Appreciation Right granted that are settled by the issuance of shares of Common Stock will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right.  Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Incentive Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price of Incentive Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan.  Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the number of shares available for future grant of Incentive Awards.  Any shares of Common Stock related to Incentive Awards granted under this Plan or under any Prior Plans that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, or are settled in cash in lieu of shares of Common Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Incentive

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Awards not involving shares of Common Stock, will be available again for grant under this Plan and correspondingly increase the total number of shares of Common Stock available for issuance under this Plan under Section 4.1 (with such increase in connection with Full Value Awards based on the same ratio specified in clause (a) of the proviso to the first sentence of this Section 4.3).

4.4           Annual Awards Limits.  The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, will apply to grants of Incentive Awards unless the Committee specifically determines at the time of grant that an Incentive Award is not intended to qualify as Performance-Based Compensation under this Plan:

  (a)           The maximum aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights granted to any one Participant in any one Plan Year will be 1,000,000 shares.

  (b)           The maximum aggregate number of shares of Common Stock subject to Restricted Stock Awards and Restricted Stock Units granted to any one Participant in any one Plan Year will be 1,000,000 shares.

  (c)           The maximum aggregate dollar amount or number of shares of Common Stock granted with respect to Performance Awards to any one Participant in any one Plan Year may not exceed $5,000,000 or 1,000,000 shares, determined as of the date of payout.

  (d)           The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.

  (e)           The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.

  (f)            The maximum aggregate amount of shares of Common Stock granted with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 1,000,000 shares, determined as of the date of payout.

4.5           Adjustments to Shares and Incentive Awards.

  (a)           In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2(a) and (b) and the Annual Award Limits set forth in Section 4.4, and (ii) in

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order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Incentive Awards.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

  (b)           Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the limits in Section 4.2(a) and (b) and the Annual Award Limits in Section 4.4, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422 and 424 of the Code, as and where applicable.

4.6           Restrictions on Vesting.  Notwithstanding anything else herein to the contrary, no more than 375,000 shares of Common Stock, in the aggregate, may be granted under this Plan on or after March 14, 2013 (not taking into account awards granted prior to March 14, 2013) subject to (a) Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units granted to Employees under this Plan solely based on continued service of the Employees that become exercisable more rapidly than ratably over a three (3) year period after the Grant Date, except in connection with the death, Disability or Retirement of an Employee or a Change in Control; or (b) Performance Awards granted to Employees under this Plan with a Performance Period of less than one year, except in connection with the death or Disability of an Employee or a Change in Control.

5.	Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Incentive Award Agreement with the Participant.

6.	Options.

6.1           Grant.  An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to

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a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2           Incentive Award Agreement.  Each Option grant will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.  The Incentive Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3           Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4           Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).  Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

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6.5           Payment of Exercise Price.

  (a)           The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion.

  (b)           In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method.  Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 16 of this Plan.

  (c)           For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6           Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Incentive Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Plymouth, Minnesota (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

7.	Stock Appreciation Rights.

7.1           Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

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7.2           Incentive Award Agreement.  Each Stock Appreciation Right will be evidenced by an Incentive Award Agreement that will specify the exercise price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3           Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.

7.4           Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of an SAR that is exercisable in accordance with its terms is prevented by the provisions of Section 19, the SAR will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such SAR.

7.5           Manner of Exercise.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6           Settlement.  Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)           The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share exercise price; by

  (b)           The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7           Form of Payment.  Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 will be made in accordance with the terms of the applicable Incentive Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.

8.	Restricted Stock Awards and Restricted Stock Units.

8.1           Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units.  Restricted Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and

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shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Incentive Award Agreement.

8.2           Incentive Award Agreement. Each Restricted Stock Award or Restricted Stock Unit grant will be evidenced by an Incentive Award Agreement that will specify the type of Incentive Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

8.3           Conditions and Restrictions.  The Committee will impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards or Restricted Stock Units as it deems appropriate, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

8.4           Rights as a Shareholder.  Except as provided in Sections 8.1, 8.5, 8.6 and 18.3 of this Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock.  A Participant will have no voting, dividend, liquidation and other rights with respect to any Restricted Stock Units granted hereunder.

8.5           Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the Incentive Award Agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

8.6           Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent.  Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7           Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 8, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).  Upon

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the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Incentive Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Incentive Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8           Section 83(b) Election for Restricted Stock Award.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code.  The Committee may provide in the Incentive Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9.	Performance Awards.

9.1           Grant.  An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

9.2           Incentive Award Agreement. Each Performance Award will be evidenced by an Incentive Award Agreement that will specify the amount of cash, shares of Common Stock or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

9.3           Vesting.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4           Form and Timing of Performance Award Payment.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Incentive Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the March 15th immediately following the end of the performance period, or earlier than the January 1st preceding such March 15, except to the extent

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that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement.  The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Incentive Award Agreement pertaining to the grant of the award.  Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

10.	Annual Performance Cash Awards.

10.1           Grant.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Participants Incentive Awards denominated in cash in such amounts and upon such terms as the Committee may determine, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).

10.2           Target Payout.  The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) will be determined by the Committee pursuant to Section 13.2 and will be based on a percentage of a Participant’s actual annual base compensation at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last sentence of this paragraph.  The Participation Factors, which are intended to reflect a Participant’s level of responsibility, may be up to 150% for any Participant.  The Chief Executive Officer may approve modifications to the Participation Factor for any Participant who is not a Covered Employee, if such modification is based on level of responsibility.  The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.

10.3           Maximum Payout. The Committee also may establish a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award of up to 300% of the Target Payout in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established.  The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.

10.4           Individual Performance Goals.  At the time an Annual Performance Cash Award is made, the Committee may provide for an increase in the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3) for selected Participants (“Individual Performance Participants”) to reflect the achievement of individual performance goals (“Individual Performance Goals”) established at that time by the Committee.  The Committee will have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s evaluation of the individual’s achievement of the Individual Performance Goals.

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10.5           Payment.  Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the March 15th  immediately following the end of the performance period or earlier than the January 1st preceding such March 15th, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.

11.	Non-Employee Director Awards.

11.1           Automatic and Non-Discretionary Awards to Non-Employee Directors.  The Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

11.2           Shares in Lieu of Director Fees.  A Non-Employee Director may elect to receive shares of Common Stock in lieu of Director Fees by giving written notice of such election to the Company in a form approved by the Committee.  Such an election shall be effective with respect to any such Director Fees payable commencing with the next calendar quarter following the date of the election.  An election to receive payment of Director Fees in the form of shares of Common Stock may be revoked only by a subsequent election to receive payment of Director Fees in cash or to defer such Director Fees pursuant to Section 11.3.  Such an election shall be effective with respect to Director Fees payable commencing with the next calendar quarter following the date of the election.  The number of shares of Common Stock to be paid to a Non-Employee Director pursuant to this Section 11.2 shall be determined by dividing the amount of Director Fees payable by the Fair Market Value of the Common Stock on the date such Director Fees would have been paid in cash but for the Participant’s election to receive payment of such Director Fees in the form of Common Stock.  The amount of any fractional share shall be paid in cash.

11.3           Deferral of Incentive Award Payment.  The Committee may permit a Non-Employee Director the opportunity to defer the grant or payment of an Incentive Award pursuant to such terms and conditions as the Committee may prescribe from time to time.

11.4           Composition of Committee.  For purposes of this Section 11, all references to “Committee” in this Section 11 will mean a Committee that consists solely of directors who are “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

12.	Other Cash-Based Awards and Other Stock-Based Awards.

12.1           Other Cash-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion,

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the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

12.2           Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine.  Such Incentive Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares, and may include Incentive Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.3           Value of Other Cash-Based Awards and Other Stock-Based Awards.  Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee.  The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award.  If the Committee exercises its discretion to establish Performance Goals for any such Incentive Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

12.4           Payment of Other Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Incentive Award, in cash for any Other Cash-Based Award and in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.

13.	Performance Measures.

13.1           Performance Measures.  The Performance Goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be limited to one or more specified objective Performance Measures that are based on the following Performance Measure elements (each, a “Performance Measure Element”):

    (a)        Sales and Revenue Measure Elements:

(i)	Gross Revenue or Sales
(ii)	Sales Allowances
(iii)	Net Revenue or Net Sales
(iv)	Invoiced Revenue or Sales
(v)	Collected Revenue or Sales
(vi)	Revenues from New Products

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(vii)	Bad Debts

  (b)        Expense Measure Elements:
(i)	Direct Material Costs
(ii)	Direct Labor Costs
(iii)	Indirect Labor Costs
(iv)	Direct Manufacturing Costs
(v)	Indirect Manufacturing Costs
(vi)	Cost of Goods Sold
(vii)	Sales, General and Administrative Expenses
(viii)	Operating Expenses
(ix)	Non-cash Expenses
(x)	Tax Expense
(xi)	Non-operating Expenses
(xii)	Total Expenses

  (c)        Profitability and Productivity Measure Elements:
(i)	Gross Margin
(ii)	Net Operating Income
(iii)	EBITDA (earnings before interest, taxes, depreciation and amortization)
(iv)	EBIT (earnings before interest and taxes)
(v)	Net Operating Income After Taxes (NOPAT)
(vi)	Net Income
(vii)	Net Cash Flow
(viii)	Net Cash Flow from Operations

  (d)        Asset Utilization and Effectiveness Measure Elements:
(i)	Cash
(ii)	Excess Cash
(iii)	Accounts Receivable
(iv)	Inventory (WIP or Finished Goods)
(v)	Current Assets
(vi)	Working Capital
(vii)	Total Capital
(viii)	Fixed Assets
(ix)	Total Assets
(x)	Standard Hours
(xi)	Plant Utilization
(xii)	Purchase Price Variance
(xiii)	Manufacturing Overhead Variance

  (e)        Debt and Equity Measure Elements:
(i)	Accounts Payable
(ii)	Current Accrued Liabilities
(iii)	Total Current Liabilities
(iv)	Total Debt

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(v)	Debt Principal Payments
(vi)	Net Current Borrowings
(vii)	Total Long-term Debt
(viii)	Credit Rating
(ix)	Retained Earnings
(x)	Total Preferred Equity
(xi)	Total Common Equity
(xii)	Total Equity

  (f)        Shareholder and Return Measure Elements:
(i)	Earnings per Share (diluted and fully diluted)
(ii)	Stock Price
(iii)	Dividends
(iv)	Shares Repurchased
(v)	Total Return to Shareholders
(vi)	Debt Coverage Ratios
(vii)	Return on Assets
(viii)	Return on Equity
(ix)	Return on Invested Capital
(x)	Economic Profit (for example, economic value added)

  (g)        Customer and Market Measure Elements:
(i)	Dealer/Channel Size/Scope
(ii)	Dealer/Channel Performance/Effectiveness
(iii)	Order Fill Rate
(iv)	Customer Satisfaction
(v)	Customer Service/Care
(vi)	Brand Awareness and Perception
(vii)	Market Share
(viii)	Warranty Rates
(ix)	Product Quality
(x)	Channel Inventory

  (h)        Organizational and Employee Measure Elements:
(i)	Headcount
(ii)	Employee Performance
(iii)	Employee Productivity
(iv)	Standard Hours
(v)	Employee Engagement/Satisfaction
(vi)	Employee Turnover
(vii)	Employee Diversity

Any Performance Measure Element can be a Performance Measure.  In addition, any of the Performance Measure Element(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure Elements to create a Performance Measure.  Any Performance Measure(s) may be used to measure the performance

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of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate.  Any Performance Measure(s) can be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of Performance Goals pursuant to any Performance Measure(s) specified in this Section 13.1.

13.2           Establishment of Performance Goals.  Any Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be granted, and Performance Goals for such an Incentive Award will be established, by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of the Performance Period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

13.3           Certification of Payment.  Before any payment is made in connection with any Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Incentive Award have been achieved.

13.4           Evaluation of Performance.  The Committee may provide in any such Incentive Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:  (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.  To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

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13.5           Adjustment of Performance Goals, Performance Periods or other Vesting Criteria.  Subject to Section 13.6, the Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 3.6 or 4.5(a) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.

13.6           Adjustment of Performance-Based Compensation.  Incentive Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee will retain the discretion to adjust such Incentive Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.7           Committee Discretion.  In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 13.1.

14.	Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Incentive Award, to be credited as of dividend payment dates, during the period between the date the Incentive Award is granted and the date the Incentive Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.  Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Incentive Awards, the vesting of which is based on the achievement of Performance Goals.

15.	Effect of Termination of Employment or Other Service.

15.1           Termination Due to Death or Disability.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

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(a)           All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will become immediately exercisable and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b)           All outstanding Restricted Stock Awards held by the Participant as of the effective date of such termination will become fully vested;

(c)           All outstanding but unpaid Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.  The Committee will consider the provisions of Section 15.6 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed; and

(d)           If the effective date of such termination is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; if the effective date of such termination is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.

15.2           Termination Due to Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement (other than with respect to a Non-Employee Director):

(a)           All outstanding Options (excluding Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such Retirement will, to the extent exercisable as of the date of such Retirement, remain exercisable for a period of one year after the date of such Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options

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and Stock Appreciation Rights not exercisable as of the date of such Retirement will be terminated and forfeited;

(b)           All outstanding Restricted Stock Awards held by the Participant as of the effective date of such Retirement that have not vested as of the date of such Retirement will be terminated and forfeited;

(c)           All outstanding but unpaid Restricted Stock Units, Performance Awards Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such Retirement will be terminated and forfeited; provided, however, that with respect to any such Incentive Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by reason of Retirement prior to the end of the Performance Period of such Incentive Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made with respect to the Participant’s Incentive Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.  The Committee will consider the provisions of Section 15.6 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed; and

(d)           If the effective date of such Retirement is before the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be terminated and forfeited; if the effective date of such Retirement is on or after the end of the Performance Period to which an Annual Performance Cash Award relates, then any such Annual Performance Cash Award held by a Participant will be paid to the Participant in accordance with the payment terms of such Award.

15.3           Termination for Reasons Other than Death, Disability or Retirement.  Unless otherwise expressly provided by the Committee in its sole discretion in an Incentive Award Agreement, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement:

(a)           All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited.

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(b)           All Restricted Stock Awards held by the Participant as of the effective date of such termination that have not vested as of such termination will be terminated and forfeited;

(c)           All outstanding unpaid Restricted Stock Units, Performance Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(d)           All outstanding Annual Performance Cash Awards held by a Participant as of the effective date of such termination will be terminated and forfeited.

15.4           Modification of Rights upon Termination.  Notwithstanding the other provisions of this Section 15, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Non-Employee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee may not take any action not permitted pursuant to Section 13.6; (c) the Committee taking any such action relating to Non-Employee Director Awards will consist solely of “independent directors” as defined in the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted); and (d) any such action by the Committee adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 15.6, 17 or 21).

15.5           Determination of Termination of Employment or Other Service.

(a)           The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)           The change in a Participant’s status from that of a Consultant to that of an Employee will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a Consultant, and such Participant will thereafter be deemed to be an Employee until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a) above).

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(c)           Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)           Notwithstanding the foregoing, if payment of an Incentive Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

15.6           Additional Forfeiture Events.

(a)            Effect of Actions Constituting Cause or Adverse Action.  Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 15.6, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Incentive Award).  The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Incentive Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action.  The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.  Unless otherwise provided by the Committee in an applicable Incentive Award Agreement, this Section 15.6(a) will not apply to any Participant following a Change in Control.

(b)            Forfeiture of Incentive Awards.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of

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misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Incentive Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.  In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award agreement.

16.	Payment of Withholding Taxes.

16.1           General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Incentive Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.  When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

16.2           Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 16.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

17.	Change in Control.

17.1           Change in Control.  For purposes of this Section 17, a “Change in Control” of the Company will mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the Effective Date of this Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not

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the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control will be deemed to have occurred at such time as (x) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors or (y) individuals who constitute the Board on the Effective Date of this Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the Effective Date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be, for purposes of this clause (y), considered as though such person were a member of the Board on the Effective Date of this Plan.

17.2          Good Reason.  For purposes of this Section 17, with respect to any Participant, “Good Reason” will be defined as set forth in any individual agreement applicable to such Participant or, in the case of a Participant who does not have an individual agreement that defines Good Reason, then Good Reason will mean any refusal to accept:

  (a)           a material diminution in the Participant’s base compensation, which for purposes of this Plan will mean a reduction of 10% or more in the Participant’s salary plus target bonus;

  (b)           discontinuation of eligibility to participate in a material long-term cash or equity award or equity-based grant program (or in a comparable substitute program) in which other Participants at a comparable level are generally eligible to participate;

  (c)           any material diminution of authority, duties or responsibilities, including any change in the authority, duties or responsibilities of the Participant that is inconsistent in any material and adverse respect with the Participant’s then-current position(s), authority, duties and responsibilities with the Company or any Subsidiary; provided, however, that “Good Reason” will not be deemed to exist pursuant to this clause (c) solely on account of the Company no longer being a publicly traded entity or solely on account of a change in the reporting relationship of the Participant; or

  (d)           a material change in the geographic location at which the Company requires the Participant to be based as compared to the location where the Participant was based immediately prior to the change, which for purposes of this Plan will mean:

(i)	a relocation that results in an increase in the commuting distance from the Participant’s principal residence to his or her new job location of more than 50 miles, or

(ii)	a relocation that requires the Participant to relocate his or her principal residence;

provided, however, that no Incentive Award  will be cashed out upon the occurrence of Good Reason event or circumstances as defined under the terms of any individual

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agreement applicable to such Participant or as defined in this Section 17.2, unless the event or circumstances constituting Good Reason also constitute “good reason” as determined under Section 409A of the Code.  The payment of any other Incentive Awards in the event of a Participant’s termination for Good Reason will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Notwithstanding the foregoing, however, “Good Reason” will not be deemed to exist as a result of any of the actions stated in clauses (a) or (b) above to the extent that such actions are in connection with an across-the-board change or termination that equally affects at least ninety-five percent (95%) of all Participants.  An act or omission will not constitute a “Good Reason” unless the Participant gives written notice to the Company of the existence of such act or omission within ninety (90) days of its initial existence, the Company fails to cure the act or omission within thirty (30) days after the notification, and actual termination of employment or services occurs within two (2) years of the initial existence of the act or omission.

17.3         Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.5 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Incentive Award Agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award the following provisions will apply:

  (a)           If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Incentive Awards or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (c) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.  The treatment of any other Incentive Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

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 (b)           If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all such Incentive Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

 (c)           If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated (A) without Cause or Adverse Action or (B) by the Participant for Good Reason, in either case within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then (x) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (y) all restrictions and vesting requirements applicable to any Incentive Award based solely on the continued service of the Participant will terminate; and (z) all Incentive Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Incentive Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.  The treatment of any other Incentive Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

 (d)           If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause or Adverse Action within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Incentive Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Incentive Awards, then all rights of the Participant under this Plan and any Incentive Award Agreements evidencing an Incentive Award then held by the Participant will terminate and be forfeited without notice of any kind.

17.4         Alternative Treatment of Stock-Based Awards.  In connection with a Change in Control, the Committee in its sole discretion, either in an Incentive Award Agreement at the time of grant of a Stock-Based Award or at any time after the grant of such an Incentive Award, may determine that any or all outstanding Stock-Based Awards granted under this Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock-Based Award will

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receive for each share of Common Stock subject to such Incentive Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Incentive Award, multiplied by the number of shares of Common Stock subject to such Incentive Award (or in which such Incentive Award is denominated); provided that if such product is zero ($0) or less or to the extent that the Incentive Award is not then exercisable, the Incentive Award may be canceled and terminated without payment therefor; provided, however, that no Stock-Based Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code.  The treatment of any other Stock-Based Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration.  Notwithstanding the foregoing, any shares of Common Stock issued pursuant to a Stock-Based Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Incentive Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.

17.5           Limitation on Change in Control Payments.  Notwithstanding anything in Section 17.3 or 17.4 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 17.3 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 17.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.3 or 17.4 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order:  (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Incentive Awards that constitute deferred compensation under Section 409A of

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the Code, and (iii) finally, among the Incentive Awards that are not subject to Section 409A of the Code.  Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.5 will not apply and any “payments” to a Participant pursuant to Section 17.3 or 17.4 will be treated as “payments” arising under such separate agreement.

18.	Rights of Eligible Recipients and Participants; Transferability.

18.1           Employment.  Nothing in this Plan or an Incentive Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

18.2           No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Incentive Award under this Plan.

18.3           Rights as a Shareholder.  Except as otherwise provided herein, a Participant will have no rights as a shareholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares.

18.4           Restrictions on Transfer.

    (a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

    (b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

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    (c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

18.5           Non-Exclusivity of this Plan.  Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

19.	Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Incentive Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

20.	Deferred Compensation; Compliance with Section 409A.

It is intended that all Incentive Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Incentive Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.  Notwithstanding anything in this Section 20 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no

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amendment to or payment under such Incentive Award will be made except and only to the extent permitted under Section 409A of the Code.

21.	Amendment, Modification and Termination.

21.1           Generally.  Subject to other subsections of this Section 21 and Sections 3.4 and 21.3, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Incentive Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Incentive Award.  The Committee’s power and authority to amend or modify the terms of an outstanding Incentive Award includes the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

21.2           Shareholder Approval.  No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of shares of Common Stock which may be issued or the aggregate value of Incentive Awards which may be made, in respect of any type of Incentive Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price as set forth in Sections 6.3 and 7.3.

21.3           Incentive Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 13.5, 15, 17, 20 or 21.4 of this Plan.

21.4           Amendments to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Incentive Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Incentive Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Incentive Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to any Incentive Award granted under this Plan without further consideration or action.

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21.5           Non-Employee Director Awards.  Notwithstanding any other provision of this Plan to the contrary, no action may be taken with respect to any outstanding Non-Employee Director Award other than by the Committee, which for such actions will consist solely of “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted).

22.	Effective Date and Duration of this Plan.

The Plan is effective as of the Effective Date.  The Plan will terminate at midnight on May 19, 2020, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of this Plan, but Incentive Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

23.	Miscellaneous.

23.1           Usage.  In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

23.2           Unfunded Plan.  Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be.  All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

23.3           Relationship to Other Benefits. No payment under this Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

23.4           Fractional Shares.  No fractional shares of Common Stock will be issued or delivered under this Plan or any Incentive Award.  The Committee will determine whether cash, other Incentive Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

23.5           Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation,

37

administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.  Unless otherwise provided in an Incentive Award Agreement, recipients of an Incentive Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Incentive Award Agreement.

23.6           Successors.  All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

23.7           Construction.  Wherever possible, each provision of this Plan and any Incentive Award Agreement will be interpreted so that it is valid under the applicable law.  If any provision of this Plan or any Incentive Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid.  The remainder of this Plan and the Incentive Award Agreement also will continue to be valid, and the entire Plan and Incentive Award Agreement will continue to be valid in other jurisdictions.

23.8           Delivery and Execution of Electronic Documents.  To the extent permitted by applicable law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Incentive Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Incentive Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

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EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form, available 24 hours.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.

VOTE BY PHONE Call 1-800-337-3503 Have your proxy card in hand when you call and then follow the recorded instructions, available 24 hours.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope we have provided or return it to:
Proxy Tabulator PO Box 9043 Smithtown NY 11787

Please detach at perforation before mailing.

PROXY CARD	SELECT COMFORT CORPORATION 2015 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2015	PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Shelly R. Ibach and Mark A. Kimball (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies, to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Select Comfort Corporation to be held on May 22, 2015, at the Millennium Minneapolis Hotel, 1313 Nicollet Mall, Minneapolis, Minnesota 55403, and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and, in the Proxies’ discretion, as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares at the Annual Meeting of Shareholders.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED ON THE REVERSE SIDE, “FOR” EACH OF PROPOSALS 2, 3, 4 AND 5 SET FORTH ON THE REVERSE SIDE and in the discretion of management with respect to such other business as may properly come before the meeting or any adjournment thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this card. Joint owners should each sign personally. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature and Title, if applicable

Signature (if held jointly)

Date	GSC_26586_032515

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting of Select Comfort Corporation to Be Held on May 22, 2015 at 8:30 a.m. Local Time at the Millennium Minneapolis Hotel, 1313 Nicollet Mall, Minneapolis, MN 55403.
The Proxy Statement and Proxy materials are available at:
www.sleepnumber.com/investor-relations.

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Directors recommends you vote FOR the following:
			FOR	WITHHOLD	FOR ALL
1.	Election of Directors:		ALL	ALL	EXCEPT
	01. Daniel I. Alegre	02. Stephen L. Gulis, Jr. 03. Brenda J. Lauderback	☐	☐	☐

	INSTRUCTIONS:	To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 AND 5.
			FOR	AGAINST	ABSTAIN
2.	Re-approval of the material terms of the performance goals included in the Company’s Amended and		☐	☐	☐
Restated 2010 Omnibus Incentive Plan.

3.	Advisory vote to approve named executive officer compensation.		☐	☐	☐

4.	Advisory vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered		☐	☐	☐
public accounting firm for the fiscal year ending January 2, 2016.

5.	If a quorum is not present or represented at the meeting, approval of any motion proposed by the		☐	☐	☐
Chairman of the Board to adjourn the meeting until a quorum shall be present or represented.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GSC_26586_032515